As filed with the Securities and Exchange Commission on March 27, 2007.

Registration No. 333-137299

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADVANCED BIOENERGY, LLC

(Name of Small Business Issuer in Its Charter)

Delaware	2860	20-2281511
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Address and telephone number of Principal Executive Offices)

Revis L. Stephenson III

Chairman and Chief Executive Officer

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Peter J. Ekberg

Jonathan R. Zimmerman

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Phone: (612) 766-7000

Fax: (612) 766-1600

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Amount of
Securities to Be Registered	Registered	Per Unit	Offering Price	Registration Fee(1)
Membership Units	5,000,000	$20	$100,000,000	$10,700

(1)             Determined pursuant to Section 6(b) of the Securities Act of 1933. This amount has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall have filed a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

We are offering limited liability company membership units in Advanced BioEnergy, LLC, a Delaware limited liability company. This document constitutes the prospectus by which we are offering and selling the units. You should read this entire prospectus and the documents referred to herein carefully in order to fully understand our business, the offering and the units we are offering. Investors should note the following significant risks:

Subject to completion, dated March 27, 2007

ADVANCED BIOENERGY, LLC

a Delaware Limited Liability Company

    , 2007

The securities being offered by Advanced BioEnergy, LLC are
Limited Liability Company Membership Units:

Minimum Offering Amount: $40,000,000	Minimum Number of Units: 2,000,000
Maximum Offering Amount: $100,000,000	Maximum Number of Units: 5,000,000

Offering Price: $20 per Unit
Minimum Purchase Requirement:1,250 Units ($25,000)
Additional Increments: 50 Units ($1,000)

•        Unitholders who are also members of our company have the right to vote and participate in our management as provided in our operating agreement. These voting and participation rights are very limited. Unitholders who violate certain terms of our operating agreement may lose their status as members of our company.

•        Our board of directors has significant discretion as to the use of proceeds in this offering and may choose to use the proceeds in a manner that differs from the manner in which certain of our members would choose to use the proceeds from the offering.

•        We have restricted the ability to transfer units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, which include transfers by gift to the member’s descendants; transfers upon the death of a member; certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and transfers that comply with the “qualified matching services” requirements. Otherwise, no transfer of your units is permitted.

•        There is no public or other market for our securities. We do not anticipate such a market will develop.

•        The offering price of the units has been determined by our board of directors and may not reflect the fair value of the units following the offering. Investors will experience significant dilution in the tangible book value of their units following the offering.

•        Our company is highly leveraged and our assets are not diversified.

•        Unitholders may have tax liabilities in excess of their distributions.

•        Distributions are generally payable at the sole discretion of our board of directors. Cash distributions are not assured, and we may never be in a position to make distributions.

•        We have recently completed the acquisition of a non-controlling interest in Heartland Grain Fuels, L.P. and have agreed to purchase the balance of such interests, subject to certain closing conditions, including approval of members of the holder of the interest to be acquired. There is a risk that we may not be able to complete the acquisition or successfully integrate the operations of Heartland Grain Fuels.

•        We were recently organized and lack significant operating history.

•        The operation of our company involves transactions between our company and certain of our executive officers and directors. See “Certain Relationships and Related Transactions” for additional details.

We are offering the units at a purchase price of $20 per unit. The minimum purchase requirement is 1,250 units for a minimum investment of $25,000. We may lower the minimum purchase requirement for certain investors at our discretion. Additional units may be purchased in increments of 50. The offering will end no later than December 31, 2007. If we sell the maximum number of units prior to December 31, 2007, the offering will end on the date that the maximum number of units has been sold. Investments will be held in escrow until the earliest of (1) our receipt of at least $40.0 million in offering proceeds; (2) December 31, 2007; or (3) our termination or abandonment of the offering. We may also decide to end the offering any time after we have sold units in the offering and prior to December 31, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk (see “Risk Factors” starting on page 11), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our units. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

ANNEXES

A.              Certificate of Formation

B.               Third Amended and Restated Operating Agreement

C.               Subscription Agreement

ii

SUITABILITY OF INVESTORS

Investing in the units involves a high degree of risk, the units have very limited transferability and we have no exit strategy. Accordingly, the purchase of units is suitable only for persons of substantial financial means who have no need for liquidity in their investments, as the units are non-transferable except in limited situations, and can bear the economic risk of loss of any investment in the units. Moreover, we do not expect to pay significant dividends in the near-term; therefore, we are requiring investors to have other sources of income or substantial net worth in order to ensure they are not dependent on distributions on our units for their livelihood. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following suitability tests: (1) you have annual income from whatever source of at least $60,000 and a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. You may be required to provide us with financial statements to demonstrate your suitability for investment. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason.

Each subscriber must make written representations to our company by completing the subscription agreement. In the subscription agreement, an investor must make representations to us concerning, among other things, that he, she or it has received our prospectus and any supplements, agrees to be bound by our operating agreement and understands that the units are subject to significant transfer restrictions.

It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus from our own research, studies conducted by third parties, independent industry associations or general publications and other publicly available information. In particular, we have based much of our discussion of the ethanol industry, including government regulation relevant to the industry and forecasted growth in demand, on information published by the Renewable Fuels Association, the national trade association for the U.S. ethanol industry. Because the Renewable Fuels Association is a trade organization for the ethanol industry, it may present information in a manner that is more favorable to that industry than would be presented by an independent source. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

ETHANOL UNITS

All references in this prospectus to gallons of ethanol are to gallons of denatured ethanol. Denatured ethanol is ethanol blended with approximately 5.0% denaturant, such as gasoline, to render it undrinkable and thus not subject to alcoholic beverage taxes.

iii

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, financial statements and attached annexes before you decide whether to invest.

We are raising a minimum of $40,000,000 and a maximum of $100,000,000 for three purposes: expansion of a current plant in Aberdeen, South Dakota, currently owned and operated by Heartland Grain Fuels, L.P., construction of a 110 million gallons per year dry mill corn-processing ethanol plant to be located near Argos, Indiana, known as the Indiana plant, and plant planning for a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant. Please see the “Summary Use of Proceeds” for more detail on how we intend to allocate funds for these three purposes at the minimum and maximum offering sizes.

THE COMPANY

We were formed on January 4, 2005 and are organized as a Delaware limited liability company. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305. Our telephone number is (866) 794-5424 or (763) 226-2101. We also maintain a corporate office at 137 N. 8th Street, Geneva, Nebraska 68361.

We are engaged in the biofuels business. We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant located near Fairmont, Nebraska, known as the Nebraska plant. We intend to build the Indiana plant and the Minnesota plant, and we are also considering biofuel opportunities in other locations.

Heartland Grain Fuels, L.P. is a Delaware limited partnership formed in 1991. Dakota Fuels, Inc. is the sole general partner of Heartland Grain Fuels with a .818% percentage interest in Heartland Grain Fuels. On November 8, 2006, HGF Acquisition, LLC, a wholly owned subsidiary of our company, purchased all of the limited partnership interests in Heartland Grain Fuels owned by South Dakota Wheat Growers Association, known as SDWG, and Aventine Renewable Energy, Inc., known as Aventine, and all of the common shares of Dakota Fuels owned by SDWG, resulting in HGF Acquisition owning 52.898% of the partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels. The purchase price for the partnership interests owned by these parties in Heartland Grain Fuels and their interests in Dakota Fuels was 1,403,031 units and $8,908,000 in cash. HGF Acquisition also has an agreement to purchase, subject to certain closing conditions, all of the limited partnership interests in Heartland Grain Fuels and the common shares of Dakota Fuels owned by Heartland Producers, LLC, which would result in HGF Acquisition owning 100% of Heartland Grain Fuels and Dakota Fuels, known as the Heartland transaction. The purchase price for these Heartland Grain Fuels and Dakota Fuels interests currently owned by Heartland Producers is 1,228,547 units and $7,794,124 in cash. We are currently entitled to, and have, elected two members to Dakota Fuels’ four-member board of directors. We will not control Heartland Grain Fuels unless and until the final closing is consummated.

Heartland Grain Fuels owns and operates dry mill corn-processing ethanol plants in Aberdeen and Huron, South Dakota, known as the South Dakota plants.

THE SOUTH DAKOTA PLANTS

We currently own approximately 53% of the partnership interests in Heartland Grain Fuels. Heartland Grain Fuels owns and operates a nine million gallons per year dry mill corn-processing ethanol plant in Aberdeen, South Dakota, known as the Aberdeen plant, and a 30 million gallons per year dry mill corn-processing ethanol plant in Huron, South Dakota, known as the Huron plant. Heartland Grain Fuels has an ethanol plant with production capacity of 40 million gallons per year under construction in Aberdeen, South Dakota, adjacent to its existing plant. As of March 1, 2007, soil sub-surface stabilization had begun at the expansion site, existing structures have been relocated to accommodate the expanded facilities and utilities have been installed. The Aberdeen plant expansion is expected to be complete during the first calendar quarter of 2008.

Based on current production capacity, Heartland Grain Fuels anticipates that the Aberdeen and Huron plants will need approximately 3.3 million and 11.1 million bushels of corn per year, respectively, for the production of ethanol. Heartland Grain Fuels will need an additional 14.8 million bushels of corn per year upon completion of the Aberdeen plant expansion. Heartland Grain Fuels has entered into a grain origination agreement with SDWG to provide this corn.

Heartland Grain Fuels sells the ethanol it produces to Aventine pursuant to an ethanol marketing agreement. Under the terms of this agreement, Aventine is required to purchase all of the ethanol produced at Heartland Grain Fuels’ South Dakota plants at a price per gallon determined through a pooling of Heartland Grain Fuels’ and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price. This ethanol marketing agreement will expire on November 30, 2008; however, the agreement automatically renews for successive one-year terms unless terminated by either party upon one year’s prior written notice. Aventine distributes Heartland Grain Fuels’ ethanol by truck and rail.

Heartland Grain Fuels is a party to a by-product marketing agreement with Dakotaland Feeds, LLC, whereby Dakotaland Feeds will market locally the sale of ethanol co-products produced at Heartland Grain Fuels’ plants to third parties for an agreed-upon commission. Dakotaland Feeds distributes Heartland Grain Fuel’s ethanol co-products by truck.

THE NEBRASKA PLANT

We are currently building and plan to operate a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska. We expect the Nebraska plant will annually process approximately 36 million bushels of corn into 100 million gallons of ethanol, 321,000 tons of distillers grains for animal feed and 296,000 tons of carbon dioxide.

The total cost of the Nebraska plant, including the construction of the ethanol plant and start-up expenses, is expected to be approximately $151.6 million. We have entered into a lump-sum design-build agreement with Fagen, Inc. for the design and construction of the Nebraska ethanol plant for a price of $98.0 million (not including approximately $2 million allowance for change orders), with the total price to be adjusted based on agreed-upon changes. We anticipate completion of the Nebraska plant construction in September 2007. We believe we have sufficient cash on hand and debt financing in place to cover construction and related start-up costs necessary to make the Nebraska plant operational.

Once the Nebraska plant is operational, we intend to sell all of the ethanol and distillers grains produced at the facility. There are no current plans to capture and market the carbon dioxide; however, at some point in the future we may decide it is feasible to do so. We have entered into an ethanol fuel marketing agreement with Renewable Products Marketing Group, L.L.C., an experienced ethanol marketer known as RPMG, for the sale of the ethanol produced at the Nebraska plant. RPMG has agreed to market the entire amount of ethanol produced by the Nebraska plant pursuant to a pooling arrangement maintained by the members of RPMG, under which we will pay RPMG $0.01 per gallon for each gallon of ethanol sold by RPMG to the pool for our account. If we do not produce our estimated monthly ethanol production, RPMG may, after obtaining our consent which shall not be unreasonably withheld, purchase ethanol elsewhere to cover the shortfall and charge us for any resulting financial loss or pay us any resulting gain.

We have entered into a distillers grain marketing agreement with Commodity Specialist Company for the sale of the entire distillers grains with solubles output from the Nebraska plant. We have retained the right to independently market our wet distillers grains and modified wet distillers grains and solubles. Under the terms of the agreement, we will receive a price equal to 99% of the actual sale price received by Commodity Specialist Company from its customers, less customary freight costs and minus an amount equal to $0.90 per ton of distillers dried grains with solubles removed from the Nebraska plant.

As of March 1, 2007 the basic site work at the Nebraska plant was substantially completed. Roads have been graded; driers, boilers and economizers have been placed; framing of the office, energy building and process building is underway; the dry distillers grain building is complete; the beer well and four of the fermenter tanks are complete, with the remaining three fermenter tanks being substantially complete; two slurry tanks have been erected; and the foundation for the water treatment building and receiving buildings is complete. The site is accessible for construction operations and material deliveries.

ADDITIONAL ETHANOL PLANTS AND OTHER COMPANY OPPORTUNITIES

We are currently planning to construct a 110 million gallons per year dry mill corn-processing ethanol plant to be located near Argos, Indiana. We have entered into a letter of intent with ICM, Inc. to construct this plant and, assuming successful completion of this offering for the maximum offering amount and obtaining all necessary permits to construct this plant, we intend to have this plant operational during the first calendar quarter of 2009. We are also planning to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota. We have entered into a lump-sum design-build agreement with Fagen, Inc. for the design and construction of the Minnesota plant for a price of approximately $122.5 million, with the total price to be adjusted based on agreed-upon changes. A portion of the proceeds of the offering may be used for further planning of the Minnesota plant. However, we anticipate that we will need to obtain additional equity and debt financing to construct the Minnesota plant.

We are also exploring the possibility of developing and building, or acquiring, one or more additional ethanol plants, as well as other biofuel opportunities. It is possible that we will take advantage of an opportunity that could result in our using equity raised in this offering for development of other projects or acquisitions, issuing additional equity or incurring additional significant debt obligations. If we decide to build one or more additional plants or undertake other projects, we may not be successful in completing these projects or in raising the additional capital necessary to complete these projects. Even if we are successful in building additional plants or starting other projects, the profitability of the operations of those additional plants or other projects will affect the value of your investment in this offering. We are in the preliminary stages of considering and identifying these opportunities.

IMPORTANT NOTICES TO INVESTORS AND RISK FACTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “Risk Factors” beginning on page 11 to read about important risks you should consider before purchasing units. These risks include, but are not limited to, the following:

•       we were a development-stage company and did not generate any significant revenue until our recent acquisition of a 53% interest in Heartland Grain Fuels;

•       our board of directors has significant discretion as to the use of proceeds in this offering and may choose to use the proceeds in a manner that differs from the manner in which certain of our members would choose to use the proceeds from the offering;

•       we have recently completed the acquisition of a non-controlling interest in Heartland Grain Fuels and have agreed to purchase the balance of such interests, subject to certain closing conditions, and there is a risk that we may not be able to complete the acquisition or successfully integrate the operations of Heartland Grain Fuels;

•       cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves and operating expenditures;

•       our future plant operations are subject to construction risks;

•       our operations are subject to fluctuations in the prices of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology and government support and regulations;

•       we are very dependent on Fagen and ICM for the construction, design and technology for our future plants and any loss of our relationships with Fagen and ICM may cause us to delay or abandon the projects;

•       conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•       the units are subject to a number of transfer restrictions and no public market exists for our units and none is expected to develop;

•       members’ voting rights are limited and we are managed by a board of directors and officers; and

•       we may elect to modify, terminate or abandon the offering prior to receiving sufficient funds to fully capitalize the Indiana plant.

No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors in the units.

In making an investment decision, investors must rely upon their own examination of the entity issuing the units and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, there are substantial restrictions on the transferability of the units within federal and state securities laws and the operating agreement to which the units are subject. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and its representatives, if any, are invited to ask questions of our authorized representatives concerning the terms and conditions of this offering, our company, our business and other relevant matters. We will provide the requested information to the extent that we possess this information or can acquire it without unreasonable effort or expense. Prospective purchasers or their representatives having questions or desiring additional information should contact us at (866) 794-5424 or (763) 226-2701 or at our current business address: Advanced BioEnergy, LLC, 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.

THE OFFERING

We are offering a maximum of 5,000,000 units at a purchase price of $20 per unit. You must purchase a minimum of 1,250 units to participate in the offering. We may lower the minimum purchase requirement for certain investors at our discretion. You may purchase additional units in increments of 50 units. The purposes of this offering are (a) to raise $36.0 million to partially fund the 40 million gallons per year expansion of the Aberdeen plant, (b) to raise $55.0 million to partially fund construction of the Indiana plant, (c) to raise up to approximately $8.2 million to fund continued planning for the Minnesota plant, as well as working capital and (d) to raise $.8 million to fund offering expenses. Investments will be held in escrow until the earliest of (1) our receipt of $40.0 million in offering proceeds; (2) December 31, 2007; or (3) our termination or abandonment of the offering.

Summary of Use of Proceeds

	Minimum (2.0 Million Units)	Maximum (5.0 Million Units)
Aberdeen Plant Expansion	$36,000,000	$36,000,000
Indiana Plant Construction	—	55,000,000
Minnesota Plant Planning and Working Capital	3,188,300	8,188,300
Offering Expenses(1)	811,700	811,700
Total	$40,000,000	$100,000,000

(1)          Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fees	$10,700
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$811,700

We currently do not control Heartland Grain Fuels or Dakota Fuels, the general partner of Heartland Grain Fuels. Our current plan is to invest $36.0 million of proceeds from this offering in the Aberdeen plant expansion. However, we currently do not have approval of the board of Dakota Fuels or, if necessary, the senior lender to Heartland Grain Fuels, to make this investment.

We have obtained from Kruse Investments a $5 million loan due July 1, 2007, secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. We have loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

We do not anticipate using the proceeds from this offering to construct the Minnesota plant and anticipate raising additional equity capital and/or debt if we construct the Minnesota plant, which may affect your interest in our company.

Units outstanding after the offering (assuming the minimum number of units are sold in the offering)	10,613,481 units
Units outstanding after the offering (assuming the maximum number of units are sold in the offering)	13,613,481 units
Offering price	$20 per unit

The number of units outstanding after this offering is based on 8,613,481 units outstanding as of March 1, 2007 and includes (a) 125,000 restricted units issued pursuant to a project development fee agreement, (b) 39,000 restricted units issued to an entity affiliated with Revis L. Stephenson III pursuant to a restricted unit agreement and (c) 5,850 restricted units issued to an entity affiliated with Donald E. Gales pursuant to a restricted unit agreement, all of which are subject to forfeiture to our company in certain circumstances. The table above excludes the following:

•       an estimated 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement;

•       30,000 restricted units to be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement;

•       1,228,547 units to be issued to Heartland Producers at the second closing of the Heartland transaction; and

•       up to 300,150 additional units that may be issued to entities affiliated with Revis L. Stephenson III and Donald E. Gales pursuant to restricted unit agreements.

In reliance upon the safe harbor provided by Rule 3a4-1 of the Securities Exchange Act of 1934, we will be offering our units through Donald E. Gales, our chief operating officer and president, Richard Peterson, our chief financial officer, Bill Paulsen, the vice president of production of our company and the general manager of Heartland Grain Fuels, and Tom Ravencroft, a director of our wholly owned subsidiary Indiana Renewable Fuels, LLC. These individuals are not registered broker-dealers under Section 15 of the Securities Exchange Act of 1934 or under similarly applicable state laws. We anticipate these individuals will sell our units in this offering, without the use of an underwriter. We will not pay commissions to these individuals for these sales. These individuals are not professional salespersons and have other duties and responsibilities with our company. We have registered as an Issuer-Dealer in Nebraska and Richard Peterson is our registered Issuer-Dealer agent in the state. We have submitted applications to register as agents in certain other states listed in our subscription agreement that require officers of an issuer offering our units to register as agents. Investors are encouraged to discuss a potential purchase with their own financial advisors before investing.

Certain of our directors, other than Dale Locken, are considered promoters of our company, because they took initiative in organizing our current business. Our then-current directors previously participated as promoters in connection with our 2005 private placement of units. The primary purpose of that private placement was to raise seed capital to start our business. In that offering, we raised a total of $1.5 million from 14 investors, eight of whom are currently either directors or affiliates of our directors. Following completion of our seed capital private placement, we paid Revis L. Stephenson III and Robert W. Holmes a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company pursuant to a project development fee agreement. These 125,000 units are subject to certain restrictions on ownership including a lock-up agreement impairing the transfer of these units until May 10, 2008. Mr. Stephenson may be entitled under this agreement to additional units, currently estimated at 26,580, for up to 1% of the difference between $1.25 million and the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds $1.25 million.

Our directors, other than Dale Locken, previously participated as promoters in connection with our public offering of units that closed in March 2006. The primary purpose of that offering was to raise capital to fund construction of the Nebraska plant. In that offering, we raised a total of $60.5 million from 748 investors, out of a maximum $67.3 million in aggregate offering price of units offered. No underwriting or other commissions were paid to our directors (or others) in connection with this offering. To date, the proceeds have been invested primarily in the construction of our Nebraska plant, as well as for the acquisition of Indiana Renewable Fuels, LLC, the acquisition of approximately 53% of the partnership interests in Heartland Grain Fuels and general operating expenses.

OUR FINANCING PLAN

Our lump-sum design-build agreement with Fagen provides that the Nebraska plant currently under construction will cost $98.0 million (not including approximately $2 million allowance for change orders), excluding any additional change orders we may approve. We expect that costs and expenses incidental to construction of the Nebraska plant, together with start-up inventories and working capital, will cost an additional $51.6 million, for a total project completion cost of approximately $151.6 million. We believe that we have sufficient cash and adequate debt financing in place to complete construction of the Nebraska plant, including incidental expenses.

We expect that costs and expenses of constructing the 40 million gallons per year plant expansion in Aberdeen, South Dakota, along with the costs and expenses incidental to construction of this plant, together with start-up inventories and working capital, will total approximately $78.0 million, of which approximately $15.0 million had been paid as of March 1, 2007. We intend to fund these expenses through a combination of new equity of our company and debt financing. We intend to raise $36.0 million in this offering to fund the equity portion of these expenses. If we receive proceeds from the offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from the offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment is subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. Our wholly owned subsidiary HGF Acquisition has borrowed $5 million from Kruse Investments. This loan will be due on July 1, 2007 and is secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. We have loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan. Assuming we raise at least $40.0 million in this offering, we believe that we will have sufficient cash and debt financing to fully capitalize the Aberdeen plant expansion. Any investment by us in Heartland Grain Fuels is subject to approval by the Dakota Fuels board and may be subject to approval by the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive the necessary approvals the Aberdeen expansion may be delayed or may not proceed. See “Estimated Sources of Funds.”

We expect that costs and expenses of constructing the Indiana plant, together with start-up inventories and working capital, will total approximately $175.0 million. We intend to raise $55.0 million in this offering to fund the equity portion of these expenses. Depending on the level of equity raised in this offering and the amount of any grants we may be awarded, we believe we will need to obtain significant senior and subordinate debt financing and government incentives to fully capitalize the Indiana plant. See “Estimated Sources of Funds.” There are no assurances that we will be able to obtain the necessary equity financing, debt financing, other financing, grants or government incentives sufficient to capitalize the Indiana plant.

Our lump-sum design-build agreement with Fagen provides that our costs of construction under the agreement for the proposed Minnesota plant will be approximately $122.5 million, subject to adjustments. We anticipate additional construction and start-up costs for the Minnesota plant and do not at this time have a total project cost estimate for the Minnesota plant. We anticipate that we will need to conduct another equity financing to raise sufficient funds to construct the Minnesota plant. Construction of the Minnesota plant will also require significant debt financing or other forms of financing to complete construction. At this time, we have not secured any financing for construction of the Minnesota plant.

FINANCIAL INFORMATION

We were a development-stage company with no operating history and no revenues until our recent acquisition of a 53% interest in Heartland Grain Fuels. Please see “Selected Financial Data for Advanced BioEnergy” and “Selected Financial Data for Heartland Grain Fuels” for summaries of our finances and our financial statements and those of Heartland Grain Fuels included with this prospectus.

MEMBERSHIP AND OUR OPERATING AGREEMENT

If you purchase units in this offering, you will become a member in our company upon approval by our board of directors and your written agreement to be bound by our operating agreement, which is attached as annex B. Our operating agreement governs our company, our board of directors and our members. Each member has one vote per unit owned. Members may vote on a limited number of issues, such as dissolving our company, amending the operating agreement and electing future directors.

As a unitholder, you will have a capital account to which your contributions will be credited. Liquidating distributions from our company will be paid to unitholders in proportion to their respective capital account balances. We will increase unitholders’ capital accounts by the holders’ allocated share of our profits and other applicable items of income or gain. We will decrease capital accounts by the holders’ share of our losses and other applicable items of expenses or losses and any distributions that are made. Generally, we will allocate our profits and losses based upon the ratio each unitholder’s units bear to total units outstanding. At the time units are issued in the offering, the capital accounts of existing members will be adjusted so that the capital accounts of all members (i.e., existing members and new members acquiring units in the offering) are equal.

The transfer of units is restricted by our operating agreement to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Generally, unless a transfer is permitted under our operating agreement or by operation of law, such as upon death, units cannot be transferred without the prior written approval of a majority of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include transfers by gift to the member’s descendants; transfers upon the death of a member; certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and transfers that comply with the “qualified matching services” requirements. Your investment in our company may never be liquid.

We are treated as a partnership for federal income tax purposes. As such, we do not pay any federal income taxes at the company level and instead allocate net income to unitholders. Our unitholders must then include that income in their taxable income. This means that each unitholder must pay taxes upon the allocated shares of our income regardless of whether we make a distribution in that year. Our unitholders may be able to deduct their allocated share of any loss. However, this is subject to a number of rules that may restrict an investor’s ability to deduct the loss, including rules related to at-risk and passive losses and basis.

Although we currently have no plans to do so, we may elect to reorganize as a corporation rather than a limited liability company, which would result in our company being taxed as a C corporation. The tax consequences of the conversion will depend on how the conversion is implemented. Individual unitholders will be forced to convert their units into corporation shares if the majority of members constituting a quorum at a meeting elect to effect a conversion. If we convert to a corporation, no profits will be allocable to investors, there will be no tax liability to our shareholders unless we pay a dividend and our company, as a result, would not make tax distributions to our shareholders with respect to these allocable profits. See “Federal Income Tax Consequences of Owning Our Units.”

MANAGEMENT

Our operating agreement provides that we are managed by our board of directors. Our board of directors currently consists of nine individuals. We have a classified board consisting of three classes, with all directors serving staggered three-year terms.

Directors are elected by plurality vote of the members, which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors. Nominations for directors may be made by a nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board of directors by giving advance written notice to our company with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unitholders representing at least 5% of our outstanding units and must be delivered to the secretary of the company not less than 60 nor more than 90 days prior to the first day of the month corresponding to the previous year’s annual meeting.

DISTRIBUTIONS TO UNITHOLDERS

We have not made any cash distributions since our inception, and we do not intend to declare any cash distributions until after we satisfy any loan covenants required by our lenders. Subject to loan covenants and restrictions, we intend to distribute our net cash flow as described in our operating agreement to holders of our units in proportion to their units held. By net cash flow, we mean our gross cash proceeds received, less any portion that our board of directors, in its sole discretion, shall determine should be used to pay or establish reserves for our expenses, debt obligations, capital improvements, replacements and contingencies.

SUBSCRIPTION PERIOD

We will accept subscriptions at any time prior to the earliest to occur of: (1) our acceptance of subscriptions for units equaling the maximum amount of $100.0 million; (2) December 31, 2007; or (3) our termination or abandonment of the offering. We reserve the right to cancel, modify or extend the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units (other than the financial suitability requirements).

SUBSCRIPTION PROCEDURES

Before purchasing any units, investors must:

•       read and complete the subscription agreement included as annex C to this prospectus;

•       draft a check payable to “Fidelity Bank fbo Advanced BioEnergy, LLC” in the amount of not less than 20% of the amount due for which subscription is sought, which amount will be deposited in the escrow account;

•       sign a full recourse promissory note and security agreement under which you will be liable for the remaining balance of the purchase price and if you do not timely repay the indebtedness upon the terms agreed, we will seek to recover the indebtedness plus interest plus any amounts we spend to collect the balance, including attorneys’ fees; and

•       deliver to us these items and an executed copy of the signature page to our operating agreement.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $40.0 million, you will be required to pay the full purchase price immediately upon subscription.

All funds paid by subscribers will be held in escrow by Fidelity Bank until such time as certain conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equal or exceed the minimum offering amount of $40.0 million and (2) our board of directors accepts subscriptions for at least $40.0 million in proceeds. The amount of subscription proceeds in the escrow account will be determined based on cash placed in the account regardless of the amount subscribed for by investors or amounts represented by outstanding promissory notes. Once these conditions are satisfied, we will give you written demand for payment and you will have 10 days to pay the balance of the purchase price. In all events, written notice will be delivered on or prior to December 21, 2007, which means that the balance of the purchase price must be received by us on or before December 31, 2007. If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment and the offering has not yet been terminated, you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase.

Subscriptions meeting the suitability requirements will be accepted in the order of receipt. Once we accept your subscription and the conditions of escrow are satisfied, we will deliver to you a certificate evidencing the units purchased. Your subscription may not be revoked after it is accepted by our board of directors.

The funds received from subscribers will be returned if the minimum offering amount is not met. Also, our creditors will not have access to the escrowed funds until they have been released to us, funds in the escrow account will bear interest, and if funds are returned to subscribers from the escrow account, they will be returned with interest without deduction for expenses.

In the subscription agreement, an investor must make representations to us concerning, among other things, that the investor has received our prospectus, annexes and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription agreement also requires information about the nature of an investor’s desired ownership, state of residence and taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully and in its entirety.

We have registered as an Issuer-Dealer in Nebraska and have a registered Issuer-Dealer agent in the state. We have submitted applications to register as agents in certain other states listed in our subscription agreement that require officers of an issuer offering our units to register as agents.

RISK FACTORS

The purchase of units involves substantial risks, and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

RISKS RELATED TO OUR BUSINESS

We were a development-stage company and until recently had no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and until the first closing of the Heartland transaction had no history of operations. We cannot provide assurance that we can manage the Heartland Grain Fuels operations or our start-up activities effectively, and any failure to manage the Heartland Grain Fuels operations or to complete these start-up activities effectively could delay the commencement of the Aberdeen plant expansion or our other plant operations. A delay in these start-up operations is likely to further delay our ability to generate adequate revenue to satisfy our debt obligations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We anticipate a period of significant growth, involving the construction and start-up of operations of the ethanol plants and the expansion of the Aberdeen plant. This period of growth and the start-up or expansion of the ethanol plants is likely to present substantial challenges to us. If we fail to manage our start-up effectively, you could lose all or a substantial part of your investment.

We may not be able to develop or expand our business as planned.

We plan to grow our business by investing in new or existing ethanol plants. We have an approximately 53% ownership interest in a partnership that owns two existing ethanol plants, the Aberdeen and Huron plants, and has begun building an additional plant adjacent to its current Aberdeen plant. Constructing ethanol plants is subject to a number of risks, any of which could prevent us from commencing operations at a particular plant as expected or at all, including zoning and permitting matters, site suitability, adverse weather, defects in materials and workmanship, labor and material shortages, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties. Moreover, we will need substantial additional capital to expand our business, but we may not obtain this needed capital or it may not be available to us on acceptable terms. If we are not able to develop or expand our business as planned, the value of your investment will decline and may become worthless.

We have little to no experience in the ethanol industry, which increases the risk of our inability to expand, build and operate the ethanol plants.

Our current board of directors and management team are experienced in business generally but few have any experience in raising capital from the public, operating ethanol plants or governing and operating a public company. With the exception of Dale Locken, who was recently appointed to our board as a representative of SDWG, no members of our board of directors have expertise in the ethanol industry. Revis L. Stephenson III, our chief executive officer, and Richard Peterson, our chief financial officer, also have no prior experience in the ethanol industry. In addition, certain directors are presently engaged in other activities that impose substantial demands on their time and attention. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors and current management team.

We will depend on Fagen, Inc. and ICM, Inc. for expertise in beginning operations in the ethanol industry and any loss of these relationships could cause us delay and added expense, placing us at a competitive disadvantage.

We will be dependent on our relationships with Fagen, Inc., ICM, Inc. and their employees. Any loss of these relationships may prevent us from commencing operations at the proposed plants, including the Aberdeen plant expansion, and result in the failure of our business. The time and expense of locating new consultants and contractors to replace Fagen and ICM would result in unforeseen expenses and delays, which may reduce our ability to generate revenue and obtain profitability and may significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as the design-build agreements for the Indiana and Minnesota plants, ethanol and distillers grains marketing agreements and utility supply agreements, or if the final agreements are unfavorable when compared to what we currently anticipate, our projects may fail or be harmed in ways that reduce the value of your investment.

You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed and plans that have not been implemented. In some instances these documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

Our existing debt financing agreements contain, and our future debt financing agreements may contain, restrictive covenants that limit distributions and impose restrictions on the operation of our business. Our failure, or the failure of any of our subsidiaries, to comply with applicable debt financing covenants and agreements could have a material adverse effect on our business, results of operations and financial condition.

We will need a significant amount of additional debt financing to complete our projects and operate our ethanol plants following construction, but we may not be able to obtain additional debt financing on acceptable terms or at all. The use of debt financing makes it more difficult for us to operate because we must make principal and interest payments on the indebtedness and abide by covenants contained in our debt financing agreements. The level of our debt may have important implications on our operations.

The terms of our existing debt financing agreements contain, and any future debt financing agreement we enter into may contain, financial, maintenance, organizational, operational and other restrictive covenants. If we are unable to comply with these covenants or service our debt, we may lose control of our business and be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business, results of operations and financial condition. Our debt arrangements may also include subordinated debt, which may contain even more restrictions and be on less favorable terms than our senior debt. To secure subordinated debt, we may have to give the lender warrants, put rights, conversion rights, the right to take control of our business in the event of a default or other rights and benefits as the lender may require. This could further dilute your ownership interest in us.

Our debt financing arrangements and those of our subsidiaries contain cross-acceleration and cross-default provisions. Under these provisions, a default or acceleration of one debt agreement will result in the default and acceleration of our other debt agreements (regardless of whether we were in compliance with the terms of such other debt agreements), providing the lenders under such other debt agreements the right to accelerate the obligations due under such other debt agreements. Accordingly, a default, whether by us or any of our subsidiaries, could result in all or a portion of our outstanding debt becoming immediately due and payable.

For a description of our existing debt arrangements, see “Management’s Discussion and Analysis and Plan of Operation for Advanced BioEnergy—Liquidity and Capital Resources,” and “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels—Liquidity and Capital Resources.”

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to primarily consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other potential sources of revenue. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of ethanol and distillers grains because we do not currently expect to have any other lines of business or alternative revenue sources.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations.

Our operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and our past results do not necessarily indicate our future performance.

We are dependent on certain key personnel, and the loss of any of these persons may prevent us from implementing our business plan in an effective and timely manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, including operational executives. Any loss or interruption of the services of one or more of our executive officers or these key personnel could result in our inability to manage our operations effectively or pursue our business strategy.

RISKS RELATED TO THE HEARTLAND TRANSACTION

We are relying on the members of Heartland Producers to approve the combination with Heartland Grain Fuels.

Our business strategy includes growth through acquisitions. On November 7, 2006, we entered into a partnership interest and stock purchase agreement, known as the first purchase agreement, with Heartland Producers for the purchase of 100% of its partnership interests in Heartland Grain Fuels, a company with two fuel-grade ethanol production facilities and total annual output of 39 million gallons of ethanol per year. As a condition to closing on the sale of its interest in Heartland Grain Fuels, the Heartland Producers members must first approve the combination. If the members do not approve the combination, Heartland Producers will remain a limited partner in Heartland Grain Fuels and will still control 49% of the stock of Dakota Fuels, Inc., the general partner of Heartland Grain Fuels. Should the members of Heartland Producers fail to approve the transaction, we will be a majority owner in, but will not control, Heartland Grain Fuels.

We do not control the board of Dakota Fuels, the general partner of Heartland Grain Fuels; therefore, we can not be assured that Heartland Grain Fuels will act in our best interest or take actions that are consistent with the wishes of our designees to the board of directors of Dakota Fuels.

Heartland Grain Fuels is managed by its general partner, Dakota Fuels, which is managed by its board of directors. We currently have the right to designate two directors to the four member board of directors. The remaining two directors are designated by Heartland Producers. If the members of Heartland

Producers do not approve the Heartland transaction, we have agreed with Heartland Producers to take all necessary action to expand the board and appoint a fifth independent director who is acceptable to each of us, but it is possible that we will not be able to reach agreement on a fifth director or recruit or retain a fifth director.

If we are not able to recruit or retain a fifth director, there is the possibility that there could be deadlocks on the board of Dakota Fuels, which could adversely affect Heartland Grain Fuel’s business and operations. If a fifth director is appointed, actions could be taken by the board of Dakota Fuels that are not supported by our designees to the board. For example, the board of Dakota Fuels may not accept our proposed investment or accept it on terms that are not as favorable as those we propose or the board may choose not to distribute cash from the profits of Heartland Grain Fuels to the partners. Any of these actions or other actions of Dakota Fuels may decrease the value of our investment in Heartland Grain Fuels, which ultimately may have a material adverse effect on our business, results of operations and profitability.

We may have unanticipated liabilities or have negotiated terms that prove to be unfavorable in connection with the Heartland transaction.

Notwithstanding our review and investigation into Heartland Grain Fuels at the time we entered into the agreement to acquire the partnership interests in Heartland Grain Fuels, we had limited knowledge about Heartland Grain Fuels, including its specific operating history and financial condition. No assurance can be given that we paid a reasonable price for Heartland Grain Fuels, or that we negotiated appropriate contractual terms, including seller representations and warranties. To the extent that we must pay for significant unanticipated obligations of Heartland Grain Fuels, we could be materially and adversely affected, which would negatively impact the value of your investment.

The Heartland transaction may adversely affect our financial results.

We are accounting for the acquisition of the interest in Heartland Grain Fuels using purchase accounting. As a result, we have acquired substantial goodwill and will be subject to impairment testing under GAAP. We may be required to take non-recurring charges, including write downs of significant amounts of intangible assets with indefinite lives or goodwill. Our business, results of operations and financial condition may be harmed by such charges.

The pro forma adjustments reflected in the pro forma financial information included in “Unaudited Pro Forma Consolidated Financial Information” are based on certain estimates and assumptions as of September 30, 2006. The actual adjustments upon the consummation of the second closing of the acquisition will depend on a number of factors, including changes in the estimated fair value of net assets and the measurement date for purposes of measuring the fair value of the units issued as consideration to effect the acquisition. Therefore, the actual adjustments may be different from the adjustments made to prepare the unaudited pro forma consolidated financial information, and such differences may be material.

RISKS RELATED TO OUR FINANCING PLAN

The growth of our business will be dependent upon the availability of adequate capital.

The growth of our business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by our business and the availability of equity and debt financing. To date, we have relied on equity capital and debt financing to commence construction of the Nebraska plant. Heartland Grain Fuels also has significant indebtedness. We cannot assure you that our operations will generate positive cash flow or that we will be able to obtain equity or debt financing necessary to complete, or even to start, our other projects on acceptable terms or at all.

We may not obtain the debt financing necessary to construct and operate the ethanol plants, which could result in the failure of these projects and our company.

In addition to the equity raised in this offering and the amount of any grants we may be awarded, we will need to obtain significant debt financing to fund the remaining costs of the Aberdeen plant expansion and fully capitalize the Indiana plant and substantial additional equity and debt financing in order to fully capitalize the Minnesota plant. We have entered into loan agreements establishing senior credit facilities for construction of the Nebraska plant and Heartland Grain Fuels has entered into loan agreements establishing senior credit facilities for a portion of the Aberdeen plant expansion, but these lenders are only obligated to lend the funds for construction if certain conditions are satisfied. We have no commitments for debt financing for the Indiana plant or the Minnesota plant. To the extent that we cannot obtain adequate financing, we will be unable to complete our current expansion and construction plans, which will cause the value of an investment in our company to decline.

We have borrowed $5 million to fund expenses relating to the Aberdeen plant expansion, secured by our ownership interest in Heartland Grain Fuels and Dakota Fuels. If we are unable to repay this loan when due, we may lose our ownership interest in Heartland Grain Fuels and Dakota Fuels.

Our wholly owned subsidiary HGF Acquisition has obtained from Kruse Investments a $5 million loan due July 1, 2007 in order to partially finance the expansion of the Aberdeen facility. This loan is secured by a pledge of all of our ownership interest in Heartland Grain Fuels and Dakota Fuels. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay the loan. If we default under the loan, the lender would be able to foreclose on the pledge of our ownership interest in Heartland Grain Fuels and Dakota Fuels. If that happens, we would no longer be able to consider Heartland Grain Fuels as part of our business.

If we do not raise sufficient funding in this offering, it is unlikely we will complete the Aberdeen plant expansion or construct the Indiana plant.

We estimate that we will need at least $36.0 million in equity funding to complete the Aberdeen plant expansion, $55.0 million in equity funding to build the Indiana plant and substantial additional equity funding to build the Minnesota plant. While we are not seeking to raise sufficient funds to build the Minnesota plant in this offering, there can be no assurance that we will raise a sufficient amount in this offering to complete the Aberdeen plant expansion or construct the Indiana plant. If we fail to raise the required amounts, it is unlikely that we will locate other sources of capital that will allow us to complete the Aberdeen plant expansion or construct the proposed plants.

RISKS RELATED TO CONSTRUCTION OF THE ETHANOL PLANTS

We are and expect to be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build our plants.

We have entered into agreements with Fagen to design and build the Nebraska and Minnesota plants and a letter of intent with ICM for construction of the Indiana plant. Heartland Grain Fuels has entered into a design-build agreement with ICM for the Aberdeen plant expansion. We expect to enter into a definitive design-build agreement with ICM for the Indiana plant. Fagen will use ICM technology in the Nebraska and Minnesota plants. Therefore, we expect to be highly dependent upon Fagen and ICM for their expertise within the ethanol industry, and any loss of our relationship with either company could place us at a competitive disadvantage. We will depend on Fagen and ICM for timely completion of the plants; however, their involvement with other projects could delay the commencement and start-up operations of our projects. If either company were to terminate its relationship with us, we might not be able to secure a suitable replacement and our business would be materially harmed.

We may need to increase cost estimates for construction of the ethanol plants, and these increases could result in devaluation of our units if ethanol plant construction requires additional capital.

Initially, we expected the Nebraska plant to cost approximately $142.0 million and the Indiana plant to cost approximately $165.0 million, each including start-up and development costs. The costs for each of these plants have increased significantly. These cost increases are primarily attributable to increased site development, organizational and construction costs and additional working capital to properly finance operations. Change orders or changes in indexed costs such as steel, wood and concrete could result in further cost increases. Advances and changes in technology may require changes to our current plans in order to remain competitive. We may determine that it is necessary to change the design of the plants in order to implement new technology. Any significant increase in the estimated construction cost of the new or expanded plants could delay our ability to generate revenues from these plants and reduce the value of our units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its by-products are similarly delayed.

We currently expect our Nebraska plant to be operating in September 2007, the Aberdeen plant expansion to be completed in the first calendar quarter of 2008 and our Indiana plant to be operating in the first calendar quarter of 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions or other events that delay the construction schedule. Changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol or these projects could cause construction and operational delays. If it takes longer to construct the plants than we anticipate, it would delay our ability to generate revenue from them and make it difficult for us to meet our debt service obligations. This will likely reduce the value of our units.

Defects in plant construction could result in devaluation of our units if our plants do not produce ethanol and its by-products as anticipated.

There is no assurance that defects in materials and/or workmanship in the plants will not occur. Under the terms of our design-build agreements with Fagen and ICM, we have (and anticipate having in future design-build agreements) warranties that are limited in scope. We will be relying on our design-build contractors to satisfy their warranties, and these warranties may not provide adequate recourse if there are defects in materials and/or workmanship. Notwithstanding any warranties, defects in material or workmanship may still occur and could delay the commencement of operations, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plants’ operation. Halting or discontinuing plant operations could delay our ability to generate revenues from these plants and reduce the value of our units.

The Indiana and Minnesota plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue from these plants.

We have not completed environmental studies of the land that we intend to use to build the Indiana and Minnesota plants. We may determine that this land contains environmental hazards that will make construction costly or impossible, which could lead us to suspend development or construction of the plants or require us to purchase more expensive land on which to build the plants. The presence of a hazardous condition will likely delay construction of a plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen or ICM will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenue from these plants and reduce the value of our units.

Any delay or unanticipated cost in providing rail infrastructure to the plants could significantly impact our ability to operate the plants.

We do not have an approved rail plan to cover the increased shipments that will be generated by the Aberdeen plant after the expansion is complete. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plant since we expect to ship most or all of our ethanol and distillers grains by rail. As a result, the value of your investment could decline.

Similarly, access to the proposed Indiana and Minnesota sites by rail service is critical to the success of these plants. Any delay in obtaining rail access, or inability to obtain rail access, could significantly impact our ability to operate those plants.

If we were not able to obtain the required zoning to build at the proposed site for the Minnesota plant, we may not be able to proceed with that plant.

Our proposed site for the Minnesota plant may need to be rezoned. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code. If we are not able to have the land rezoned, we will not be able to build the Minnesota plant at its proposed site and will attempt to find other locations to build the plant; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed site rezoned.

Lack of a completion bond or other performance guaranty for construction of our Nebraska plant or the Aberdeen plant expansion could lead to potentially adverse effects and reduce the value of your investment.

Completion bonds or performance guaranties are not required under the terms of the financing arrangements for the Aberdeen plant expansion or the Nebraska plant. While we believe we have sufficient cash on hand and debt financing in place to cover construction and related start-up costs for the Nebraska plant and that the minimum offering proceeds will be sufficient to capitalize the Aberdeen plant expansion, there is no guaranty of the completion of either facility and the lack of any completion bond or other performance guaranty could have an adverse effect on your investment.

RISKS RELATED TO ETHANOL PRODUCTION

We may have difficulty obtaining enough corn to operate the plants profitably.

There may not be an adequate supply of corn produced in the areas surrounding our plants to satisfy our requirements. Even if there is an adequate supply of corn and we make arrangements to purchase it, we could encounter difficulties finalizing the sales transaction and securing delivery of the corn. If we do not obtain corn in the quantities we plan to use, we may not be able to operate our plants at full capacity. If the price of corn in our local markets is higher than the national average, our profitability may suffer and we may incur significant losses from operations. As a result, our ability to make a profit may decline, causing a reduction in the value of your investment.

Our financial performance will be dependent on corn prices and market prices for ethanol and distillers grains, and the value of your investment in us may be directly affected by changes in these market prices.

Our results of operations and financial condition will be significantly affected by the cost and supply of corn and by the selling price for ethanol and distillers grains, which are commodities. Generally, higher corn prices will produce lower profit margins, and corn prices have spiked significantly in the past quarter.

Changes in the price and supply of these commodities are subject to and determined by market forces over which we have no control. If a period of high corn prices were to be sustained for some time, this pricing may reduce our ability to generate revenues and harm our profitability because of the higher cost of operating and could potentially lead to the loss of some or all of your investment. We purchase our corn in the cash market and from time to time hedge corn price risk through futures contracts, options and over-the-counter instruments to reduce short-term exposure to price fluctuations. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation, which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and they may be significant.

Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, the level of government support and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income, which would decrease our revenues and you could lose some or all of your investment as a result.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Adequate energy and water is critical to ethanol plant operations. We have not yet entered into any definitive agreements to obtain energy and water resources for the Indiana and Minnesota plants, and we may have to pay more than we expect to access sufficient energy and water resources. As a result, our ability to make a profit may decline.

We expect to depend on natural gas energy to power the ethanol plants.

We intend to use natural gas as the power source for our ethanol plants. According to the Ohio Corn Growers Association, natural gas costs traditionally represent approximately 15% of the total cost of production of ethanol. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and March 9, 2007, the price per million British thermal units of natural gas based on the New York Mercantile Exchange (NYMEX), known as a MMBtu, has ranged from a low of $1.83 to a high of $15.38. On March 9, 2007, the price of the NYMEX future contract for April delivery settled at $7.083 per MMBtu. Any increase in the price of natural gas could lead to an increase in operating cost.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We currently have agreements with third-party marketing firms to market all of the ethanol produced at the South Dakota plants and the ethanol we plan to produce at the Nebraska plant, and we may hire a third-party marketing firm to market all of the ethanol we plan to produce at our other plants. We currently expect to market a portion of our own distillers grains generated by our Nebraska, Indiana and Minnesota plants locally by selling to local livestock, poultry and swine markets. We have contracted with Commodity Specialist Company to market and sell a portion or all of our distillers grains generated by the Nebraska plant, but we have retained the right to independently market our wet distillers grains and modified wet distillers grains and solubles. Heartland Grain Fuels has a contract with Dakotaland Feeds,

LLC whereby Dakotaland Feeds markets locally the sale of distillers grains produced at the South Dakota plants. As a result, we expect to be dependent on the ethanol marketer and any distillers grains marketer we engage. There is no assurance that we will be able to enter into contracts with any ethanol marketer for the ethanol at our Indiana and Minnesota plants or distillers grains marketer on terms that are favorable to us. If the ethanol or distillers grains marketer breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers grains may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plants or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Any advances and changes may make the ethanol production technology installed in our plants less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plants to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required or we may determine that it is in the best interests of our company to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

There is currently a shortage of rail cars to transport ethanol. If we are not able to obtain rail cars at favorable prices, we may not be able to operate profitably.

We currently expect to transport a substantial amount of the ethanol produced at our plants by rail, which requires a sufficient supply of specialized rail cars. There is currently a shortage of adequate rail cars, and rail car manufacturers have informed us that there is a significant backlog on rail car orders; therefore, it may be costly to obtain rail cars in a timely fashion or rail cars may not be available at all. If demand for rail cars remains high, we may be required to pay higher prices than we currently anticipate to purchase rail cars or to ship our ethanol and distillers grains by truck and receive a lesser value, which would limit our ability to make a profit and cause our sales to decline.

RISKS RELATED TO THE ETHANOL INDUSTRY

Competition from the advancement of technology may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the existing South Dakota plants or the ethanol plants we are proposing to build into plants that will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Volatility in gasoline selling price and production cost may reduce our gross margins.

Ethanol is utilized both as a fuel additive to reduce vehicle emissions and as an octane enhancer to improve the octane rating of the gasoline with which it is blended. Therefore, the supply and demand for gasoline impacts the price of ethanol, and our business and future results of operations may be materially adversely affected if gasoline demand or price decreases.

Competition in the ethanol industry could limit our growth and harm our operating results.

The market for ethanol and other biofuels is highly competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, name recognition and financial, marketing and other resources than we do. We compete directly or indirectly with large companies, such as Archer-Daniels-Midland Company and Cargill, Inc., and with other companies that are seeking to develop large-scale ethanol plants and alliances. As of June 2006, the top ten producers accounted for approximately 46% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association. Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry due in part to their ability to attract sufficient supplies of corn at relatively low prices. Pressure from our competitors could require us to reduce our prices or increase our spending for marketing, which would erode our margins and could have a material adverse effect on our business, financial condition and results of operations.

Commencement of ethanol plant construction by other parties prior to us in the areas where we intend to build plants could force us to abandon one or more of our proposed plants.

At present, there are many individuals and groups that are attempting to build ethanol plants throughout the U.S. If a third party begins construction on a plant in or around the area of one of our proposed plants, lenders may not be willing to fund the debt we would need to build in the area. In addition, plant builders often refuse to construct plants nearby other ethanol plants. This could cause us to abandon or relocate one of our proposed plants, which could have a material adverse effect on our business, financial condition and results of operations.

As domestic ethanol production continues to grow, the supply of ethanol and ethanol by-products may exceed demand, causing prices to decline and the value of your investment to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol and ethanol by-products does not grow at the same pace as increases in supply, we would expect the price for ethanol and ethanol by-products to decline. Declining ethanol prices and prices for ethanol by-products will result in lower revenues and may reduce or eliminate profits, causing the value of your investment to be reduced.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment.

Certain individuals believe that use of ethanol will have a negative impact on retail prices of gasoline. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could lower demand for our product and negatively affect our profitability.

Ethanol imported from Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Ethanol produced from sugarcane is less costly to produce than corn-based ethanol because of the higher sugar content of sugarcane. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. The current 54 cent per gallon tariff imposed by the United States on ethanol imported from Brazil and recently extended through January 2009 significantly reduces competition from Brazilian ethanol producers for sales of ethanol in the United States. In the event tariffs presently protecting U.S. ethanol producers are reduced or eliminated, a significant barrier to entry into the U.S. ethanol market would be removed or reduced. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

RISKS RELATED TO REGULATION AND GOVERNMENTAL ACTION

Loss of or ineligibility for favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS will begin at 4 billion gallons per year in 2006, increasing to 7.5 billion gallons per year by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.

We are subject to extensive air, water and other environmental regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees, and we will need to obtain a number of environmental permits to construct and operate the plants.

We are in the process of applying for the permits necessary for construction and operation of our Nebraska plant and the Aberdeen plant expansion and have received some of these permits. We have not yet applied for the necessary permits for the Indiana and Minnesota plants. If for any reason any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Permit conditions could also restrict or limit the extent of our operations. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and continue to operate our ethanol plants. Failure to comply with all applicable permits and licenses could subject us to future claims or increase costs and materially adversely affect our business and results of operations.

Each ethanol plant we operate or intend to operate is subject to environmental regulation by the state in which the plant is located and by the U.S. Environmental Protection Agency. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts on the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns, liability for the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those plants. Additionally, the hazards and risks associated with producing and transporting our products (such as fires, natural disasters, explosions, abnormal pressures and blowouts) may also result in personal injury claims by third parties or damage to property owned by us or by third parties. We could sustain losses for uninsurable or uninsured events, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury to third parties or damage to property owned by us or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our business, results of operations and financial condition.

Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we obtain the required permits, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and cause you to lose some or all of your investment.

Delays in E85 pump certifications could decrease the market for ethanol and decrease production of flexible fuel vehicles, causing ethanol prices to decline and the value of your investment to be reduced.

While demand for ethanol may increase as a result of increased consumption of E85 fuel (a blend of 85% ethanol and 15% unleaded gasoline) in flexible fuel vehicles, there are some problems certifying pumps to dispense E85 fuel. In high concentrations, the alcohol in ethanol can corrode some types of metal, such as aluminum, and damage conventional rubber fittings and hoses.

Under some state laws, service stations will be required to have Underwriters Laboratories, Inc., known as UL, certified E85 pumps in the future. UL is a private product-safety group used by fire marshals and state agencies. At this time, UL has not certified any pumps to dispense E85 and in October 2006, it suspended its approval of various internal pump components while it completes its review. After UL suspended approval of pump components, the fire marshal in Columbus, Ohio closed two service stations in the city. UL estimates that it could take from six months to two years to finish its review of E85 pumps.

Should UL fail to approve pump components in the future, it could decrease the market for ethanol and reduce the value of your investment.

RISKS RELATED TO THE OFFERING

The minimum offering amount will not enable us to undertake all of the projects discussed in this prospectus.

We anticipate using a portion of the funds raised in this offering to expand the Aberdeen plant, increase our working capital, construct the Indiana plant and continue planning the Minnesota plant. Based on our business plan and current construction cost estimates, we believe we will need to raise approximately $175.0 million in both debt and equity for construction and start-up expenses relating to the Indiana plant and substantial additional debt and equity to construct and start-up the Minnesota plant. We will need to raise at least $40.0 million in this offering in order to release funds from escrow and which we anticipate will also permit us to incur debt financing to complete construction of the Aberdeen plant expansion. This is a “best efforts” offering and there is a risk that we may not be able to sell sufficient units in this offering to raise the equity capital portion of the financing necessary to construct the Indiana plant or to raise sufficient funds to undertake the planning of the Minnesota plant. Even if we raise the maximum proceeds in this offering, we will not have sufficient funds to finance the construction of the Minnesota plant.

We have limited experience in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.

We are making this offering without the use of an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors. We plan to advertise in local media and by mailing information to area residents. We may also hold informational meetings. Our management has significant responsibilities in their primary occupations in addition to trying to raise capital. Most of our executive officers and directors have limited or no broker-dealer experience and most have limited or no experience with public offerings of securities. There can be no assurance that we will be successful in securing investors for the offering.

Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

Investors will not be allowed to withdraw their investments for any reason, absent termination of the offering without meeting the minimum offering amounts. This means that from the date of your investment, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for an indefinite period of time. There are significant transfer restrictions on our units.

RISKS RELATED TO OUR UNITS

There has been no independent valuation of the units, which means that the units may be worth less than the price at which they are offered.

We have determined the unit purchase price without independent valuation. We established the offering price based on the information set forth in this prospectus and otherwise available to us, our estimates of the present cost to acquire or design and construct ethanol plants substantially similar to our current and planned facilities, our history and prospects and the history of and prospects for the industry in which we compete, our prospects for future earnings and present state of development of our plants and the recent market prices of and the demand for publicly traded common stock of generally comparable companies, as well as other factors, not based on perceived market value, book value or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units, and an active trading market will not develop as a result of this offering. In order for the company to maintain its partnership tax status, unitholders may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). Therefore, we do not expect to apply for listing of the units on any securities exchange following this offering. As a result, you should not expect to readily sell your units.

We have placed significant restrictions on transferability of the units.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and, therefore, may be required to assume the risks of investments in us for an indefinite period of time, which may be the life of our company. We have not developed an exit strategy.

To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. See “Summary of Our Operating Agreement.” The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly traded partnership rules under the tax code, which include, without limitation, the following:

•       transfers by gift to the member’s descendants;

•       transfer upon the death of a member;

•       transfers between family members; and

•       transfers that comply with the “qualifying matching services” requirements.

There is no assurance that an investor will receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Delaware Limited Liability Company Act, our operating agreement and the requirements of our creditors. Cash distributions are not assured, and we may never be in a position to make distributions. See “Description of Membership Units.” Our board may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion, the construction or acquisition of additional plants or other company opportunities. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in a reduction in the value of or the loss of your entire investment.

The presence of members holding 25% or more of the outstanding units is required to take action at a meeting of our members.

In order to take action at a meeting, a quorum of members holding only 25% of the outstanding units must be represented in person, by proxy or by mail ballot. See “Summary of Our Operating Agreement.” This means that the unitholders of a minority of outstanding units could pass a vote and take an action which would then bind all unitholders.

You will have limited voting rights.

You cannot exercise control over our daily business affairs and implement changes in our policy. Subject to the provisions in our operating agreement, our board of directors may modify our business plans without your consent.

In addition to the election of directors, you may vote only in a limited number of specific instances. These situations consist of the following matters, which require the affirmative vote of a majority of our membership voting interests:

•       disposition of substantially all of our assets through merger, exchange or otherwise, except for dissolution of our company or a transfer of our assets to a wholly owned subsidiary;

•       issuance of more than 20 million units;

•       causing our company to acquire debt or equity of any director or its affiliates, or otherwise making loans to a director or its affiliates in excess of $500,000; or

•       amendments to our operating agreement (other than amendments that would modify the limited liability of a member or alter the member’s economic interest, which require a two-thirds vote of the membership interests adversely affected).

Except for a decree of judicial dissolution, dissolution requires the vote of 75% of the membership voting interests.

These units will be diluted in value and will be subject to further dilution in value.

To date, 7,210,450 of our outstanding units have been issued at a price less than $20 per unit. The presence of these previously issued units will dilute the relative ownership interests of the units purchased in this offering because these earlier investors received a relatively greater share of equity for less consideration. As a result, investors will incur immediate and substantial dilution in the value of their units upon acquisition. The 2,631,578 units issued or to be issued in the Heartland transaction were issued in exchange for consideration that we valued at $20 per unit, but we did not obtain an independent valuation of Heartland Grain Fuels in connection with the transaction. As a result, if the consideration received by us proves to be less than $20 per unit, investors may incur additional dilution in the value of their units.

We may, in the future, adopt a unit incentive plan or otherwise grant units, options, warrants or other securities in order to attract and retain key personnel to operate our plants and to provide incentives to key management, consultants, directors and officers. These actions, if taken, could lower the value of our units and cause additional dilution to your investment and a reduction in your equity interest.

We may decide to build or acquire additional ethanol plants or undertake additional business ventures, which could affect our profitability and result in the loss of a portion or all of your investment.

In the future, we may explore the possibility of building or acquiring additional ethanol plants or undertaking unrelated business ventures. If we decide to take advantage of these opportunities, we might issue additional equity, which could dilute the units issued in this offering and cause us to incur additional significant debt obligations in order to fund the new construction or venture. Any proposed additional plants or ventures may also impose substantial additional demands on the time and attention of our executive officers and directors. If we decide to build or acquire additional plants or undertake other business ventures, we may not be successful, which could lead to an unrecoverable investment by us and you could lose a portion or all of your investment. Even if we are successful, the profitability of the operations of those additional plants and ventures will affect the value of your investment in this offering.

Proceeds of this offering are subject to promissory notes due after we receive subscriptions for the minimum offering amount.

Subscribers who have not deposited the full amount in escrow are required to sign a full recourse promissory note and security agreement for the balance due. The note is payable within 10 days of receipt of written notice from us stating that subscriptions received for units have exceeded the minimum offering amount of $40.0 million. In all events, written notice will be delivered on or prior to December 21, 2007, which means that the note is payable on or prior to December 31, 2007. The promissory note is full recourse, which means that you will be liable for the balance due and that if you do not timely repay the indebtedness on the terms agreed, we may use any legal means to recover the indebtedness. We may also seek from you any attorneys’ fees we incur in collecting the balance, plus interest. We may also retain your initial 20% payment.

Pursuant to the terms of the promissory note, we will not be required to give you notice of a default, but upon your failure to make timely payment we will immediately have the right to obtain the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.

Borrowing money to purchase units may be subject to limitations contained in our operating agreement.

Our operating agreement contains some restrictions on pledging or otherwise encumbering all or any part of a member’s units as security for the payment of a debt. When borrowing money to purchase units, you should be aware of these restrictions and the requirement that any pledgee or secured party must enter a pledge or hypothecation agreement that requires the secured party to be bound by all of the terms and conditions of the transfer provisions of our operating agreement. The pledgee or secured party will not have any voting interest in the units unless and until the directors have approved in writing and admitted the pledge or secured party as a member.

RISKS RELATED TO TAX ISSUES

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS, HER OR ITS PARTICIPATION IN THE COMPANY

MAY HAVE ON HIS, HER OR ITS FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS, HER OR ITS PARTICIPATION IN THIS OFFERING.

PROSPECTIVE MEMBERS ARE STRONGLY ENCOURAGED TO CAREFULLY REVIEW “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS” ON PAGE 136 FOR A DISCUSSION OF THE FEDERAL INCOME TAX PROVISIONS THAT MAY AFFECT THEIR OWNERSHIP OF UNITS.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our unitholders. See “Federal Income Tax Consequences of Owning Units—Partnership Status” for additional details.

We might elect to convert our entity status from a limited liability company to a corporation, which would increase our tax burden.

Although we have no current plans to convert to a corporation, our board of directors has discussed expansion, acquisition, consolidation and financing scenarios that may require our company to convert to a corporation for successful implementation. So long as our company is a limited liability company, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocable to investors. If we convert to a corporation, no profits will be allocable to investors, there will be no tax liability to our shareholders unless we pay a dividend and our company, as a result, would not make tax distributions to our shareholders with respect to these allocable profits. Conversion to a corporation would require an approval by member vote pursuant to our operating agreement.

If we elect to be organized as a corporation, we will be subject to Subchapter C of the Internal Revenue Code. We would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. Distributions, if made to investors, would be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will also have less cash to distribute to our unitholders. See “Federal Income Tax Consequences of Owning Our Units—Tax Consequences of Converting from a Limited Liability Company to a Corporation” for additional details.

The IRS may classify your investment as a passive activity, resulting in your inability to deduct losses associated with your investment.

It is likely that an investor’s interest in us will be treated as a “passive activity” for tax purposes. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be a “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor. See “Federal Income Tax Consequences of Owning Our Units—Deductibility of Losses, Basis, At-Risk and Passive Loss Limitations” for additional details.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will be required to pay tax on their allocated shares of our taxable income. We anticipate receiving an allocated share of the taxable income of Heartland Grain Fuels. We do not control distributions of cash by Heartland Grain Fuels. As a result, it is likely that an investor will receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors are likely to be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction, causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns. See “Federal Income Tax Consequences of Owning Units—Audit of Income Tax Returns” for additional details.

RISKS RELATED TO CONFLICTS OF INTEREST

Our directors have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our business.

Our directors have other management responsibilities and business interests apart from our business. Therefore, our directors may experience conflicts of interest in allocating their time and services between us and their other business responsibilities.

Certain of our directors have other interests that may result in conflicts of interest.

Our director Revis L. Stephenson III (who is also our chief executive officer) may be entitled under a project development fee agreement to additional units up to 1% of the difference between $1.25 million and the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds $1.25 million. In addition, the restricted units that Mr. Stephenson holds vest upon a change in control. These arrangements could cause Mr. Stephenson to have a conflict of interest in decision making related to our financing plan or other decisions relating to our company.

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants, including the Aberdeen plant expansion. Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became a member of our board of directors. The grain origination agreement could cause Mr. Locken a conflict of interest in decision making related to the operation of the South Dakota plants.

We may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put its financial interests ahead of ours.

Most of the cost of our projects will be paid to Fagen, Inc. and ICM, Inc. for the design and construction of our Nebraska, Indiana and Minnesota plants and the Aberdeen plant expansion. Fagen and ICM may experience conflicts of interest that cause them to put their financial interest in the design and construction of our plants ahead of our best interests. For example, they may seek high profit margins or seek additional funds to complete construction in lieu of absorbing certain costs. In addition, because of the extensive roles that Fagen and ICM will have in the construction and operation of the plants, it may be difficult or impossible for us to enforce claims that we may have against them. Such conflicts of interest may reduce our profitability and the value of the units.

Fagen, ICM and their affiliates may also have conflicts of interest with us because employees or agents of Fagen and ICM are involved as owners, creditors, builders and designers and in other capacities with other ethanol plants in the United States. We cannot require Fagen or ICM to devote their full time or attention to our activities. As a result, Fagen and ICM may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plants.

Before making any decision to invest in us, investors should read this entire prospectus, including all of its annexes, and consult with their own investment, legal, tax and other professional advisors.

FORWARD-LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “Management’s Discussion and Analysis and Plan of Operation for Advanced BioEnergy,” “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels,” “Plan of Distribution,” “Risk Factors,” “Estimated Use of Proceeds” and “Description of Business,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments related to the following:

•       the availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•       economic, competitive, demographic, business and other conditions in our local and regional markets;

•       changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•       actions taken or not taken by third parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•       competition in the ethanol industry;

•       the loss of any license or permit;

•       the loss of a plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•       changes in our business strategy, capital improvements or development plans;

•       the availability of additional capital to support capital improvements and development; and

•       other factors discussed under the section entitled “Risk Factors” or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and Securities and Exchange Commission rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. The offering price for our units was established by our board of directors after consideration of various factors, including:

•       the information set forth in this prospectus and otherwise available to us;

•       our estimates of the present cost to acquire or design and construct ethanol plants substantially similar to our current and planned facilities;

•       our history and prospects and the history of and prospects for the industry in which we compete;

•       our prospects for future earnings and the present state of development of our plants; and

•       the recent market prices of and the demand for publicly traded common stock of generally comparable companies.

We did not obtain an independent valuation of our units in connection with establishing the offering price, nor did we base our determination on any single factor or criterion, such as perceived market value or book value. The units may have a value significantly less than the offering price, and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

As of the date of this prospectus, we have a total of 8,613,481 units outstanding. The following chart sets forth the units issued since our inception through the date of this prospectus:

Number of
Issuance Event	Units Issued
Seed capital private placement	450,000
Transfer to BioEnergy Capital Consultants, LLC	50,000
Transfer to Stephenson and Holmes pursuant to project development agreement	125,000
March 2006 registered offering	6,048,400
Acquisition of Indiana Renewable Fuels, LLC	492,200
Acquisition of limited partnership interests in Heartland Grain Fuels, L.P.(1)	1,403,031
Restricted units issued to affiliates of Messrs. Stephenson and Gales under restricted unit agreements	44,850
Total	8,613,481

(1)          Excludes 1,228,547 units to be issued to Heartland Producers in exchange for its interests in Heartland Grain Fuels.

As of March 1, 2007 our members had contributed a total of approximately $62.0 million in cash in exchange for 6,498,400 units. This includes the sale of 450,000 units at $3.33 per unit in our seed capital offering, in which our directors and executive officers participated. We have distributed an additional 125,000 units through a transfer to two of our directors pursuant to a project development agreement and 50,000 units to BioEnergy Capital Consultants, LLC, an affiliate of one of our directors, pursuant to a consulting agreement. We issued 44,850 restricted units to two of our executive officers for no cash consideration. We also issued 492,200 units to the former members of Indiana Renewable Fuels, LLC in connection with our acquisition of Indiana Renewable Fuels, LLC and 1,403,031 units to certain former partners of Heartland Grain Fuels in connection with our acquisition of approximately 53% of the partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels.

The total number of units outstanding as of March 1, 2007 was 8,613,481. The units, as of March 1, 2007, had a net tangible book value of $77,988,337 or $9.05 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes goodwill and deferred offering and financing costs, divided by the number of units outstanding.

An investor purchasing units in this offering will receive units diluted by the issuance events described above occurring prior to the date of this offering. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs, our Nebraska plant and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.

The following tables illustrate the increase to existing unitholders and the dilution to purchasers in the offering in the pro forma net tangible book value per unit assuming the minimum number of units or the maximum number of units is sold.

Dilution (assuming consummation of second closing of Heartland transaction)

	Minimum (2.0 Million Units)	Maximum (5.0 Million Units)
Assumed offering price of $20 per unit	$20.00	$20.00
Net tangible book value per unit at December 31, 2006	$9.05	$9.05
Decrease in pro forma (second closing) as adjusted net tangible book value	$0.12	$0.12
Pro forma net tangible book value per unit as adjusted (second closing)	$8.93	$8.93
Increase in net tangible book value per unit attributable to the offering	$1.79	$3.66
Adjusted net tangible book value per unit after the offering	$10.72	$12.59
Dilution per unit to new investors in this offering	$9.28	$7.41

The table above has the following adjustments on a pro forma (second closing) as-adjusted basis:

•       includes 1,228,547 units to be issued to Heartland Producers at the second closing of the Heartland transaction;

•       includes 46,000 restricted units that we expect will be issued to affiliates of Messrs. Stephenson and Gales;

•       excludes up to 254,150 additional restricted units that may be issued to affiliates of Messrs. Stephenson and Gales pursuant to restricted unit agreements;

•       excludes an estimated 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement dated May 19, 2005; and

•       excludes 30,000 restricted units that may be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement.

The following tables summarize, on the following bases, as of the date of this prospectus, the difference between the total number of units purchased from us, the total consideration paid, and the average price per unit paid by our existing members and by the investors purchasing units offered in this offering, before deduction of offering expenses:

•  on a pro forma (second closing) as-adjusted basis to reflect the units offered in this offering at an offering price of $20 per unit, and 1,228,547 units to be issued to Heartland Producers at the second closing of the Heartland transaction.

Pro Forma (Second Closing) As Adjusted (Minimum 2,000,000 Units)

	Units Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price
Existing Members	9,888,028	83.2%	$121,237,560	75.2%	$12.26
New Investors	2,000,000	16.8%	40,000,000	24.8%	$20.00
Total	11,888,028	100.0%	$161,237,560	100.0%

Pro Forma (Second Closing) As Adjusted (Maximum 5,000,000 Units)

	Units Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price
Existing Members	9,888,028	66.4%	$121,237,560	45.2%	$12.26
New Investors	5,000,000	33.6%	100,000,000	54.8%	$20.00
Total	14,888,028	100.0%	$221,237,560	100.0%

The tables above have the following adjustments on a pro forma (second closing) as-adjusted basis:

•       includes 1,228,547 units to be issued to Heartland Producers at the second closing of the Heartland transaction;

•       includes 46,000 restricted units that we expect will be issued to affiliates of Messrs. Stephenson and Gales:

•       excludes up to 254,150 additional restricted units that may be issued to affiliates of Messrs. Stephenson and Gales pursuant to restricted unit agreements;

•       excludes an estimated 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement dated May 19, 2005; and

•       excludes 30,000 restricted units that may be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement.

The tables above include 75,000 units issued to former members of Indiana Renewable Fuels, LLC in connection with our acquisition of Indiana Renewable Fuels, LLC that are held in escrow.

Total consideration in the tables above includes cash, assets or services performed/to be performed. For purposes of the tables above, we have valued the units issued to the former members of Indiana Renewable Fuels, LLC at $10 per unit and the units issued to the former partners of Heartland Grain Fuels and to be issued to Heartland Producers in connection with our acquisition of Heartland Grain Fuels at $20 per unit.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. If we sell additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price, it could lower the value of an existing investor’s units.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006:

•       on an actual basis; and

•       on a pro forma (second closing) as-adjusted basis to reflect the units offered in this offering at an offering price of $19.84 per unit, which reflects our $20 per unit offering price less our estimated offering expenses, as well as 1,228,547 units to be issued to Heartland Producers at the second closing of the Heartland transaction.

You should read this table in conjunction with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus.

		Pro Forma (Second Closing) As Adjusted
	Actual	Minimum (2.0 Million Units)	Maximum (5.0 Million Units)
Cash and cash equivalents	$7,762,773	$46,951,073	$106,951,073
Current liabilities	$31,168,797	$31,168,797	$31,168,797
Long-term debt	$45,750,000	$45,750,000	$45,750,000
Total members’ equity(1):	$98,308,238	$162,067,478	$222,067,478
Total capitalization	$183,460,458	$238,986,275	$298,986,275

(1)          Members’ capital, no par value, authorized 20,000,000 units, issued 8,613,481 units actual and 11,888,028 units and 14,888,028 units pro forma (second closing) as adjusted

The table above has the following adjustments on a pro forma (second closing) as-adjusted basis:

•       includes 46,000 restricted units that we expect will be issued to affiliates of Messrs. Stephenson and Gales;

•       excludes up to 254,150 additional restricted units that may be issued to affiliates of Messrs. Stephenson and Gales pursuant to restricted unit agreements;

•       excludes an additional 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement dated May 19, 2005. Under this agreement we agreed to pay Mr. Stephenson and Robert W. Holmes together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $151,580,000, we currently estimate the total fee we will pay at 151,580 units, as the fee is payable in units at a price of $10 per unit. The table includes 125,000 of these units that we have already issued to Messrs. Stephenson and Holmes pursuant to the project development fee agreement; and

•       excludes 30,000 restricted units that may be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement.

DISTRIBUTION POLICY

We previously made distributions of restricted units to our project development consultant and two of our directors in exchange for project development services. You should not rely on our past unit distributions for an indication of our future distribution policy. We have not made any cash distributions since our inception and we do not intend to declare any additional unit distributions or any cash distributions until after we satisfy any loan covenants required by our lenders. On November 8, 2006, we closed on the acquisition of approximately 53% of the ownership interests in Heartland Grain Fuels and expect to generate earnings through our ownership interest. However, until we acquire the balance of the ownership interests in Heartland Grain Fuels and Dakota Fuels, its general partner, we will not have the ability to cause Heartland Grain Fuels to make distributions. We do not expect to generate earnings from the Nebraska plant until we begin operating the plant, which is not expected to occur until September 2007. Distributions are payable at the sole discretion of our board of directors. After operation of the Nebraska plant currently under construction begins, we may also receive net cash flow from the operations of the Nebraska plant. Subject to any loan covenants or restrictions with any lenders, we may elect to make a distribution by distributing “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. Subject to approval of distributions by the board of Heartland Grain Fuels, we may receive net cash flow from Heartland Grain Fuels. “Net cash flow” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unitholders, including you. Our board may elect to retain future profits to provide operational financing for the plants, debt retirement, implementation of new technology and various expansion plans, including the possible construction of additional plants and development of new product lines. Additionally, our lenders may further restrict our ability to make distributions. Unitholders will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether we make any cash distributions to our members.

SELECTED FINANCIAL DATA FOR ADVANCED BIOENERGY

The following table summarizes important financial information from our September 30, 2005 and 2006 audited consolidated financial statements and our unaudited consolidated financial statements for the three months ended December 31, 2005 and 2006.

The following table sets forth our selected consolidated financial data as of the dates and for the periods indicated. You should read this data together with “Management’s Discussion and Analysis and Plan of Operation for Advanced BioEnergy” and our consolidated financial statements, included elsewhere in this prospectus. The selected consolidated statement of operations data for the period from inception to September 30, 2005 and for the year ended September 30, 2006 and the selected consolidated balance sheet data as of September 30, 2005 and as of September 30, 2006 have been derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The selected consolidated statements of operations data for the three months ended December 31, 2006 and 2005 and the selected consolidated balance sheet data as of December 31, 2006 have been derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. Historical results are not necessarily indicative of the results of operations to be expected for future periods. Prior to the three months ended December 31, 2006, we were a development-stage company.

	From Inception (January 4, 2005) to September 30, 2005 (Audited)	Year Ended September 30, 2006 (Audited)	Three Months Ended December 31, 2005 (Unaudited)	Three Months Ended December 31, 2006 (Unaudited)
	(dollars in thousands, except per unit data)
Consolidated Statements of Operations Data:
Net revenues	$—	$—	$12	$10,452
Cost of revenues	—	—	—	2,774
Gross profit	—	—	12	7,678
Selling, general and administrative expenses	914	2,602	347	2,516
Income (loss) from operations	(914)	(2,602)	(335)	5,162
Other income (expense)	—	1,484	(19)	(119)
Net income (loss) before minority interest	(914)	(1,118)	(354)	5,043
Minority interest	—	—	—	(375)
Net income (loss)	$(914)	$(1,118)	$(354)	$4,668
Basic weighted average units outstanding	362,794	3,717,635	499,167	7,883,038
Dilutive weighted average units outstanding	362,794	3,717,635	499,167	7,933,874
Income (loss) per unit—basic	$(2.52)	$(0.30)	$(0.71)	$0.59
Income (loss) per unit—diluted	$(2.52)	$(0.30)	$(0.71)	$0.59

	September 30,	September 30,	December 31,
	2005	2006	2006
	(Audited)	(Audited)	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$894	$10,814	$7,763
Accounts Receivable:
Trade accounts receivables	—	—	3,286
Due from broker	—	—	5,995
Other	3	152	257
Inventories	—	—	3,000
Derivative financial instruments	—	—	6,121
Prepaid expenses	58	130	481
Total current assets	955	11,096	26,903
Other Assets
Restricted cash held in escrow	—	—	7,848
Cash held for plant construction	—	32,500	—
Financing and deferred offering costs, net	354	1,220	1,584
Investments	—	—	633
Intangible	—	2,812	2,812
Goodwill	—	—	15,925
Other assets	56	66	329
Property and equipment, net	45	39,909	127,427
Total assets	$1,410	$87,603	$183,461
Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$200	$15,681	$23,843
Accrued expenses	—	372	819
Derivative financial instruments	—	—	4,257
Current portion of long-term debt	—	—	2,250
Total current liabilities	200	16,053	31,169
Long-term debt	—	7,000	45,750
Minority interest	—	—	8,233
Members’ Equity
Contributed members’ equity	3,174	66,821	95,852
Retained earnings (deficit)	(914)	(2,033)	2,635
Deferred compensation	(1,050)	(238)	(178)
Total liabilities and members’ equity	$1,410	$87,603	$183,461

SELECTED FINANCIAL DATA FOR HEARTLAND GRAIN FUELS

The following table summarizes important financial information from the audited financial statements of Heartland Grain Fuels for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 included elsewhere in this prospectus, as well as the unaudited financial statements of Heartland Grain Fuels for the nine months ended September 30, 2006 and September 30, 2005 included elsewhere in this prospectus. We currently hold a 53% ownership interest in Heartland Grain Fuels. See “Unaudited Pro Forma Consolidated Financial Information.”

The following table sets forth Heartland Grain Fuels’ selected financial data as of the dates and for the periods indicated. You should read this data together with “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels” and Heartland Grain Fuels’ financial statements, included elsewhere in this prospectus. The selected statement of operations data for the nine months ended September 30, 2006 and September 30, 2005 and the selected consolidated balance sheet data as of September 30, 2006 and as of September 30, 2005 have been derived from Heartland Grain Fuels’ unaudited financial statements, which are included elsewhere in this prospectus. Historical results are not necessarily indicative of the results of operations to be expected for future periods.

	Year Ended			Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2003	September 30, 2006	September 30, 2005
Statement of Operations Data:
Sales
Ethanol	$31,995,848	$30,306,276	$25,781,426	$35,130,730	$23,941,198
By-Products	4,505,088	5,965,623	5,539,353	2,870,303	3,532,808
Total Sales	36,500,936	36,042,939	31,320,779.00	38,001,033	27,474,006
Cost of Sales
Raw Materials	27,078,478	28,992,147	26,043,412	21,645,962	20,501,438
Utilities	874,758	879,041	824,185	733,353	664,150
Repairs & Maintenance	562,161	586,349	668,489	492,297	379,178
Lease	59,674	60,816	59,725	61,359	36,428
Personnel Costs	2,157,682	1,936,286	1,846,426	1,688,608	1,460,728
Depreciation	1,728,772	1,860,067	1,840,568	2,046,579	1,350,000
Interest	418,044	510,168	406,411	929,722	318,110
Insurance	228,246	330,053	344,864	224,359	160,471
Property Taxes	232,765	225,137	241,851	168,659	176,782
Permits and Fees	33,814	31,394	56,799	21,691	11,912
Advertising & Promotion	35,823	15,235	17,292	24,967	25,223
Other	42,917	35,204	107,876	57,426	44,274
Total Cost of Sales	33,453,134	35,461,897	32,457,898	28,094,982	25,128,694
Gross Income (Loss) on Sales	3,047,802	581,042	(1,137,119)	9,906,051	2,345,312
Other Income	765,168	23,600	7,342	631,838	494,035
Total Gross Income	3,812,970	1,948,025	500,428	10,537,889	2,839,347
General & Administrative Expenses	147,725	147,948	175,338	186,654	115,181
Operating Net Income	3,665,245	1,800,077	325,090	10,351,235	2,724,166
Patronage Dividend Income	139,482	86,733	73,960	52,594	80,902
Net Income	$3,804,727	$1,886,810	$399,050	$10,403,829	$2,805,068

	September 30, 2006	December 31, 2005	December 31, 2004	December 31, 2003
Balance Sheet Data:
ASSETS:
CURRENT ASSETS
Total Current Assets	$6,004,619	$2,747,942	$5,567,808	$3,080,647
PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441	96,441	96,441
Buildings	10,050,908	10,428,733	10,415,525	9,933,220
Process Equipment	19,907,988	19,116,532	18,835,747	18,218,164
Office Equipment	268,115	231,292	207,920	188,583
	30,323,452	29,872,998	29,555,633	28,436,408
Accumulated Depreciation	(18,524,758)	(16,478,179)	(14,749,407)	(12,889,340)
Undepreciated Cost	11,798,694	13,394,819	14,806,226	15,547,068
Construction in Process	29,668,206	6,209,291	—	797,167
Net Property, Plant and Equipment	41,466,900	19,604,110	14,806,226	16,344,235
OTHER ASSETS
Total Other Assets	1,167,425	1,137,076	1,023,592	951,988
TOTAL ASSETS	$48,638,944	$23,489,128	$21,397,626	$20,376,870
LIABILITIES:
CURRENT LIABILITIES
Total Current Liabilities	$6,308,573	$2,606,766	$3,067,771	$2,424,526
LONG-TERM LIABILITIES
Notes Payable—Net of Current Maturities	18,000,000	5,755,820	6,008,040	7,517,339
PARTNERS’ EQUITY
South Dakota Wheat Growers Association	6,670,537	7,245,313	5,901,904	4,998,160
Heartland Producers, LLC.	6,445,759	7,001,167	5,703,027	4,829,736
Aventine Renewable Energy, Inc.	696,327	756,327	616,091	521,750
Dakota Fuels, Inc.	113,919	123,735	100,793	85,359
Current Income	10,403,829	3,804,727	1,886,810	399,050
Total Partners’ Equity	24,330,371	15,126,542	12,321,815	10,435,005
TOTAL LIABILITIES AND PARTNERS’ EQUITY	$48,638,944	$23,489,128	$21,397,626	$20,376,870

COMBINATION WITH HEARTLAND GRAIN FUELS

GENERAL DESCRIPTION

On November 7, 2006, we entered into a partnership interest and stock purchase agreement with Heartland Grain Fuels, SDWG, Heartland Producers and Dakota Fuels, for the purchase of 95% of the partnership interests in Heartland Grain Fuels, known as the first purchase agreement.

Additionally, on November 7, 2006 we entered into a partnership interest purchase agreement with Aventine Renewable Energy, Inc., Heartland Grain Fuels, SDWG, Heartland Producers and Dakota Fuels for the purchase of Aventine’s 5% limited partnership interest in Heartland Grain Fuels. We refer to this agreement as the second purchase agreement, and we refer to the first purchase agreement and second purchase agreement collectively as the purchase agreements.

The First Purchase Agreement.   Pursuant to the first purchase agreement, SDWG and Heartland Producers each agreed to sell to us 100% of their limited partnership interests in Heartland Grain Fuels and 100% of their stock in Dakota Fuels, the general partner of Heartland Grain Fuels. The transaction is a two-step process with two separate closings. The first closing took place on November 8, 2006. At the first closing, we acquired 100% of SDWG’s limited partnership interest in Heartland Grain Fuels and 100% of SDWG’s stock in Dakota Fuels. As a result of these acquisitions, we own approximately 53% of the limited partnership interests in Heartland Grain Fuels.

The second closing is slated to occur at a future date to be determined by Heartland Producers and us. Together, SDWG and Heartland Producers held 95% of the partnership interests in Heartland Grain Fuels, including indirect ownership of Dakota Fuels’ .818% interest in Heartland Grain Fuels as general partner and 94.182% of the limited partnership interests. Pursuant to the first purchase agreement, we agreed to pay $15,860,020 in cash and issue to SDWG and Heartland Producers a total of 2,499,999 of our units.

At the first closing, we paid $8,065,895 cash and issued 1,271,452 units, 50,857 of which were placed in escrow to secure SDWG’s indemnification obligations. The balance, $7,794,124 cash and 1,228,547 units, of which 49,143 will be placed in escrow to secure Heartland Producers’ indemnification obligations, will be paid and issued at the second closing to Heartland Producers.

The first purchase agreement contains various representation and warranties relating to Heartland Grain Fuels and the partnership interests and common shares purchased by us as well as certain covenants by the parties. With limited exceptions, those representations and warranties only survive for a six-month period after the first closing and our exclusive recourse for breach of representations and warranties is generally limited to units that have been placed in escrow for purposes of the indemnification obligations of SDWG and, if the second closing occurs, Heartland Producers under the first purchase agreement. We have agreed under certain circumstances to indemnify SDWG and, if the second closing occurs, Heartland Producers for breach of our representations, warranties and covenants. With limited exceptions, no party has any right to indemnification until it has incurred aggregate damages in excess of $500,000 and claims for damages are capped at $2.0 million.

The second closing is subject to various conditions, including approval of the transaction by the requisite vote of the members of Heartland Producers.

In connection with the first closing, we entered into a grain origination agreement, an investors rights agreement and non-solicitation agreements with SDWG.

The grain origination agreement provides for SDWG to supply Heartland Grain Fuels with its corn requirements. The grain origination agreement was negotiated in connection with the first purchase agreement and may or may not be as favorable to Heartland Grain Fuels as the terms generally available from an unaffiliated third party. In addition, this arrangement could cause SDWG to have a conflict of interest in decision making related to its ownership of our units. These conflicts could threaten our ability to consummate other projects or transactions.

The investor rights agreement gives SDWG demand registration rights and the right to designate a director of our company.

The non-solicitation agreement with SDWG restricts SDWG from employing any person who was our employee or an employee of Heartland Grain Fuels during the 12-month period preceding the first closing and from contacting any of our suppliers or customers, or the suppliers or customers of Heartland Grain Fuels, during the 12-month period preceding the first closing, for the purpose of diverting any such supplier or customer. We have entered into a similar non-solicitation agreement with SDWG restricting our employment or diversion of SDWG employees, suppliers or customers.

In connection with the first closing, we also entered into an employment agreement with Bill Paulsen, the general manager of Heartland Grain Fuels pursuant to which he became our employee and will serve as vice president of production. Pursuant to the terms of his employment agreement, Mr. Paulsen is an employee at will but is entitled to one year’s severance if he is terminated by us without cause or terminates his employment with us for good reason.

Immediately following the first closing, the limited partnership agreement of Heartland Grain Fuels was amended to provide that if the second closing occurs, Heartland Producers will be allocated an amount of income or loss and credits which would have been allocated to Heartland Producers if Heartland Producers would have been one of our members from the date of the first closing to the date of the second closing. In such event, Heartland Grain Fuels will distribute cash to Heartland Producers equal to the amount of cash that would have been distributed to Heartland Producers if Heartland Producers had been one of our members from the date of the first closing to the date of the second closing. The effect of this amendment is that Heartland Producers will be treated for tax purposes as though it had become a member of Advanced BioEnergy at the first closing and will receive allocations and distributions, if any, from us between the first and second closing in accordance with its percentage ownership interest of our company rather than in accordance with its percentage ownership interest in Heartland Grain Fuels. If the second closing does not occur, Heartland Producers will be entitled to allocations of income or loss and credits and to cash distributions without giving effect to this amendment (in other words, in accordance with its 46.284% interest in Heartland Grain Fuels and its ownership interest in Dakota Fuels).

In connection with the second closing, we will enter into non-solicitation agreements with Heartland Producers containing similar restrictions to the non-solicitation agreements with SDWG.

The Second Purchase Agreement.   Under the second purchase agreement, we purchased 100% of Aventine’s 5% limited partnership interest in Heartland Grain Fuels for $842,105 in cash and 131,579 newly issued units. We closed on the second purchase agreement with Aventine on November 8, 2006. The second purchase agreement with Aventine contains various representation and warranties relating to Aventine and its partnership interest in Aventine. Aventine has not made any representations and warranties relating to Heartland Grain Fuels.

In connection with the second purchase agreement, Heartland Grain Fuels entered into a second amendment to its ethanol marketing agreement with Aventine extending the term through November 30, 2008, amending the timing of payment and modifying the commission to be paid by Heartland Grain Fuels and including certain confidentiality provisions. After the initial term, the agreement will automatically renew for successive one-year terms unless terminated by either party upon one year’s prior written notice. Under the terms of this agreement, Aventine is required to purchase all of the ethanol produced at Heartland Grain Fuels’ South Dakota plants at a price per gallon determined through a pooling of Heartland Grain Fuels’ and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price.

After giving effect to the first closing and the closing of the second purchase agreement, we own 51% of the outstanding stock of Dakota Fuels and 52.898% of the limited partnership interests in Heartland Grain Fuels. We have appointed two members to Dakota Fuels’ four-member board of directors. We will not have control of Heartland Grain Fuels until the second closing occurs, at which time we will be able to appoint all four members of the board. If the second closing does not occur, we have agreed with Heartland Producers to take all actions necessary to elect a fifth independent director acceptable to each of us.

Purchase Price.   In return for 100% of the stock of Dakota Fuels and 100% of the general and limited partnership interests in Heartland Grain Fuels, we agreed to pay the Heartland Grain Fuels’ limited partners a total of $16,702,125 in cash and 2,631,578 newly issued units. At the first closing, 50,857 units were placed in escrow in consideration for SDWG’s indemnification obligations. At the second closing, 49,143 additional units will be included in escrow for a period of six months following the date of the first closing (for a total escrow of 100,000 units). With limited exceptions, those escrowed units represent our sole recourse against the limited partners for breaches of representations and warranties and other violations of the first purchase agreement.

We will be acquiring Heartland Grain Fuels subject to all of its debt. Under the first purchase agreement, we agreed to permit Heartland Grain Fuels to take on indebtedness in an amount not to exceed $42.0 million.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of income for the year ended September 30, 2006 are based on the historical financial statements of Advanced BioEnergy and Heartland Grain Fuels. These unaudited pro forma consolidated financial statements give effect to (a) the acquisition of Aventine’s and SDWG’s interests in Heartland Grain Fuels and Dakota Fuels, which closed on November 8, 2006 and is known as transaction #1, and (b) the acquisition of Heartland Producers’ interests in Heartland Grain Fuels and Dakota Fuels, which has not yet closed and is known as transaction #2, based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed financial statements. The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting as if the transaction had been completed as of October 1, 2005 for purposes of the condensed statements of income.

The unaudited pro forma consolidated statements of income for the three months ended December 31, 2006 are based on the historical financial statements of Advanced BioEnergy and Heartland Grain Fuels. These unaudited pro forma consolidated financial statements give effect to transaction #2 as described in the preceding paragraph based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting as if the transaction had been completed as of October 1, 2006 for the purpose of the condensed statements of income.

The unaudited pro forma consolidated balance sheet was prepared using the unaudited consolidated financial statements of Advanced BioEnergy as of December 31, 2006 included in this prospectus and is adjusted to give effect to the second closing under the Heartland transaction with Heartland Producers.

The business combination has been accounted for as an equity purchase. As a result, the fair value of our units issued and outstanding as of the date of the transactions, along with debt assumed by our company and other transaction costs have been allocated to the underlying tangible and intangible assets and liabilities of Heartland Grain Fuels based on their respective fair market values, with any excess allocated to goodwill. The preliminary pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets and liabilities of Heartland Grain Fuels. Certain assumptions have been made with respect to the fair market value of identifiable intangible assets as more fully described in the accompanying notes to the unaudited pro forma consolidated financial statements. As of the date of this filing, Advanced BioEnergy has commenced the appraisals necessary to arrive at the fair market value of the assets and liabilities of Heartland Grain Fuels and the related allocations of purchase price. Once the appraisals necessary to finalize the required purchase price allocation have been completed, the final allocation of purchase price will be determined. The final purchase price allocation may be different from that reflected in the pro forma purchase price allocation, and this difference may be material.

The management of Advanced BioEnergy is implementing a plan to integrate the operations of Advanced BioEnergy and Heartland Grain Fuels. Both companies are engaged in the biofuels business. As a result, management expects to fully integrate the two businesses. In connection with the plan to integrate the operations of the two companies, management anticipates that certain non-recurring charges, such as branding and signage costs, will be incurred in connection with this integration. Such charges are estimated to be between $150,000 and $250,000 as of the date of this filing. Any such charge could affect the combined results of operations in the period in which such charges are recorded. The unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction. In addition, the unaudited pro forma consolidated financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the transaction. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the combined results of operations or financial condition of the companies that would have been reported had the transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the companies. The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical financial statements and accompanying notes of the companies included elsewhere in this prospectus.

Unaudited Pro Forma Consolidated Financial Information—Statements of Operations (condensed)

Twelve Months Ended September 30, 2006 (dollars in  thousands except per unit data)

	Advanced BioEnergy, LLC & Subsidiaries	Heartland Grain Fuels, L.P.	Transaction #1 Pro Forma Adjustments	Notes	Effect of Transaction #1 Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma	Transaction #2 Pro Forma Adjustments		Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma
Sales Revenue
Ethanol	$ —	$43,071	$—		$43,071	$—		$43,071
Distiller	—	3,729	—		3,729	—		3,729
Program payments	—	757	—		757	—		757
Total net revenues	—	47,557	—		47,557	—		47,557
Cost of revenue	—	34,611	870	A-1	35,481	571	A-1	36,052
Gross profit	—	12,946	(870)		12,076	(571)		11,505
General & administrative expenses	2,602	750	—		3,352	—		3,352
Income (loss) from operations	(2,602)	12,196	(870)		8,724	(571)		8,153
Other income (expense)
Other income, including gains	12	238	—		250	—		250
Rent income	3	—	—		3	—		3
Interest income	1,518	—	—		1,518	—		1,518
Interest expense	(49)	(1,030)	(429)	A-2	(1,508)	(643)	A-4	(2,151)
Net income before minority interest	(1,118)	11,404	(1,299)		8,987	(1,214)		7,773
Minority interest	—	—	(5,324)	A-3	(5,324)	5,324	A-5	—
Net income (loss)	$ (1,118)	$11,404	$(6,623)		$3,663	$4,110		$7,773
Basic and diluted—Earnings (loss) per unit	$ (0.30)				$0.72			$1.22
Weighted average number of units outstanding	3,717,635				5,120,666			6,349,213

A-1         To reflect incremental depreciation expense from the increase to fair value of the Property, Plant and Equipment acquired in the transaction.

A-2         Incremental interest assuming the financing of the November 8, 2006 acquisition including the member distribution and acquisition costs but excluding the closing of the second transaction or funding of the escrow agreement.

Total projected borrowing	$13,000
Less escrowed funds	(7,794)
5,206
Effective interest rate	8.25%
$429

A-3         To reflect minority interest in net income.

A-4         To reflect the incremental interest from the second closing.

Escrowed funds	$7,794
Effective interest rate	8.25%
$643

A-5         Eliminate minority interest.

Unaudited Pro Forma Consolidated Financial Information—Statements of Operations (condensed)

Three Months Ended December 31, 2006 (dollars in  thousands except per unit data)

	Advanced BioEnergy, LLC & Subsidiaries as Reported	Heartland Grain Fuels, LP Activity from October 1, 2006 to November 8, 2006	Advanced BioEnergy, LLC & Subsidiaries Pro Forma	Transaction #2 Pro Forma Adjustments	Notes	Advanced BioEnergy, LLC & Subsidiaries and Heartland Grain Fuels, LP Transaction #2 Pro Forma
Net sales
Ethanol and related products	$10,237	$8,116	$18,353	$—		$18,353
Other	215	28	243	—		243
Total net sales	10,452	8,144	18,596	—		18,596
Cost of goods sold	2,774	6,724	9,498	167	A-1	9,665
Gross profit	7,678	1,420	9,098	(167)		8,931
Selling, general and administrative	2,516	102	2,620	—		2,620
Operating income (loss)	5,162	1,318	6,478	(167)		6,311
Other income (expense):
Interest income	357	123	482	—		482
Interest expense	(476)	(287)	(763)	(164)	A-2	(927)
Net income (loss) before minority interest	5,043	1,154	6,197	(331)		5,866
Minority interest	(375)	(539)	(914)	914	A-3	—
Net income (loss)	$4,668	$615	$5,283	$583		$5,866
Basic weighted average units outstanding	7,883,038		8,477,802			9,706,349
Dilutive weighted average units outstanding	7,933,874		8,528,637			9,757,184
Income (loss) per unit—basic	$0.59		$0.62			$0.60
Income (loss) per unit—diluted	$0.59		$0.62			$0.60

A-1         To reflect incremental depreciation expense from the increase to fair value of the Property, Plant and Equipment acquired in the transaction.

A-2         To reflect the incremental interest from the second closing

Escrowed funds	$7,794
Effective interest rate	8.25%
$164

A-3         Eliminate minority interest.

Unaudited Pro Forma Consolidated Financial Information—Balance Sheet (condensed)

December 31, 2006 (in thousands)

	Advanced BioEnergy, LLC & Subsidiaries	Transaction #2 Pro Forma Adjustments	Notes	Advanced BioEnergy, LLC & Subsidiaries and Heartland Grain Fuels, LP Pro Forma
Assets
Current Assets
Cash and cash equivalents	$7,763	$—		$7,763
Accounts receivable:
Trade accounts receivables	3,286	—		3,286
Due from broker	5,995	—		5,955
Other	257	—		257
Inventories	3,000	—		3,000
Derivative financial instruments	6,121	—		6,121
Prepaid expenses	481	—		481
Total current assets	26,903	—		26,903
Other Assets
Restricted cash held in escrow	7,848	(7,848)	B-2	—
Cash held for plant construction	—			—
Financing and deferred offering costs, net	1,584	—		1,584
Investments	633	—		633
Intangible	2,812	—		2,812
Goodwill	15,925	14,186	B-1	30,111
Other assets	329	—		329
Property and equipment, net	127,427	10,000	B-1	137,427
Total assets	$183,461	$16,338		$199,799
Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$23,843	$—		$23,843
Accrued expenses	819	—		819
Derivative financial instruments	4,257	—		4,257
Current portion of long-term debt	2,250	—		2,250
Total current liabilities	31,169	—		31,169
Long-term debt	45,750	—		45,750
Minority interest	8,233	(8,233)	B-3	—
Members’ Equity
Members’ capital, no par value, authorized 20,000,000 units, 8,613,481 and 7,165,600 units outstanding at December 31, 2006 and September 30, 2006, respectively.	95,852	24,571	B-4	120,423
Retained earnings (deficit)	2,635	—		2,635
Deferred compensation	(178)	—		(178)
Total liabilities and members’ equity	$183,461	$16,338		$199,799

B-1             Allocation of the purchase price of the second step of the acquisition of HGF

Funds released from escrow	$7,848
1,228,547 units at $20 per unit	24,571
Total purchase price of 46.68482% interest in HGF	32,419
Minority interest	8,233
Purchase price in excess of historical cost	$24,186
The preliminary allocation of the step up is as follows
Property, plant and equipment	$10,000
Goodwill	14,186
$24,186

B-2             Reflect the release of the escrowed funds

B-3             Eliminate the minority interest

B-4             Record the issuance of 1,228,547 units at $20/unit

MANAGEMENT’S DISCUSSION AND ANALYSIS
AND PLAN OF OPERATION FOR ADVANCED BIOENERGY

EXECUTIVE OVERVIEW

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

Business

We are a Delaware limited liability company formed on January 4, 2005 for the purpose of constructing and operating plants to produce ethanol and distillers grains, as well as to operate other related biofuel businesses.

Since we only recently became operational as a result of our acquisition of Heartland Grain Fuels, we do not yet have comparable income, production and sales data for the three months ended December 31, 2006. Accordingly, we do not provide a comprehensive comparison of our financial results between the three months ended December 31, 2006 and 2005. If you undertake your own comparison of the first three months of fiscal 2007, it is important that you keep this in mind.

We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska, known as the Nebraska plant. We are also planning to construct a 110 million gallons per year dry mill corn-processing ethanol plant to be located near Argos, Indiana, known as the Indiana plant, a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant, and a 40 million gallons per year dry mill corn-processing ethanol plant expansion in Aberdeen, South Dakota, known as the Aberdeen plant expansion. We do not expect to generate any revenue from a plant until that plant is completely constructed and operational.

Acquisition of Heartland Grain Fuels

On November 8, 2006, we closed on the acquisition of approximately 53% of the ownership interests in Heartland Grain Fuels, and we have agreed to purchase the balance of such interests, subject to certain closing conditions. Heartland Grain Fuels owns two existing ethanol plants, the Aberdeen and Huron plants, and plans to expand the Aberdeen plant. We expect to generate earnings through our ownership interest. Please see “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels,” which follows this section, for more information on Heartland Grain Fuels’ financial condition and operations.

Nebraska Plant

Based upon engineering specifications produced by Fagen, the Nebraska plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate completing the construction of the Nebraska plant in September 2007. We expect the Nebraska plant will cost approximately $151.6 million to complete. This includes approximately $98.0 million (not including approximately $2 million allowance for change orders) to build the plant and an additional $51.6 million in other capital expenditures, start-up costs, working capital and interest. We are still in the construction phase, and until the Nebraska plant is operational, we will generate no revenue from the Nebraska plant.

Indiana Plant

Based upon engineering specifications produced by ICM, the Indiana plant will annually consume approximately 36 million bushels of corn and annually produce approximately 110 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 16 months from the date that we begin construction, which assumes we successfully complete this offering and obtain our debt financing, and all necessary permits, to complete the construction of the Indiana plant. We expect the Indiana plant will cost approximately $175.0 million to complete. This includes start-up costs, working capital and interest. We are still in the development phase, and until the proposed Indiana plant is operational, we will generate no revenue from the Indiana plant.

Minnesota Plant

Based upon engineering specifications, the Minnesota plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 14 to 16 months from the date that we begin construction, which assumes we successfully complete this offering and obtain our additional equity and debt financing, and all necessary permits, to complete the construction of the Minnesota plant. Under our design-build agreement with Fagen, Fagen’s costs for construction of the Minnesota plant will be approximately $122.5 million, subject to adjustment. We have not yet determined other construction and start-up costs for the Minnesota plant and do not have a total project cost estimate for the Minnesota plant. We are still in the early planning phase, and until the proposed Minnesota plant is operational, we will generate no revenue from the Minnesota plant.

Future Plants

In the future, we may explore the possibility of developing and building, or acquiring, one or more additional ethanol plants, or we may choose to enter other biofuel businesses. If we decide to take advantage of one or more of these opportunities, we may use a portion of the equity from this offering, or we may issue additional equity, which could dilute the units issued in this offering. Additionally, we may incur additional significant debt obligations in order to fund new construction or acquisitions. Any proposed additional plants or businesses may also impose substantial additional demands on the time and attention of our directors and officers. If we decide to build or acquire one or more additional plants or enter into other biofuel businesses, we may not be successful, which could lead to a decline in our profitability and you could lose a portion or all of your investment. Even if we are successful in building or acquiring additional plants or entering into other biofuel businesses, the profitability of the operations of those additional plants or businesses will affect the value of your investment in this offering. In the event we do develop and build, or acquire, additional ethanol plants or other businesses and those plants or businesses are more or less profitable than the South Dakota plants, Nebraska plant, Indiana plant and Minnesota plant, it may have a negative effect on the value of your investment and you may lose a portion or all of your investment.

Selected Proforma Financial Data

The following unaudited pro forma condensed consolidated statements of income for the periods presented are based on the historical financial statements of Advanced BioEnergy and Heartland Grain Fuels. The unaudited pro forma consolidated financial statements give effect to the acquisition which closed on November 8, 2006. The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting as if the transaction had been completed as of the beginning of the periods presented for purposes of the combined consolidated statements of income.

Three Months Ended December 31, 2006 Compared to
Three Months Ended December 31, 2005

	Proforma
	Three Months Ended December 31,
	2006	2005
	(Unaudited)	(Unaudited)
	(In thousands)
Net sales	$18,596	$9,263
Gross profit	9,098	1,028
Gross profit%	48.9%	11.1%
Selling, general and administrative	$2,620	$543
Net income	5,283	14

Net Sales

Sales for the three months ended December 31, 2006 were $18.6 million, compared to $9.3 million for the three months ended December 31, 2005, an increase of $9.3 million or 107%. The increase in sales was primarily the result of increased production at Heartland Grain Fuels’ Huron plant during the three months ended December 31, 2006 as a result of the expansion. The Huron expansion was completed in August 2006 and resulted in an increase to 30 million gallons from 12 million gallons. During the same period ethanol prices were approximately $0.33 cents per gallon higher during the first three months of 2006 compared to the same period in 2005.

Sales from co-products increased $0.7 million, or 74%, to $1.7 million for the three months ended December 31, 2006 from $1.0 million for the three months ended December 31, 2005. The increase in co-product sales was primarily the result of the Huron expansion. The selling price of co-product sales was affected by the weaker livestock protein feed market due to an excess supply of soybean co-products which off-set the increased sales volume.

Gross Profit

Gross profit for three months ended December 31, 2006 was $9.1 million, compared to $1.0 million for the three months ended December 31, 2005, an increase of $8.1 million, or 785%. The increase is primarily due to the realized and unrealized gains of $6.3 million resulting from our derivative financial instruments. Ethanol prices increased $0.33 for the period ending December 31, 2006 compared to the same period in 2005, which increased the gross profit figure as well.

Corn costs increased $7.1 million, or 192%, to $10.8 million for the three months ended December 31, 2006 from $3.7 million for the three months ended December 31, 2005. Corn costs represented 68.0% of cost of sales for the three months ended December 31, 2006 and 48.3% of cost of sales for the three months ended December 31, 2005. The increase in corn costs was due to an increase in the number of bushels purchased as a result of the Huron expansion, as well as the fact that average corn costs increased $1.36 per bushel for the first three months of 2006 compared to the same period in 2005.

Natural gas costs remained relatively flat when comparing 2006 to 2005. Those costs were $2.3 million and accounted for 15% of cost of sales for the three months ended December 31, 2006 and were $2.3 million and 29% of cost of sales for the three months ended December 31, 2005. Even though our natural gas volume increased due to the Huron expansion, that increase was offset entirely by a lower cost per therm of natural gas in 2006 compared to 2005.

The remaining $0.7 million increase in cost of sales was largely due to increased depreciation, wages and benefits and denaturant costs in 2006 when compared to 2005 due primarily to the expansion of the Huron plant.

Selling, General and Administrative

Selling, general and administrative expenses increased approximately 2.077 million for the three months ended December 31,2006 due to compensation expense of approximately .9 million related to units issued resulting from consulting agreements entered into in connection with the Heartland transaction. The remaining increase was due to additional resources and related costs that Advanced BioEnergy incurred from the Heartland transaction and a continued increase in the number of employees.

PLAN OF OPERATION THROUGH DECEMBER 2007

We expect to spend the period of time concluding in December 2007 focused primarily on operation of Heartland Grain Fuels’ Aberdeen and Huron plants, as well as expansion of the Aberdeen plant, plant construction for the Nebraska plant, project capitalization, site development and plant construction for the Indiana plant, and project capitalization and site acquisition and development for the Minnesota plant.

We believe we have sufficient cash on hand to cover all costs associated with construction of the Nebraska plant, including, but not limited to, site development, utilities, construction and equipment acquisition. We will need to raise additional debt and equity to make significant progress on our other goals.

As of March 1, 2007, we have 15 full-time employees and anticipate adding approximately 40 additional employees in connection with the commencement of operations at the Nebraska plant in September 2007. We also plan to hire additional employees as our company expands. As of March 1, 2007, Heartland Grain Fuels has 43 full-time employees and 1 part-time employee.

Debt Financing for the Aberdeen Plant Expansion

We have obtained from Kruse Investments a $5 million loan due July  1, 2007, secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. We have loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

For a description of the project capitalization and discussion of plant construction relating to the Aberdeen plant expansion being pursued by Heartland Grain Fuels, see “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels.”

Nebraska Plant

Project Capitalization

We estimate that it will cost approximately $151.6 million to complete the Nebraska plant and commence operations. These estimates are based on discussions with Fagen. The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this prospectus.

Nebraska Plant

Use of Proceeds	Amount	Percent
Plant construction, land and infrastructure	$122,900,000	81.08%
Construction insurance costs	220,000	0.15
Construction contingency	1,710,000	1.13
Capitalized interest	2,000,000	1.32
Rolling stock	400,000	0.26
Financing and pre-production period costs	3,350,000	2.21
Organization costs	3,000,000	1.98
Working capital	18,000,000	11.87
Total	$151,580,000	100%

Initially, we expected the Nebraska plant to cost approximately $142.0 million, including start-up and development costs. The cost increases are attributable to a $1.5 million increase in site development costs, a $1.4 million increase in organizational costs, $1.6 million of costs and a debt service reserve associated with the issuance of tax exempt subordinate bonds, a $1.5 million allowance for construction change orders and winter construction costs, a $500,000 increase in construction contingency and an additional $3 million working capital allowance to properly finance operations.

In March 2006, we raised $59.4 million net of offering expenses through the sale of units. To date, we believe we have secured sufficient debt and equity financing to complete the Nebraska plant. See “Liquidity and Capital Resources” for additional discussion of debt financing for the Nebraska plant.

Plant Construction and Start-Up of Nebraska Plant Operations

In order to build the Nebraska plant, in October 2005, we purchased 112 acres of land near Fairmont, Nebraska from WDB, Inc. for $672,000. In the same month, we purchased 148 acres of land in Fillmore County from Doris Gwen Ogden for $740,000.

In December 2005, we commenced site preparation for construction of the Nebraska plant. Our plant site consists of two adjacent parcels. We selected the site because of its location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the mainline BNSF railroad. In addition, the site is also in close proximity to the intersection of U.S. Highway 6 and 81. Our activities at this site for the next 12 months will include completion of final design and development of the plant. We also plan to negotiate and execute final contracts concerning the provision of necessary natural gas and marketing agreements for distillers grains.

Effective March 16, 2006, we entered into a lump-sum design-build agreement with Fagen to establish a 100 million gallons per year dry grind ethanol production facility on our plant site. Under the terms of the agreement, Fagen guarantees that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol. We expect that the plant will be substantially complete by September 2007, which is approximately 16 months after commencement of construction. Under the terms of the agreement, we will pay Fagen $98.0 million (not including approximately $2 million allowance for change orders), subject to any mutually agreed-upon adjustments and subject to a credit for any sums paid to Fagen Engineering, LLC for engineering performed pursuant to the phase I and phase II engineering services agreement. Fagen and Fagen Engineering, LLC are related entities.

On May 5, 2006, we entered into a track material purchase agreement with The Tie Yard Of Omaha to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts for approximately $1.6 million. On May 5, 2006, we entered into a real estate purchase agreement with Fillmore Western Railway Company for the purchase of certain property for railroad right of way and track material, as well as an easement to use their right of way for the purpose of underground pipeline and other utilities. The purchase price for the property is $500,000.

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska, whereby Perennial will supply all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service.

Indiana Plant

Project Capitalization

On June 15, 2006 we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC. Indiana Renewable Fuels has a letter of intent with ICM to construct a 110 million gallons per year dry mill corn-processing ethanol plant near Argos, Indiana. We estimate that we will need approximately $175.0 million to cover all capital expenditures necessary to construct and complete the Indiana plant, make the Indiana plant operational, provide working capital for the plant and produce revenue. The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this prospectus.

Indiana Plant

Use of Proceeds	Amount	Percent
Plant construction, land and infrastructure	$147,030,000	84.02%
Construction performance bond	650,000	0.37
Construction insurance costs	250,000	0.14
Construction contingency	2,000,000	1.14
Capitalized interest	3,000,000	1.71
Rolling stock	400,000	0.23
Financing and pre-production period costs	3,500,000	2.00
Working capital	18,170,000	10.38
Total	$175,000,000	100%

Initially, we expected the Indiana plant to cost approximately $165.0 million, including start-up and development costs. We have adjusted our project budget based on our experience with cost increases for the Nebraska plant. We are considering adding additional grain storage, grain handling equipment and grain receiving capacity to our plans for the Indiana plant to help maintain adequate grain supply at the facility and improve truck access. If we undertake this additional construction, we estimate that the cost of the Indiana plant will increase by approximately $15 million.

Assuming the maximum is raised, this offering is expected to generate net proceeds of at least $55.0 million to partially finance the construction and start-up costs of the Indiana plant. We intend to finance the balance of the costs for the Indiana plant through senior and subordinate debt financing. However, no definitive agreement has been reached on this debt financing. At this time, we do not know if the equity and debt financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain the financing. If we do not obtain the needed financing, we may:

•       commence construction of the plant using all or a part of the equity funds raised while we seek other financing sources;

•               hold the equity funds raised indefinitely in an interest-bearing account while we seek another financing source; or

•       use the funds on another project.

In any of these situations, we may not successfully construct and commence operations of our proposed Indiana plant.

Indiana Site Acquisition and Development

While we do not yet own any real property in Indiana, we have an option to acquire a parcel of real property near Argos, Indiana. Pending completion of this offering, we expect to continue work on the preliminary design and development of our proposed Indiana plant, site assessment, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts.

Plant Construction and Start-Up of Indiana Plant Operations

Assuming we obtain the necessary financing to complete the Indiana plant, we expect to commence construction in the fall of 2007 and complete construction of the proposed Indiana plant and commence operations in the first calendar quarter of 2009. Our work will include completion of the final design and development of the Indiana plant. We also plan to negotiate and execute finalized contracts concerning the construction of the Indiana plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains prior to completion of construction.

Minnesota Plant

We have entered into a lump-sum design-build agreement with Fagen effective February 7, 2007 to construct a 100 million gallons per year dry mill corn-processing ethanol plant near Northfield, Minnesota. A $2.0 million non-refundable commitment fee is due under this agreement on April 30, 2007. The agreement also anticipates that we will provide Fagen with a notice to proceed with construction by October 15, 2007, at which point we will owe a $20.0 million mobilization fee. We plan to use existing funds to pay the commitment fee and will need to raise financing in addition to the financing raised in this offering to pay the mobilization fee and other costs associated with the Minnesota plant. If we do not give a notice to proceed by October 15, 2007, Fagen has the right to terminate the agreement. We also have the right to terminate the agreement for our convenience subject to reimbursement of certain costs and expenses and payment of certain license fees if we intend to use Fagen’s work product. Over the next 12 months, we expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts.

Project Capitalization

Under our design-build agreement with Fagen, Fagen’s costs for construction of the Minnesota plant will be approximately $122.5 million, subject to adjustment. We have not yet determined other construction and start-up costs for the Minnesota plant and do not have a total project cost estimate for the Minnesota plant. We are expecting to use a portion of the proceeds from this offering, assuming we raise the maximum amount offered, to continue to work on the preliminary design and development of the Minnesota plant. We anticipate that we will need to raise additional equity, senior debt and subordinate debt to fund construction and start-up costs of the Minnesota plant. No definitive agreements have been reached regarding this additional financing. At this time, we do not know if this financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain this financing. If we do not obtain the needed financing, we may choose not to construct the Minnesota plant.

Minnesota Site Acquisition and Development

We expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of equity and debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts.

Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code. If we are not able to have the land rezoned and obtain the required permits, we will not be able to build the Minnesota plant at its proposed site and will attempt to find another location to build the plant; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed site rezoned or that we will obtain the required permits.

Plant Construction and Start-Up of Minnesota Plant Operations

Assuming we obtain the necessary financing and permits to complete the Minnesota plant, we expect to begin construction of the proposed Minnesota plant no sooner than the fall of 2007 and commence operations between 14 and 16 months after construction begins. Over the next 12 months, we plan to complete final design of the Minnesota plant and negotiate and execute finalized contracts concerning the construction of the Minnesota plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains.

TRENDS AND UNCERTAINTIES IMPACTING THE ETHANOL INDUSTRY AND OUR FUTURE OPERATIONS

We are subject to industry-wide factors that affect the operating and financial performance of the South Dakota plants and will affect the operating and financial performance of the plants under development once they begin operations. These factors include, but are not limited to, the available supply and cost of corn from which the ethanol and distillers grains is processed; the cost of natural gas, which is used in the production process; dependence on our ethanol marketer and distillers grains marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

We expect ethanol sales to constitute the bulk of our revenues. Ethanol prices have recently been much higher than their ten-year average. However, due to the increase in the supply of ethanol from the number of new ethanol plants scheduled to begin production and the expansion of current plants, we do not expect current ethanol prices to be sustainable in the long term. Areas where we believe demand may increase are new markets in New Jersey, Pennsylvania, Maryland, Massachusetts, North Carolina, South Carolina, Michigan, Tennessee, Louisiana and Texas. Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate, but it will not go into effect until 55 million gallons of ethanol are produced in the state.

We expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or government incentives could significantly impact demand for ethanol. On August 8, 2005, the Energy Policy Act of 2005 was signed into law containing a renewable fuel standard, known as the RFS. The RFS is a national program that will ensure that gasoline sold or introduced into commerce in the United States contains a particular volume of renewable fuel. The program will apply to refineries, blenders, distributors and importers as appropriate, but will not restrict the geographic areas in which renewable fuels may be used. The applicable volume of renewable fuel under the RFS will begin at 4 billion gallons in 2006 and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Energy Policy Act is expected to lead to approximately $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while the Energy Policy Act may cause ethanol prices to increase in the short term due to additional demand, supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings in the long term.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 85% ethanol and 15% unleaded gasoline for use in flexible fuel vehicles (FFVs). According to estimates of the Energy Information Administration, E85 consumption increased from a national total of 12.4 million gallons in 2000 to 23 million gallons in 2004. In the United States, there are currently about 3 million flexible fuel vehicles capable of operating on E85 and over 1,000 retail stations supplying it. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year.

Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by higher prices for oil and its refined components and by the federal Clean Air Act and federal regulations requiring the use of reformulated gasoline, known as RFG. RFG, which often contains ethanol, must be used in metropolitan areas with the most severe air pollution and in other areas where air quality is not in attainment with national standards. The Clean Air Act and federal regulations also require the use of oxygenated gasoline during the winter months in certain urban areas to reduce carbon monoxide emissions. The intent of the reformulated gasoline and oxygenated gasoline requirements is to reduce harmful emissions into the air. The application of the reformulated gasoline requirement to at least two metropolitan areas has been challenged and is currently at various stages of review. The EPA is engaged in rulemaking that will resolve the issue for Atlanta and will likely result in the eventual phase-out of the RFG requirement for Atlanta. The comment period for this rulemaking has closed, but no final rule has been issued. With respect to the other metropolitan area, Baton Rouge, Louisiana, the courts have sent the issue back to the EPA for reconsideration as to whether the RFG requirement should apply to that area. In the future, the combination of additional supply, successful challenges to the application of the RFG program and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.

Consumer resistance to the use of ethanol may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment. Certain individuals believe that use of ethanol will have a negative impact on prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could negatively affect our ability to sell our product and negatively affect our profitability.

We expect ethanol prices will be positively impacted by blenders and refineries increasing their use of ethanol in response to environmental liability concerns about methyl tertiary butyl ether or MTBE and increased consumer acceptance and exposure of ethanol. For instance, if gasoline prices continue to trend higher, consumers will look for lower priced alternative fuels. The Consumer Federation of America recently published a report that states that consumers could save up to $0.08 per gallon at the pump if ethanol were blended at 10%. Since ethanol-blended fuel is expected to be a less expensive alternative for consumers, the demand for such ethanol-blended fuel could increase, thus increasing the overall demand for ethanol. This could positively affect our earnings.

TECHNOLOGY DEVELOPMENTS

A new technology has recently been introduced to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities). The oil could then be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. The FWS Group of Companies, headquartered out of Canada with offices in the United States, is currently working on a starch separation technology that would economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel, leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plants.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the existing South Dakota plants or the ethanol plants we are proposing to build into plants that will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2006, we have total assets of approximately $183.5 million. We have current liabilities of approximately $31.2 million consisting primarily of our accounts payable and derivative financial instruments and long-term debt of approximately $45.8 million consisting of our tax-exempt and subordinated bonds and other debt financing. Since our inception through December 31, 2006 we have retained earnings of approximately $2.6 million. Total members’ equity as of December 31, 2006 was approximately $98.3 million. Prior to the acquisition of Heartland Grain Fuels, we were a development-stage company. Prior to this most recent quarter, we generated no revenue from operations.

Based on our business plan and current construction cost estimates, we believe the Nebraska plant will cost approximately $151.6 million to construct and start operations, the Indiana plant will cost approximately $175.0 million to construct and start operations and the Aberdeen plant expansion will cost approximately $78.0 million to construct and start operations. Our design-build agreement with Fagen provides for construction costs of approximately $122.5 million, subject to adjustment, for the Minnesota plant. We have not yet determined other construction and start-up costs for the Minnesota plant and do not have a total project cost estimate for the Minnesota plant. We believe we have sufficient equity, debt financing, government incentives and grants to complete the Nebraska plant. We expect to require significant equity and debt financing to complete the Indiana and Minnesota plants and Aberdeen plant expansion.

Senior Credit Facility for the Nebraska Plant

Effective February 17, 2006, we entered into a loan agreement with Farm Credit establishing a senior credit facility with Farm Credit for the construction of a 100 million gallons per year ethanol plant. The construction financing is in the amount of $79.5 million consisting of a $58.5 million term loan, known as term loan A, and a $21.0 million revolving term loan, known as term loan B. Farm Credit also extended to us a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions, which will not be effective until we begin operations. Farm Credit has appointed CoBank, ACB, to serve as its agent with regard to these loans.

Effective November 10, 2006, we assigned all our rights and obligations under the loan agreements described in the preceding paragraph to our wholly owned subsidiary, ABE Fairmont, LLC. Immediately following this assignment, Farm Credit and ABE Fairmont amended those agreements to extend the period during which ABE Fairmont may draw down funds, to shorten the period for their repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont and Farm Credit also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan, known as term loan C, and an additional $4.0 million revolving term loan, known as term loan D for construction of the Nebraska plant. The terms and conditions of these loan agreements are substantially similar to those described above.

We paid an origination fee of $397,500 to Farm Credit for term loan A. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan B. For the grain inventory and futures revolving credit facility, we paid an origination fee of $12,500. A commitment fee of 0.25% per annum is payable on a monthly basis on the unused portion of the grain inventory and futures revolving credit facility. ABE Fairmont paid an origination fee of $72,500 to Farm Credit for term loan C. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan D.

ABE Fairmont may select a rate of interest for each term loan at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank or at LIBOR plus 3.4% per annum. ABE Fairmont may select a rate of interest for the grain inventory and futures revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank or at LIBOR plus 3.1% per annum.

Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $49.1 million of equity (less any tax increment financing proceeds and the proceeds we receive from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay term loan A as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lesser of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all of these cash flow payments.

On the earlier of December 1, 2014 or six months following complete repayment of term loan A, ABE Fairmont will begin repayment of term loan B in $5.0 million increments due every six months. ABE Fairmont will repay the grain inventory and futures revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

ABE Fairmont must repay term loan C and term loan D in full on June 1, 2009.

In November 2006, we assigned all of our right, title and interest in the Nebraska plant to ABE Fairmont. The loans owed to Farm Credit are secured by a first mortgage on all of ABE Fairmont’s real estate and a lien on all of ABE Fairmont’s personal property. ABE Fairmont has agreed to purchase $1,000 worth of stock in Farm Credit Services of America, ACA that will also be pledged as security for the loans. If ABE Fairmont prepays any portion of term loan A or term loan B through a refinancing prior to July 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges. If ABE Fairmont prepays any portion of term loan C or term loan D through a refinancing prior to June 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions to

Advanced BioEnergy except as follows: (i) for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution to Advanced BioEnergy of 50% of ABE Fairmont’s net profit for the applicable fiscal year if Farm Credit has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont may make distributions to Advanced BioEnergy exceeding 50% of its net income if it has made the required cash flow payment for that fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to Advanced BioEnergy.

Upon the occurrence of an event of default or an event that will lead to a default, Farm Credit may upon notice terminate its commitment to loan funds to ABE Fairmont and declare the entire unpaid principal balance of the loans, plus accrued interest, immediately due and payable. An event of default includes, but is not limited to, ABE Fairmont’s failure to make payments when due, insolvency, any material adverse change in ABE Fairmont’s financial condition or ABE Fairmont’s breach of any of the covenants, representations or warranties its has given in connection with the loans.

Fillmore County Subordinate Exempt Facilities Revenue Bonds for the Nebraska Plant

On April 1, 2006, we entered into a loan and trust agreement with the County of Fillmore, State of Nebraska and Wells Fargo, N.A. wherein Fillmore County issued and sold $7.0 million of subordinate exempt facilities revenue bonds, the interest on which is expected to be exempt from inclusion as gross income of the holder of the bonds for federal and state income tax purposes. Fillmore County has loaned the proceeds from the sale of these bonds to us, the net proceeds of which equal approximately $5.6 million.

We agreed to repay the loan by making loan payments to Fillmore County in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon on December 1, 2017, upon redemption, upon acceleration or when otherwise payable. Our obligation to make the loan payments under the loan and trust agreement is evidenced by the execution and delivery of a promissory note. Repayment of the bonds and the security for the bonds is subordinate to our senior credit facility with CoBank and Farm Credit.

The proceeds of the bonds are to be used, in order (i) to provide financing for a portion of the costs of the acquisition and installation of certain eligible solid waste disposal facilities at the Nebraska plant; (ii) to fund a debt service reserve fund; (iii) to pay interest during construction in an amount approximately equal to 20 months’ interest on the bonds; and (iv) to pay a portion of the costs of issuance of the bonds.

Defaults under the loan and trust agreement include, but are not limited to: (i) failure to pay any installment of principal or any payment of interest or premium on the loan or the note; (ii) failure to observe or perform any of the covenants, agreements or conditions contained in the loan and trust agreement or in the security documents; and (iii) falseness of any representation or warranty in any material adverse respect as of the time made or given. Upon the occurrence of a default, Wells Fargo may declare all loan repayments for the remainder of the term of the loan and trust agreement to be immediately due and payable by us and may declare the entire outstanding principal balance of the loan, together with all interest accrued thereon, to be due and payable and take whatever action at law or in equity to collect the loan repayments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant under the loan and trust agreement. However, the ability of Wells Fargo to take these actions upon default is also subject to certain terms and conditions found in a debt subordination agreement between CoBank, us and Wells Fargo.

The bonds are secured by a subordinate deed of trust and security agreement granted by us to Wells Fargo pursuant to which we conveyed to Wells Fargo a mortgage lien on the real property and fixtures constituting the Nebraska plant and security interests in all tangible personal property located on the mortgaged real property or used in connection with the Nebraska plant as security for repayment of the bonds. The lien of the subordinate deed of trust shall be subordinate to the lien of a deed of trust and security agreement given by us in favor of CoBank and Farm Credit.

Tax Increment Financing for the Nebraska Plant

We obtained net proceeds of approximately $5.3 million in tax increment financing from the Village of Fairmont, Nebraska. Tax increment financing is a program created by state statute that provides city councils the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives.

Community Development Block Grant for the Nebraska Plant

We have received a $305,000 community development block grant to assist Fillmore County with road paving leading to the plant. Fillmore County will draw down directly on community development block grant funds.

FUTURE CAPITAL REQUIREMENTS

We believe that we have secured sufficient funds to complete construction and start-up of the Nebraska plant. Our future capital requirements will primarily depend on the cost and timing to complete the Aberdeen plant expansion, Indiana plant and Minnesota plant and the number of additional plants we construct or acquire, the timing of those plant openings or acquisitions within a given fiscal year and the need to fund operating losses, as well as the terms of any other corporate opportunities we undertake. These requirements will include costs directly related to constructing or acquiring new ethanol plants and may also include costs necessary to ensure that our infrastructure, including technology and distribution capabilities, is able to support multiple plants. We can provide no assurances at this time as to the timing of such an expansion, or whether such an expansion will occur.

Based on our business plan and current construction cost estimates, we believe the Aberdeen plant expansion construction and start-up (including working capital) will cost approximately $78.0 million, we believe the Indiana plant construction and start-up (including working capital) will cost approximately $175.0 million. Our design-build agreement with Fagen provides for construction costs of approximately $122.5 million, subject to adjustment, for the Minnesota plant. We do not yet have other construction and start-up cost estimates or a total project cost estimate for the Minnesota plant. We are seeking to raise a maximum of $100.0 million of equity in this offering. Depending on the level of equity raised in this offering, we expect to require significant debt financing to fund the Aberdeen plant expansion and the Indiana plant, as well as additional equity and debt financing to fund the Minnesota plant. If we raise only the $40.0 million minimum in this offering, we will need to raise significant additional equity financing (at least $51 million), to complete the Indiana plant. Even if we raise $100.0 million in this offering, we will still need to raise significant additional equity financing to construct the Minnesota plant.

If we receive proceeds from the offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from the offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment would be subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. Our wholly owned subsidiary HGF Acquisition has borrowed $5 million from Kruse Investments. This loan will be due on July 1, 2007 and is secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. We have loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

We do not have definitive contracts with any bank, lender or financial institution for debt financing for the Indiana plant or the Minnesota plant and there is no assurance that we will be able to secure this financing. Completion of the Indiana plant relies entirely on our ability to attract these loans and close on sufficient funds in this offering. Completion of the Minnesota plant relies in part on our ability to raise sufficient equity and debt financing.

With the placement of the subordinated exempt facilities revenue bonds to Fillmore County, we have an obligation that may require funding if our cash flows from operations will not cover repayment of these bonds.

We intend to satisfy our capital requirements in fiscal 2007 with existing cash and funds available under our credit facility, cash generated from operations, primarily from our South Dakota plants, assuming that Heartland Grain Fuels makes distributions, and the proceeds from this offering. However, if capital requirements for our business strategy change, or other factors change our capital requirements, we may need to seek additional debt or equity financing in the public or private markets. There is no assurance that financing will be available to us on acceptable terms or at all.

INTEREST RATE RISK

Our earnings in the future may be affected by changes in interest rates due to the impact those changes have on our interest expense on borrowings under our credit facility. Our outstanding subordinated exempt facilities revenue bonds carry a fixed rate of interest. As of September 30, 2006, we had no floating rate indebtedness. We have not contracted for any derivative financial instruments. We have no international sales. Substantially all of our purchases are denominated in U.S. dollars.

HEDGING AND OTHER RISK MITIGATION STRATEGIES

We manage our exposure to various risks through a risk management policy, which calls for the quantification and evaluation of market-based risk. We also have a risk management committee that monitors compliance with the risk management policy and advises the board of directors on forward pricing and risk management issues.

To mitigate price risk caused by market fluctuations in commodities such as corn, ethanol, natural gas and distillers grains, we may enter into exchanged traded commodities futures, options, cash contracts and over-the-counter instruments from time to time. These hedging instruments also expose us to unrealized gains and losses, which are offset by physical positions in the cash market. Fixed price contracts present the risk of financial loss in situations of default by the other party.

IMPACT OF INFLATION

We believe that inflation has not had a material impact on our results of operations since inception. We cannot assure you that inflation will not have an adverse impact on our operating results and financial condition in future periods.

OFF-BALANCE SHEET ARRANGEMENTS

Advanced BioEnergy has no off-balance sheet arrangements.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.

Revenue Recognition

Revenue from the production of ethanol and its co-products is recorded when title transfers to customers. Ethanol and its co-products are generally shipped FOB from the plants. In accordance with our marketing agreements, sales are recorded net of commissions retained at the time payment is remitted.

Derivative Instruments and Hedging Activities

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS No. 133, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain derivative contracts may be exempt under SFAS No. 133 as normal purchases or normal sales, which are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. At this time, our forward contracts related to the purchase of corn and natural gas are considered normal purchases and, therefore, are exempted from the accounting and reporting requirements of SFAS No. 133.

Unearned Compensation

Subsequent to our seed capital offering, our original two members received compensation in the form of restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Nebraska plant. The restriction will be removed as services are provided and selected milestones are achieved. The earned portion of the $1.25 million is being expensed as start-up expenses. As of December 31, 2006, $1,071,429 has been earned and expensed with the remaining $178,571 included in unearned compensation.

Financing and Deferred Offering Cost

We will defer offering costs relating to our proposed registered securities offering until the sale of units is completed. Upon issuance of the units, these costs will be netted against the proceeds received. If our proposed registered securities offering is not completed, such costs will be expensed.

STATE OF SOUTH DAKOTA INCENTIVES

The State of South Dakota pays an incentive to operators of ethanol plants to encourage the growth of the ethanol industry. Each plant is eligible to receive an aggregate of $10 million, payable up to $1 million per year. Heartland Grain Fuels has historically received payments between $700,000 and $800,000 per plant per year. This incentive terminated for the Aberdeen plant in 2004. The amounts are dependent on annual allocations by the State of South Dakota and the number of eligible plants. Heartland Grain Fuels expects this incentive to terminate for the Huron plant in 2011. Heartland Grain Fuels does not expect to receive this incentive for the Aberdeen plant expansion.

POSSIBLE FUTURE GRANTS, GOVERNMENT PROGRAMS, TAX CREDITS AND TAX INCREMENT FINANCING

We plan to apply for tax incentives available under the Employment and Investment Growth Act available for economic development in Nebraska. We plan to apply for a project development grant from the U.S. Department of Agriculture. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.

MANAGEMENT’S DISCUSSION AND ANALYSIS
AND PLAN OF OPERATION FOR HEARTLAND GRAIN FUELS

OVERVIEW

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

Heartland Grain Fuels owns and operates ethanol plants located in Aberdeen and Huron, South Dakota, with a combined ethanol production capacity of approximately 39 million gallons per year. In addition to producing ethanol, Heartland Grain Producers produces and sells wet distillers grains, dry distillers grains and condensed distillers solubles as ethanol co-products. Assuming the successful completion of this offering, we expect to complete an expansion of Heartland Grain Fuels’ Aberdeen plant during the first calendar quarter of 2008, which will increase Heartland Grain Fuels’ production capacity by approximately 40 million gallons per year.

The table below provides an overview of Heartland Grain Fuels’ ethanol plants that are in operation or under construction as of March 1, 2007.

	Aberdeen Plant	Huron Plant(1)	Aberdeen Expansion(2)
Location	Aberdeen, South Dakota	Huron, South Dakota	Aberdeen, South Dakota
Year completed or scheduled to be completed	1992	1999	First Calendar Quarter 2008
Annual ethanol capacity (in millions of gallons)	9	30	40
Primary energy source	Natural Gas	Natural Gas	Natural Gas
Estimated distillers grains production per year(3)	30,000 tons	95,000 tons	128,000 tons
Estimated corn processed per year	3.3 million bushels	11.1 million bushels	14.8 million bushels

(1)          The production capacity of the Huron plant was expanded from 12 million gallons per year to 30 million gallons per year in July 2006.

(2)          Construction of the Aberdeen plant expansion commenced in 2006.

(3)          Amounts represent the aggregate production of wet and dry distillers grains, converted to dry equivalent tons.

RECENT DEVELOPMENTS

Combination with Advanced BioEnergy

On November 8, 2006 the first closing of the Heartland Grain Fuels transaction occurred. As a result of the acquisition, SDWG and Aventine received cash and units in exchange for all of their limited partnership interests in Heartland Grain Fuels, and the common shares of Dakota Fuels owned by SDWG. After giving effect to the first closing, we own approximately 53% of the limited partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels. We also have an agreement to purchase all of the limited partnership interest in Heartland Grain Fuels and the common shares of Dakota Fuels owned by Heartland Producers, which would result in our owning 100% of Heartland Grain Fuels and Dakota Fuels. Subject to the approval of Heartland Producers’ members and satisfaction of certain closing conditions, we expect to close the transaction with Heartland Producers during the first calendar quarter of 2007.

Marketing Arrangements

As a member of the Aventine marketing alliance, all of Heartland Grain Fuels’ ethanol is sold to Aventine and priced through a pooling of Heartland Grain Fuels and other producers’ ethanol that is sold by Aventine to third parties. In connection with our purchase of Aventine’s limited partnership interests in Heartland Grain Fuels, Heartland Grain Fuels amended its marketing agreement with Aventine, effective December 1, 2006, to extend the term until November 2008, amend the timing of payment and modify the commission to be paid by Heartland Grain Fuels, and to include certain confidentiality provisions. After the initial term, the agreement will automatically renew for successive one-year terms unless terminated by either party upon one year’s prior written notice.

Grain Origination

In connection with our purchase of SDWG’s limited partnership interests in Heartland Grain Fuels and common shares in Dakota Fuels, Heartland Grain Fuels entered into a new grain origination agreement with SDWG. The term of the grain origination agreement is 10 years unless terminated earlier in accordance with its terms. SDWG has agreed to sell corn to Heartland Grain Fuels’ plants based on its projected use of corn. Heartland Grain Fuels may also purchase corn from other parties, subject to certain restrictions.

Credit Facility

Heartland Grain Fuels indirectly borrows funds from CoBank, ACB through an arrangement with Dakota Fuels. Pursuant to this arrangement, Heartland Grain Fuels borrows funds from Dakota Fuels pursuant to a master loan agreement, revolving term loan supplement and multiple advance term loan supplement. Dakota Fuels obtains funds to be loaned to Heartland Grain Fuels pursuant to loan agreements with CoBank that are substantially similar to the loan agreements between Heartland Grain Fuels and Dakota Fuels.

In connection with our combination with Heartland Grain Fuels, Heartland Grain Fuels and Dakota Fuels entered into an amendment to the master loan agreement dated October 27, 2005, a revolving term loan supplement, and a multiple advance term loan supplement. Dakota Fuels and CoBank also entered into an amendment to the master loan agreement dated October 27, 2005, a revolving term loan supplement and a multiple advance term loan supplement. Pursuant to the amended loan agreements, Heartland Grain Fuels may borrow up to $6.75 million and $35.25 million under the revolving term loan supplements and multiple advance term loan supplements, respectively. Amounts borrowed under the revolving term loan supplements may be repaid and reborrowed. Amounts borrowed under the multiple advance term loan supplement and later repaid may not be reborrowed. Amounts borrowed are due on January 20, 2008. Currently, Heartland Grain Fuels and Dakota Fuels have borrowed all of the funds available under these loans.

Our wholly owned subsidiary HGF Acquisition has obtained from Kruse Investments a $5 million loan due July 1, 2007, secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. We have loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

COMPONENTS OF REVENUES AND EXPENSES

Total Revenues

Heartland Grain Fuels’ primary source of revenue is the sale of ethanol produced at its Aberdeen and Huron plants. Sales of ethanol accounted for 88% of Heartland Grain Fuels’ sales in 2005 and 85% of Heartland Grain Fuels’ sales in 2004. Heartland Grain Fuels’ other sales are generated from the sale of distillers grains and condensed distillers solubles, which are co-products of the ethanol production process. The selling price Heartland Grain Fuels realizes for its ethanol is largely determined by the market supply and demand for ethanol. The selling price of co-products is largely determined by the market supply and demand of livestock protein feed supply, including alternatives to co-products of the ethanol production process. Recently, the demand for ethanol co-products has been lower than in previous years due to increased supplies of soy hulls in the livestock protein feed marketplace. The demand and markets for ethanol and ethanol co-products are independent of one another.

Cost of Sales and Gross Income

Heartland Grain Fuels’ gross income is derived from its sales less cost of sales. Heartland Grain Fuels’ cost of sales is mainly affected by the cost of corn and natural gas. Corn is Heartland Grain Fuels’ most significant raw material cost. The price of corn is influenced by weather conditions and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The spot price of corn tends to rise during the spring planting season in May and June and tends to decrease during the fall harvest in October and November. Heartland Grain Fuels purchases natural gas to power steam generation in its ethanol production process and to dry its distillers grains. Natural gas represents Heartland Grain Fuels’ second largest cost. The price of natural gas is affected by weather conditions and general economic, market and regulatory factors. Historically, corn costs have accounted for approximately 53.0% of total cost of sales, while natural gas costs have accounted for approximately 17.5% of total cost of sales. Expenses for wages and benefits, depreciation, interest expense, enzymes, chemicals, electricity, water and repairs and maintenance comprise the remaining 29.5% of total cost of sales. Heartland Grain Fuels expects interest expense, net of interest capitalized as part of the Aberdeen plant expansion, to increase significantly as a result of its increased debt incurred in connection with the transactions with Advanced BioEnergy.

General and Administrative Expenses

General and administrative expenses consist of telephone, postage, professional fees, contributions, dues and subscriptions and office supplies.

Other Operating Income

Other operating income includes state incentive income, interest income and miscellaneous income. The State of South Dakota pays an incentive to operators of ethanol plants to encourage the growth of the ethanol industry. Each plant is eligible to receive an aggregate of $10 million, payable up to $1 million per year. Heartland Grain Fuels generally receives payment between $700,000 and $800,000 per plant per year. The amounts are dependent on annual allocations by the State of South Dakota and the number of eligible plants. This incentive terminated for the Aberdeen plant in 2004. Heartland Grain Fuels expects this incentive to terminate for the Huron plant in 2011. Heartland Grain Fuels does not expect to receive this incentive for the Aberdeen plant expansion.

RESULTS OF OPERATIONS

Heartland Grain Fuels did not complete the expansion of its Huron plant from 12 to 30 million gallons per year until July 2006. The Aberdeen plant expansion is scheduled to be completed during the first calendar quarter of 2008. The results for the historical periods presented are not representative of the results that Heartland Grain Fuels expects to achieve in the future due in part to its expanded Huron plant and the expansion of its Aberdeen plant.

The following table sets forth, for the periods indicated, revenues, expenses and net income, and the percentage relationship to sales of specified items in Heartland Grain Fuels’ consolidated income statement:

	Year Ended December 31,						Nine Months Ended September 30,
	2003		2004		2005		2005		2006
							(unaudited)
	(in thousands, except percentage data)
Sales	$31,321	100%	$36,043	100%	$36,501	100%	$27,474	100%	$38,001	100%
Cost of sales	32,458	103.6	35,462	98.4	33,453	9.2	25,129	91.5	28,095	73.8
Gross income (loss)	(1,137)	(3.6)	581	1.6	3,048	8.4	2,345	8.5	9,906	26.2
Other operating income	1,638	5.2	1,367	3.8	765	2.1	494	1.8	632	1.7
General and administrative expenses	175		148		148		115		187
Operating net income	325	1.0	1,800	5.0	3,665	10.0	2,724	9.9	10,351	27.4
Patronage dividend income	74		87		139		81		53
Net income	$399	1.3%	$1,887	5.2%	$3,805	10.4%	$2,805	10.2%	$10,404	27.5%

NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005

Sales

Sales for the nine months ended September 30, 2006 were $38.0 million, compared to $27.4 million for the nine months ended September 30, 2005, an increase of $10.6 million or 38.7%. The increase in sales was primarily the result of record high ethanol prices, which were approximately 55 cents per gallon higher during the first nine months of 2006 compared to the same period in 2005. Sales also increased due to increased production at the Huron plant in August and September 2006 as a result of the expansion.

Sales from co-products decreased $0.6 million, or 21.8%, to $2.9 million for the nine months ended September 30, 2006 from $3.5 million for the nine months ended September 30, 2005. The decrease in co-product sales was primarily the result of a weaker livestock protein feed market due to an excess supply of soybean co-products.

Cost of Sales

Cost of sales for the nine months ended September 30, 2006 was $28.1 million, compared to $25.1 million for the nine months ended September 30, 2005, an increase of $3.0 million or 12.0%. This increase was primarily the result of increased cost of sales for the Huron plant due to the completion of the expansion in July 2006. The cost of sales for the Aberdeen plant was relatively unchanged when comparing the first nine months of 2006 and 2005.

Corn costs increased $0.5 million, or 3.8%, to $13.7 million for the nine months ended September 30, 2006 from $13.2 million for the nine months ended September 30, 2005. Corn costs represented 49.2% of cost of sales for the nine months ended September 30, 2006 and 52.5% of cost of sales for the nine months ended September 30, 2005. The increase in corn costs was due to an increase in number of bushels purchased as a result of the Huron expansion, which was offset by the fact that the average price paid per bushel was approximately $0.05 less during the first nine months of 2006 compared to the same period in 2005.

Natural gas costs increased $0.4 million, or 8.7%, to $5.0 million and accounted for 18.0% of cost of sales for the nine months ended September 30, 2006 from $4.6 million and 18.5% of cost of sales for the nine months ended September 30, 2005. The increased cost of natural gas was primarily attributable to increased volume purchased as a result of the Huron plant expansion.

The remaining $2.1 million increase in cost of sales was due primarily to increased depreciation, interest expense, wages and benefits, and denaturant costs in 2006 when compared to 2005 due primarily to the expansion of the Huron plant.

Gross Income

Gross income increased $7.5 million from $2.3 million or 8.5% of sales for the nine months ended September 30, 2005 to $9.9 million or 26.1% of sales for the same period in 2006. This increase was primarily a result of the record-high ethanol prices during the first nine months of 2006 and a decrease in the per bushel price of corn during the same period.

Other Operating Income

Other operating income increased $.1 million, or 27.9%, to $.6 million for the nine months ended September 30, 2006 from $.5 million for the nine months ended September 30, 2005. The increase was primarily the result of interest income earned on cash and cash equivalents.

General and Administrative Expenses

The increase in general and administrative expenses to $187,000 for the nine months ended September 30, 2006 from $115,000 for the nine months ended September 30, 2005 is primarily attributable to higher professional fees in 2006 in connection with the combination of Heartland Grain Fuels and Advanced BioEnergy.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Sales

Sales for 2005 were $36.5 million, compared to $36.0 million for 2004, an increase of $0.5 million or 1.3%. The increase in sales was due to slightly higher ethanol prices and slightly higher production for 2005 compared to 2004. The weighted average price realized on Heartland Grain Fuels’ sales of ethanol increased to $1.45 per gallon, or 2.8%, for 2005 from $1.41 per gallon for 2004. Accordingly, sales from ethanol increased $1.7 million, or 5.6%, to $32.0 million for 2005 from $30.3 million for 2004. Heartland Grain Fuels produced a total of 22.2 million gallons of fuel ethanol in 2005, compared to 21.4 million gallons in 2004.

Sales from co-products decreased $1.5 million, or 24.5%, to $4.5 million for 2005 from $6.0 million for 2004. Co-product sales decreased primarily due to lower prices in the livestock protein feeds market for ethanol co-products. The drop in prices resulted from an increase in the supply of soy hulls due to an increased amount of soybeans being crushed for oil and various other uses.

Cost of Sales

Cost of sales for 2005 was $33.5 million, compared to $35.5 million for 2004, a decrease of $2.0 million or 5.7%, due primarily to a decrease in the cost of corn in 2005 compared to 2004. However, higher natural gas costs in 2005 offset some of the corn savings.

Corn costs decreased $4.2 million, or 19.8%, to $16.9 million for 2005 from $21.1 million in 2004. Corn costs represented 50.6% of cost of sales for 2005 and 59.4% of cost of sales for 2004. This decrease was primarily the result of a 55 cent per bushel decrease in the cost of corn in 2005 compared to 2004.

Natural gas costs increased $1.8 million, or 34.5%, to $7.0 million, and accounted for 20.9% of cost of sales for 2005 and accounted for 15.5% of cost of sales for 2004. The increased cost of natural gas as a percentage of cost of sales was primarily attributable to increased natural gas prices during the year.

Gross Income

Gross income increased $1.9 million from $1.9 million or 5.4% of sales for the year ended December 31, 2004 to $3.8 million or 10.4% of sales for the same period in 2005. This increase was primarily the result of decreased corn costs and a slight increase in ethanol prices, which were partially offset by higher natural gas costs.

Other Operating Income

Other operating income decreased $0.60 million, or 44.0%, to $0.77 million for 2005 from $1.37 million for 2004. The decrease was primarily the result of the Aberdeen plant receiving the maximum aggregate amount of state incentive money attributable to production during 2004. Heartland Grain Fuels received an aggregate of $10 million in incentives with respect to the Aberdeen plant late in 2004. The Huron plant has approximately $6 million of incentives to recover as of December 31, 2005.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Sales

Sales for 2004 were $36.0 million, compared to $31.3 million for 2003, an increase of $4.7 million or 15.1%. The increase in sales was primarily the result of a 22 cent per gallon increase in the price of ethanol in 2004 compared to 2003. Heartland Grain Fuels produced a total of 21.4 million gallons of fuel ethanol in 2004, compared to 21.3 million gallons in 2003.

Sales from co-products increased $0.5 million, or 7.7%, to $6.0 million for 2004 from $5.5 million for 2003. The increase was the result of slightly higher co-product prices due in part to the fact that more co-products were sold locally in 2004.

Cost of Sales

Cost of sales for 2004 was $35.5 million, compared to $32.5 million for 2003, an increase of $3.0 million or 9.3%, due primarily to an increase in the cost of corn in 2004 compared to 2003.

Corn costs increased $3.5 million, or 19.9%, to $21.1 million for 2004 from $17.6 million in 2003. Corn costs represented 59.4% of cost of sales for 2004 and 54.2% of cost of sales for 2003. This increase was primarily the result of a 42 cent per bushel increase in the cost of corn in 2004 compared to 2003, as natural gas costs only increased $0.2 million, or 4.0%, to $5.2 million, accounted for 14.7% of cost of sales for 2004, and accounted for 15.5% of cost of sales for 2003.

Gross Income (Loss)

Gross income increased $1.4 million from $0.5 million or 1.6% of sales for the year ended December 31, 2003 to $1.9 million or 5.4% of sales for the same period in 2004. This increase was primarily the result of higher ethanol prices, which were partially offset by higher corn prices.

Other Operating Income

Other operating income decreased $0.27 million, or 16.5%, to $1.37 million for 2004 from $1.64 million for 2003. The decrease was primarily the result of the Aberdeen plant receiving the maximum aggregate amount of state incentive money attributable to production during late 2004, as well as the state incentive program being under funded in 2004.

FLUCTUATIONS IN QUARTERLY RESULTS AND SEASONALITY

Heartland Grain Fuels’ quarterly operating results are influenced by seasonal fluctuations in the price it pays for corn and natural gas, and the price it receives for ethanol. The spot price of corn historically increases during the spring planting season in May and June, and historically decreases during the fall harvest in October and November. The price for natural gas, however, tends to move opposite that of corn and historically is lower in the spring and summer and higher in the fall and winter. In addition, Heartland Grain Fuels’ ethanol prices are substantially correlated with the price of unleaded gasoline, which tends to increase during the summer and winter seasons.

As a result of quarterly and seasonal fluctuations, Heartland Grain Fuels believes comparisons of operating measures between consecutive quarters is not as meaningful as comparisons between longer periods and should not be relied on as indicators of its future performance.

HEDGING AND OTHER RISK MITIGATION STRATEGIES

Heartland Grain Fuels seeks to mitigate its exposure to commodity price fluctuations by entering into forward purchase contracts for a portion of its corn and natural gas requirements on a fixed price basis. Heartland Grain Fuels’ corn and natural gas requirements are forecasted to take into account its expected production of ethanol. Heartland Grain Fuels believes its strategy of managing exposure to commodity price fluctuations will reduce somewhat the volatility of its results, but will also reduce its ability to benefit from favorable changes in prices.

As of September 30, 2006, Heartland Grain Fuels had entered into forward purchase contracts for 10.5 million bushels of corn through September 30, 2007 and 90,000 MMBtu of natural gas through March 31, 2007, which represents 75% and 20% of its estimated requirements of corn and natural gas for the respective periods of time. Heartland Grain Fuels has fixed the purchase price it will pay for 6.7 million bushels of such corn for the period from November 2006 through July 2007.

The extent to which Heartland Grain Fuels enters into forward purchase contracts for corn and natural gas during the year may vary substantially from time to time based on a number of factors, including supply and demand, the needs of customers to purchase ethanol or suppliers to sell Heartland Grain Fuels raw materials on a fixed basis, Heartland Grain Fuels’ forecasting of future market trends, seasonal factors and the costs of forward contracts. For example, Heartland Grain Fuels would expect to purchase forward a smaller percentage of its corn requirements for the fall months when prices tend to be lower, and would expect to enter into forward purchase contracts for its natural gas requirements during the fall and winter months when prices tend to be higher.

LIQUIDITY AND CAPITAL RESOURCES

The following table is presented as a measure of Heartland Grain Fuels’ liquidity and financial condition:

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$2,488,338	$474,442
Working capital	(303,955)	141,176
Amounts available under loan agreements	3,400,000	15,000,000
Long-term debt	18,000,000	5,755,820
Net cash provided by operating activities	11,889,810	6,090,707
Net cash (used in) investing activities	(23,917,688)	(6,533,018)
Net cash provided by (used in) financing activities	14,041,775	(2,759,088)

Heartland Grain Fuels’ principal sources of liquidity consist of cash and cash equivalents, cash provided by operations and available borrowings under its loan agreements. In addition to funding operations, Heartland Grain Fuels’ principal uses of cash have been, and are expected to be, the debt service requirements of its indebtedness, the expansion of its plants, capital expenditures and general operations.

Heartland Grain Fuels financed its operations in the first three quarters of 2006 primarily through cash flow provided by operations and financing activities. At September 30, 2006, Heartland Grain Fuels had total cash and cash equivalents of $2.5 million compared to $0.5 million at December 31, 2005. Cash provided by operating activities was $11.9 million for the nine months ended September 30, 2006, compared to $4.3 million for the nine months ended September 30, 2005. The increase in operating cash flow was due primarily to increased profits in 2006 as a result of record high ethanol prices, which was offset by increases in accounts receivable. The increase in accounts receivable was due primarily to the timing of payments received from Aventine for the sale of ethanol and the increase in ethanol prices.

Heartland Grain Fuels financed its operations for 2005 primarily through cash provided by operating activities. At December 31, 2005, Heartland Grain Fuels had total cash and cash equivalents of $0.5 million compared to $3.7 million at December 31, 2004. Cash provided by operating activities was $6.1 million for 2005 compared to cash provided by operating activities of $4.4 million for 2004. The increase in operating cash flow was due to a number of factors, including an increase in net income, an increase in accounts payable and a decrease in inventories, which were partially offset by a decrease in accounts receivable and an increase in prepaid expenses. Net income increased $1.9 million primarily due to decreased corn costs, which were partially offset by increased natural gas costs. Accounts payable increased $0.9 million in 2005 compared to a marginal decrease in accounts payable in 2004. The increase in accounts payable in 2005 was due primarily to increased expenditures in connection with the expansion of the Huron plant. Inventories decreased $0.2 million in 2005 compared to an increase in inventories of $0.3 million in 2004. The changes in inventories for the two years were due to normal fluctuations in ethanol inventories based on the timing of shipments. Accounts receivable increased $0.3 million in 2005 compared to a decrease in accounts receivable of $1.0 million in 2004. The changes in accounts receivable for the two years were due primarily to the timing of payments received from Aventine for the sale of ethanol. Prepaid expenses increased $0.2 million in 2005 compared to a marginal decrease in prepaid expenses in 2004. The increase in prepaid expenses in 2005 was due primarily to a shift in Heartland Grain Fuels’ business insurance from calendar year policies to policies covering twelve-month periods beginning November 1 of each year.

Cash used in investing activities was $23.9 million for the nine months ended September 30, 2006 compared to $2.3 million for the nine months ended September 30, 2005. The increase was primarily due to cash payments for the Huron plant expansion, as well as preliminary cash payments for the Aberdeen plant expansion.

Cash used in investing activities was $6.5 million for 2005 compared to $0.3 million for 2004. The increase primarily resulted from cash payments in connection with the Huron plant expansion.

Cash provided by financing activities for the nine months ended September 30, 2006 was $14.0 million, compared to $2.9 million used in financing activities for the nine months ended September 30, 2005. The 2005 period included debt retirement of $1.8 million and an equity distribution to Heartland Grain Fuels’ partners of $1.0 million, while the 2006 period included increased borrowings for the Huron plant expansion.

Cash used in financing activities was $2.8 million for 2005 compared to $0.9 million for 2004. The increase primarily resulted from a larger distribution to Heartland Grain Fuels’ partners and increased payoff of indebtedness in 2005.

Heartland Grain Fuels’ financial position and liquidity are, and will be, influenced by a variety of factors, including:

•       its ability to continue to generate cash flows from operations;

•       the availability of funds under its loan agreements, the level of its outstanding indebtedness and the interest it is obligated to pay on this indebtedness; and

•       its capital expenditure requirements, which consist primarily of costs associated with the expansion of its Aberdeen plant.

Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations, borrowings under its existing loan agreements and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity will be sufficient to meet the cash requirements of its operating and investing activities through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

If we receive proceeds from the offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from the offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment would be subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. Our wholly owned subsidiary HGF Acquisition has borrowed $5 million from Kruse Investments. This loan will be due on July 1, 2007 and is secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. HGF Acquisition has loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to Dakota Fuels and the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

Any investment by us is subject to approval by the Dakota Fuels board and may be subject to approval by the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive the necessary approvals, the Aberdeen expansion may be delayed or may not proceed.

In connection with the first closing of the Heartland transaction, the board of directors of Dakota Fuels approved an $8,757,400 distribution to the Heartland Grain Fuels’ members. In addition, Heartland Grain Fuels increased its indebtedness by $13.0 million at the first closing of the Heartland transaction to fund, in part, construction of the Aberdeen plant expansion.

Capital Expenditures

Heartland Grain Fuels expects to make capital expenditures of approximately $55.0 million and $5.0 million in 2007 and 2008, respectively, primarily for the expansion of its Aberdeen plant.

Aberdeen Plant Expansion

Project Capitalization

Heartland Grain Fuels estimates that it will cost approximately $78.0 million to complete the Aberdeen plant expansion and commence operations, of which approximately $15.0 million had been paid as of March 1, 2007. The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this prospectus.

Aberdeen Plant Expansion

Use of Proceeds	Amount	Percent
Plant construction, land and site development	$60,600,000	77.7%
Natural gas pipeline infrastructure	2,500,000	3.2
Railroad infrastructure	6,290,000	8.1
Administration building and equipment	470,000.6
Construction insurance costs	110,000.1
Construction contingency	750,000	1.0
Capitalized interests	1,200,000	1.5
Financing and pre-production period costs	550,000.7
Working capital	5,530,000	7.1
Total	$78,000,000	100%

Construction of the Aberdeen Plant Expansion

Effective July 14, 2006, Heartland Grain Fuels entered into a design-build agreement with ICM to establish a 40 million gallons per year dry mill ethanol production facility adjacent to the current Aberdeen plant. Under the terms of the agreement, ICM guarantees that the plant will meet certain performance criteria during a seven-day performance test that indicate the plant is capable of producing annually a certain amount of ethanol and distillers grains if operated in accordance with ICM’s instructions. Heartland Grain Fuels expects that the plant will be finished in the first calendar quarter of 2008. Heartland Grain Fuels anticipates having sufficient funds to pay these costs through early May 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Loan Agreements

Upon the closing of our acquisition of limited partnership interests in Heartland Grain Fuels and common shares of Dakota Fuels on November 8, 2006, Heartland Grain Fuels’ had borrowed $6.75 million and $30.75, resulting in $0 and $4.5 million of available funds, under the revolving term loan supplements and multiple advance term loan supplements, respectively. Amounts borrowed under the loan agreements mature on January 20, 2008. Dakota Fuels’ obligations under the loan agreements with CoBank are guaranteed by Heartland Grain Fuels and are secured by a first lien on all equity that Dakota Fuels may now own or hereafter acquire in Heartland Grain Fuels and on all now owned or subsequently acquired personal property of Dakota Fuels. Heartland Grain Fuels’ guarantee is secured by a first lien on all now owned and subsequently acquired personal property and real estate of Heartland Grain Fuels. The loan agreements contain customary covenants, including minimum net worth requirements for Heartland Grain Fuels. In addition, Heartland Grain Fuels and Dakota Fuels are required to provide to CoBank on or before May 1, 2007 a refinance plan acceptable to CoBank. The loan agreements also contain certain customary events of default including defaults based on cross-defaults to other indebtedness.

Our wholly owned subsidiary HGF Acquisition has obtained from Kruse Investments a $5 million loan due July 1, 2007, secured by all of the ownership interests in Heartland Grain Fuels owned by HGF Acquisition. HGF Acquisition has loaned the $5 million obtained from the loan from Kruse Investments to Heartland Grain Fuels, on an unsecured basis, subordinate to the senior lender to Heartland Grain Fuels. The proceeds of the loan are being used to fund the Aberdeen plant expansion. Following release of the proceeds of this offering from escrow, we intend to use a portion of the offering proceeds to repay this loan.

OFF-BALANCE SHEET ARRANGEMENTS

Heartland Grain Fuels has no off-balance sheet arrangements.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

Heartland Grain Fuels’ discussion and analysis of its financial condition and results of operations are based on the financial statements included in this prospectus, which have been prepared in conformity with generally accepted accounting principles in the United States. Note 2 to the Financial Statements for 2005, 2004 and 2003 included in this prospectus contains a summary of Heartland Grain Fuels’ significant accounting policies, many of which require the use of estimates and assumptions. Accounting estimates are an integral part of the preparation of financial statements and are based upon management’s current judgment. The process used by management encompasses its knowledge and experience about past and current events and certain assumptions on future events. The judgments and estimates regard the effects of matters that are inherently uncertain and that affect the carrying value of Heartland Grain Fuels’ assets and liabilities. Heartland Grain Fuels believes that of its significant accounting policies, the following are noteworthy because changes in these estimates or assumptions could materially affect its financial position and results of operations.

Revenue Recognition

Revenue from the production of ethanol and its co-products is recorded when title transfers to customers. Ethanol and its co-products are generally shipped FOB Heartland Grain Fuels’ plants. In accordance with Heartland Grain Fuels’ marketing agreement with Aventine, sales are recorded net of commissions retained by Aventine at the time payment is remitted.

Derivative Instruments and Hedging Activities

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain derivative contracts may be exempt under SFAS No. 133 as normal purchases or normal sales, which are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. At this time, Heartland Grain Fuels’ forward contracts related to the purchase of corn and natural gas are considered normal purchases and, therefore, are exempted from the accounting and reporting requirements of SFAS No. 133.

INFLATION

Inflation has not significantly affected Heartland Grain Fuels’ operating results. However, costs for construction, taxes, repairs, maintenance and insurance are all subject to inflationary pressures and could affect Heartland Grain Fuels’ ability to maintain its plants adequately and expand its existing plants.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $40.0 million if the minimum units offered are sold and $100.0 million if the maximum number of units offered are sold, for $20 per unit. We estimate the offering expenses to be approximately $811,700.

	Minimum (2.0 Million Units)	Maximum (5.0 Million Units)
Offering Proceeds ($20 per unit)	$40,000,000	$100,000,000
Less Estimated Offering Expenses(1)	811,700	811,700
Net Proceeds from Offering	$39,188,300	$99,188,300

(1)          Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fees	$10,700
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$811,700

Summary of Use of Proceeds

	Minimum (2.0 Million Units)		Maximum (5.0 Million Units)
Aberdeen Plant Expansion	$36,000,000	90.0%	$36,000,000	36.0%
Indiana Plant Construction	—	—	55,000,000	55.0
Minnesota Plant and Working Capital	3,188,300	8.0	8,188,300	8.2
Offering Expenses	811,700	2.0	811,700	0.8
Total	$40,000,000	100.0%	$100,000,000	100.0%

The purposes of this offering are (a) to raise $36.0 million to partially fund the 40 million gallons per year expansion of the Aberdeen plant and pay offering expenses, (b) to raise $55.0 million to partially fund construction of the Indiana plant and (c) to raise approximately $8.2 million to fund continued planning for the Minnesota plant, as well as working capital. We must supplement the proceeds of this offering with debt and other financing to meet our stated goals. If we do not receive sufficient proceeds in this offering, we will not have sufficient equity capital to construct the Indiana plant. We do not anticipate using the proceeds from this offering to construct the Minnesota plant. The actual use of proceeds may vary depending on the estimated cost of plant construction, the suitability and cost of the proposed sites, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market, and whether necessary consents are obtained by our company to make an investment in Heartland Grain Fuels.

We expect the total funding required for the Aberdeen plant expansion to be $78.0 million, which includes the cost to build the plant and other project development costs including land, site development, utilities, start-up costs, capitalized fees and interest, inventories and working capital. As of March 1, 2007, approximately $15.0 million had been spent on the Aberdeen plant expansion. Our use of proceeds is measured from our date of acquisition of a 53% ownership interest in Heartland Grain Fuels.

We expect the total funding required for the Indiana plant to be $175.0 million, which includes the cost to build the plant and other project development costs including land, site development, utilities, start-up costs, capitalized fees and interest, inventories and working capital. Our use of proceeds is measured from our date of acquisition of Indiana Renewable Fuels, LLC, and we have already incurred some of the related expenditures.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds for the Nebraska plant, Indiana plant and Aberdeen plant expansion, depending upon the number of units sold to investors and based upon various levels of equity that our lenders may require. We have not determined the proposed source of funds for our Minnesota plant. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Nebraska Plant

Sources of Funds	Dollars	Percent
Cash and Cash Equivalents	$48,982,000	32.3%
Subordinate Exempt Facilities Revenue Bonds	7,000,000	4.6
Tax Increment Financing	5,293,000	3.5
Grants	305,000	0.0
Senior Debt Financing	90,000,000	59.4
Total Sources of Funds	$151,580,000	100.0%

Indiana Plant

Sources of Funds(1)	Dollars	Percent
Unit Proceeds	$55,000,000	31.4%
Cash and Cash Equivalents	5,000,000	2.9
Tax Increment Financing	5,000,000	4.0
Subordinated Revenue Bonds	10,000,000	4.6
Senior Debt Financing	100,000,000	57.1
Total Sources of Funds	$175,000,000	100.0%

(1)          We expect to obtain debt financing, which may include subordinate debt financing in the form of subordinate exempt facilities revenue bonds issued by the county in which the plant is located. However, no definitive agreement has been reached, and even if a definitive agreement is reached, the issuance of the bonds may never be completed. We have not assumed subordinate debt financing in the table set forth above. We have also assumed $5,000,000 for tax increment financing; however, we have not yet entered into any written definitive agreement for these funds. Although we have also assumed senior debt financing in this range, we have not yet entered into definitive documents for these funds. We expect that senior debt financing will consist of a term loan and a revolving line of credit secured by all of our real property and personal property. Cash and cash equivalents includes both cash on hand and anticipated future earnings from operations of our ethanol plants.

Aberdeen Plant Expansion

Sources of Funds(1)	Dollars	Percent
Unit Proceeds	$36,000,000	46.2%
Cash and Cash Equivalents	12,000,000	15.4
Senior Debt Financing	30,000,000	38.5
Total Sources of Funds	$78,000,000	100.0%

(1)          Although we expect to obtain debt financing, we have not yet entered into definitive documents for all of these funds. Cash and cash equivalents includes both cash on hand and anticipated future earnings from operations of our ethanol plants.

ETHANOL INDUSTRY AND PLANT OVERVIEW

PRIMARY PRODUCT—ETHANOL

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. Corn produces large quantities of carbohydrates, which convert into glucose more easily than many other kinds of biomass. Ethanol is primarily used as a gasoline fuel additive to increase gasoline’s octane rating. According to the Renewable Fuels Association, U.S. ethanol production was approximately 4.0 billion gallons in 2005 (approximately 3% of the total U.S. gasoline fuel supply).

ETHANOL MARKETS AND ETHANOL SUPPLY AND DEMAND

Overview

In its report titled “Ethanol Industry Outlook 2006,” the Renewable Fuels Association anticipates demand for ethanol to be strong, resulting in a doubling of the domestic ethanol industry in the next six years.

The supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states produced a record 4 billion gallons, a 17% increase from 2004 and a 126% increase from 2001. According to the Renewable Fuels Association, at the end of 2005, 29 plants and 9 expansions were under construction, representing an additional 1.5 billion gallons of production capacity. The following table shows U.S. ethanol production capacity by state:

ETHANOL PRODUCTION CAPACITY RANKED BY STATE
(LARGEST TO SMALLEST PRODUCTION CAPACITY
AS OF NOVEMBER 2006)

RANK	STATE	ETHANOL PRODUCTION CAPACITY (MILLION GALLONS PER YEAR)
1	IOWA	2,481.5
2	NEBRASKA	1,211.5
3	ILLINOIS	1,075.0
4	SOUTH DAKOTA	908.0
5	MINNESOTA	614.6
6	INDIANA	552.0
7	WISCONSIN	360.0
8	TEXAS	270.0
9	KANSAS	267.5
10	NORTH DAKOTA	233.5
11	MICHIGAN	207.0
12	OHIO	163.0
13	MISSOURI	155.0
14	COLORADO	125.0
15	NEW YORK	114.0
16	OREGON	108.0
17	TENNESSEE	105.0
18	CALIFORNIA	68.0
19	ARIZONA	55.0
20	GEORGIA	38.4
21	KENTUCKY	35.4
22	NEW MEXICO	30.0
23	WYOMING	5.0
	UNITED STATES TOTAL	8,963.4

Sources:  Renewable Fuels Association, Nebraska Energy Office.

Legislation

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal and state ethanol supports.

The Renewable Fuels Standard

The most recent ethanol supports are contained in the Energy Policy Act of 2005, which was signed into law on August 8, 2005 and is expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS is a national program that will impose requirements with respect to the amount of renewable fuel produced and used. RFS will apply to refineries, blenders, distributors and importers, but will not restrict the geographic areas in which renewable fuels may be used. This should allow refiners, blenders, distributors and importers to use renewable fuel blends in those areas where it is most cost effective. The RFS will initially require that 4 billion gallons be sold or dispensed in 2006, increasing to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, RFS is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this requirement may cause ethanol prices to increase in the short term due to additional demand, supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.

The Clean Air Act and Oxygenated Gasoline Program

Historically, ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Oxygenated Gasoline Program, which became effective November 1, 1992. The Oxygenated Gasoline Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has also increased as the result of a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995 and requires the sale of reformulated gasoline in numerous areas to reduce pollutants, specifically those that contribute to ground level ozone, better known as smog. Reformulated gasoline that meets the performance criteria set by the Clean Air Act can be reformulated in a number of ways, including the addition of oxygenates to the gasoline. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol. MTBE has been linked to groundwater contamination and has been banned from use in many states. Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol rather than MTBE. Prior to the passage of the Energy Policy Act of 2005, the reformulated gasoline program included a requirement that reformulated gasoline contain 2% oxygenate. The Energy Policy Act of 2005 repealed that requirement immediately in California and 270 days after enactment elsewhere. Although the repeal of the oxygenate requirement may have some impact, the EPA’s analysis of the elimination of the 2% oxygenate requirement indicated that ethanol will continue to be used in reformulated gasoline after the repeal of the oxygenate requirement. The EPA’s assessment was based on past analyses of ethanol in reformulated gasoline despite removal of the oxygenate requirement, current gasoline prices and the tightness in the gasoline market, the favorable economics of ethanol blending, a continuing concern over MTBE use by refiners, the emission performance standards still in place for reformulated gasoline and the upcoming renewable fuels mandate.

The Volumetric Ethanol Excise Tax Credit

The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit, known as VEETC, and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This is expected to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 51 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether, known as ETBE, including ethanol in E85 (an 85% ethanol fuel blend) and E20 (a 20% ethanol fuel blend) in Minnesota. The VEETC is scheduled to expire on December 31, 2010.

Small Ethanol Producer Tax Credit

The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We anticipate that our annual production will exceed production limits of 60 million gallons per year and that we will be ineligible for the credit.

Clean-Fuel Vehicle Refueling Equipment Tax Credit

In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service following December 31, 2005 and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.

Imported Ethanol Tariffs and Quotas

Currently, there is a $0.54 per gallon tariff on imported ethanol, which is scheduled to expire in January 2009. Ethanol imports from 24 countries in Central America and the Caribbean region are exempted from the tariff under the Caribbean Basin Initiative or CBI, which provides that specified nations may export an aggregate of 7.0% of U.S. ethanol production per year into the U.S., with additional exemptions from ethanol produced from feedstock in the Caribbean region over the 7.0% limit. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2005 CBI import quota of 240.4 million gallons of ethanol. Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year; however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed. We expect that enactment of the legislation would decrease the total supply of ethanol in the U.S. market relative to demand and increase domestic prices.

State Legislation Banning or Limiting MTBE Use

As of February 2007, 25 states, including California and New York, have banned or significantly limited the use of MTBE due to environmental and public health concerns. Ethanol has served as a replacement for much of the discontinued volumes of MTBE and is expected to continue to replace future volumes of MTBE that are removed from the fuel supply. However, there is a limited amount of MTBE to be replaced, and we do not expect this to have a significant impact on our business.

The ethanol industry and our business depend upon continuation of the federal and state ethanol supports discussed above. These government incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the government incentives may be continued at lower levels than those at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.

Markets in General

Ethanol has important applications. Primarily, ethanol can be used as an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol. We believe ethanol markets are primarily national markets.

Local Ethanol Markets

Local markets will be limited and must typically be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold, which depresses the ethanol price.

Regional Ethanol Markets

Typically, a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail and is within a 450-mile radius of the ethanol plant. Because ethanol use results in less air pollution than regular gasoline, regional markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas, such as Chicago, St. Louis, Denver and Minneapolis.

Generally, we believe the regional markets surrounding our plants provide an important market to grow our business. We believe the freight charge is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on rail cars is favorable. Regional pricing tends to follow national pricing less the freight difference. As with national markets, we believe the use of a group-marketing program or a marketer is advantageous, especially in the first one to three years of operation. We currently have a one-year agreement in place with RPMG to market the ethanol produced by the Nebraska plant.

We plan to transport our ethanol primarily by rail. In addition to rail, we may try to service these markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.

National Ethanol Markets

The national ethanol market consists primarily of the southern United States and the east and west coast regions. These regions are serviced predominantly by rail from ethanol plants located in the Midwest.

In its report titled “Ethanol Industry Outlook 2006,” the Renewable Fuels Association anticipates demand for ethanol to be strong, resulting in a doubling of the domestic ethanol industry in the next six years. The passage of the VEETC is expected to provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets. In addition, the recent implementation of a Renewable Fuels Standard contained in the Energy Policy Act of 2005, which was signed into law on August 8, 2005, is expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol.

Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program, which became effective November 1, 1992. The Federal Oxygen Program required the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995 and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol; however, MTBE has been linked to groundwater contamination and has been banned from use or significantly limited by 25 states. After implementing an MTBE ban to curtail further water contamination, the states of California, New York and Connecticut now account for more than 1.4 billion gallons of annual ethanol demand.

Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short term, we do not expect this to have a long-term impact on the demand for ethanol as the Energy Policy Act also repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, there is a limited amount of MTBE to be replaced, and we do not expect this to have a significant impact on our business.

Primary Uses of Ethanol

Octane Enhancer

Pure ethanol possesses an average octane rating of 113, enabling refiners to conform lower octane blendstock to gasoline standards, while also expanding the volume of fuel produced. In addition, ethanol is commonly added to finished regular grade gasoline at the wholesale terminal as a means of producing higher octane mid-grade and premium gasoline. At present, ethanol represents one of the few commercially viable sources of octane available to refiners.

Clean Air Additive

A clean air additive is a substance that, when added to gasoline, reduces tailpipe emissions, resulting in improved air quality characteristics. Ethanol contains 35% oxygen, approximately twice that of MTBE, a historically used oxygenate. The additional oxygen found in ethanol results in more complete combustion of the fuel in the engine cylinder, which reduces tailpipe emissions by as much as 30%, including a 12% reduction in volatile organic compound emissions when blended at a 10% level. Ethanol, which is non-toxic, water soluble and biodegradable, replaces some of the harmful gasoline components, including benzene.

Fuel Extender

Ethanol extends the volume of gasoline by the amount of ethanol blended with conventional gasoline, thereby reducing dependence on foreign crude oil and refined products. Furthermore, ethanol is easily added to gasoline after the refining process, reducing the need for large, capital intensive capacity expansion projects at refineries.

E85, a Gasoline Alternative

Ethanol is the primary blend component in E85. The number of service stations that sell E85 has grown rapidly, and, as of February 2007, 1,150 retail stations currently supply it in the United States. The National Ethanol Vehicle Coalition estimates that six million U.S. vehicles are flexible fuel vehicles, or

FFVs. In June 2006, General Motors, Ford and DaimlerChrysler publicly committed to doubling their respective annual FFV production.

By-Products

The principal by-product of the ethanol production process is distillers grains, a high-protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry and also to the poultry and swine markets. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51—Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles, known as distillers wet grains, distillers modified wet grains with solubles, known as distillers modified wet grains, and distillers dry grains with solubles. Distillers wet grains is processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains have an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

CORN MARKET

In 2006, the ethanol industry consumed approximately 1.6 billion bushels of corn, which approximated 14% of the 11.2 billion bushels of 2005 domestic corn production. The U.S. Department of Agriculture expects planted corn acreage to continue growing primarily due to conversion of other cropland, and corn production to continue to increase due also to continuation of current yield trends.

We anticipate establishing ongoing business relationships with local farmers and grain elevators to acquire the corn needed for our plants. Except for the Heartland Grain Fuels grain origination agreement, we have no contracts, agreements or understandings with any grain producer. Although we anticipate procuring grains from these sources, there can be no assurance that needed grains can be procured on acceptable terms, if at all.

We have hired a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. We expect the commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. We intend to use forward contracting and hedging strategies to help guard against price movements that often occur in corn markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

DESCRIPTION OF DRY MILL PROCESS

Dry mill ethanol plants will produce ethanol by processing corn or possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with 5% denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and 5% denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water, known as thin stillage, is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators, known as the wet cake, are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

The following flow chart illustrates the dry mill process:

Source: Renewable Fuels Association

THERMAL OXIDIZER

Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find to be unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. We expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plants to reduce the risk of possible nuisance claims and any related negative public reaction.

REGULATORY PERMITS

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plants. In addition, we are required to obtain and maintain various environmental permits under our senior credit facility.

COMPETITION

Our Primary Competition

As of February 2007, Nebraska has 12 ethanol plants producing an aggregate of 655.5 million gallons of ethanol per year, Minnesota has 16 ethanol plants producing an aggregate of 541.6 million gallons of ethanol per year, Indiana has 2 ethanol plants producing an aggregate of 142 million gallons of ethanol per year and South Dakota has 12 ethanol plants producing an aggregate of 532 million gallons of ethanol per year, including Heartland Grain Fuels’ plants. In addition, there are a number of ethanol plants in Nebraska, South Dakota, Minnesota and Indiana and the surrounding states under construction or in the planning stage. We will have to compete with these plants for ethanol sales, distillers grains sales and corn procurement.

We expect that it will be necessary to market our ethanol primarily on a regional and national basis. We anticipate that we will be able to reach the best available market through the use of one or more experienced ethanol marketers and by the rail delivery methods we expect to utilize.

Ethanol Producer Magazine projects that ethanol production capacity in the U.S. will be up to 5.69 billion gallons per year in 2007. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Although we believe that the regional market is not currently oversold, we anticipate that we will also need to market our ethanol on a national basis.

On a national level there are numerous other production facilities with which we will be in direct competition, many of whom have greater resources than we do. Our plants will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers due to our proximity to ample grain supplies at favorable prices.

According to the Renewable Fuels Association, during the last 20 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 4.3 billion gallons per year in 2006, and plans to construct new plants or to expand existing plants have been announced that would increase capacity by nearly 2 billion gallons per year. This increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol.

The largest ethanol producers include Abengoa Bioenergy Corp., Archer-Daniels-Midland Company, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. There are also several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours, including U.S. BioEnergy Corporation.

Competition from Alternative Fuels

Alternative fuels and alternative ethanol production methods are continually under development. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

Competition for Co-Products

With respect to ethanol co-products, we will compete with other ethanol producers, which also sell co-products as well as a number of large and smaller suppliers of competing animal feed. We believe the principal competitive factors are price, proximity to purchasers and product quality.

ETHANOL PRICING

The following chart illustrates the historical relationship between the price of unleaded gasoline and ethanol:

Source: The ProExporter Network.

Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade, known as CBOT, launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to engage third-party marketing firms to sell all of our ethanol, we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we engage may use the new ethanol futures contracts to manage ethanol price volatility, and that in turn may impact costs or pricing for ethanol sold by or through that marketing firm.

DESCRIPTION OF OUR BUSINESS

COMPANY OVERVIEW

We are a Delaware limited liability company formed for the purpose of raising capital to develop, construct, own and operate ethanol plants and other biofuel businesses. We intend to establish a multi-plant presence across the United States in order to ensure access to a variety of markets for ethanol and co-products, capitalize on transportation and logistics advantages and reduce the impact of drought or disease in one part of the country that could affect the supply of corn and sale of our products. We plan to take a comprehensive and geographically diverse approach to ethanol production while keeping our commitment to the local communities in which these plants operate.

We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska. The Nebraska plant is expected to process approximately 36 million bushels of corn per year into 100 million gallons of denatured fuel grade ethanol, 321,000 tons of dried distillers grains with solubles and 296,000 tons of raw carbon dioxide gas. We are also planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant near Argos, Indiana and a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota. We currently have a 53% interest in Heartland Grain Fuels, L.P. and an agreement to acquire the remaining interest. Heartland Grain Fuels owns and operates dry mill corn-processing ethanol plants in Aberdeen and Huron, South Dakota with production capacity of nine million gallons per year and 30 million gallons per year, respectively. Heartland Grain Fuels also has an ethanol plant with production capacity of 40 million gallons per year under construction in Aberdeen, South Dakota, adjacent to its existing plant. The Aberdeen plant expansion is expected to be completed during the first calendar quarter of 2008.

Our website address is http://www.advancedbioenergy.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to make an investment in the units.

We anticipate that our business will primarily be that of the production and marketing of ethanol and distillers dried grains. We currently do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plants, or if we are not able to market ethanol and its by-products.

We expect that the ethanol production technology we will use in our plants will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.

COMPANY STRUCTURE

The following diagram shows our organizational structure as of March 1, 2007:

We recently formed two wholly owned subsidiaries, ABE Fairmont, LLC and ABE Northfield, LLC, to own and operate the Nebraska plant and the Minnesota plant, respectively. Both new subsidiaries are Delaware limited liability companies. All service contracts, credit agreements and regulatory permits that we originally entered into have been assigned to the appropriate subsidiary. Title to the land owned for the Nebraska plant has been transferred to ABE Fairmont, LLC, and the options to purchase land for the Minnesota plant have been assigned to ABE Northfield, LLC. Indiana Renewable Fuels, LLC, an Indiana limited liability company acquired by us on June 15, 2006, will own and operate the Indiana plant.

Heartland Grain Fuels, L.P. is a Delaware limited partnership formed in 1991. Dakota Fuels, Inc. is the sole general partner of Heartland Grain Fuels with a .818% percentage interest in Heartland Grain Fuels. On November 8, 2006, our wholly owned subsidiary HGF Acquisition, LLC purchased all of the limited partnership interests in Heartland Grain Fuels owned by SDWG and Aventine. Additionally, HGF Acquisition acquired all of the common shares of Dakota Fuels owned by SDWG, resulting in our subsidiary owning approximately 53% of the limited partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels. HGF Acquisition also has an agreement to purchase, subject to certain closing conditions, all of the limited partnership interests in Heartland Grain Fuels and the common shares of Dakota Fuels owned by Heartland Producers, LLC, which would result in HGF Acquisition owning 100% of Heartland Grain Fuels and Dakota Fuels.

NEBRASKA PLANT

Location

We are constructing an ethanol plant near Fairmont, Nebraska, in southeastern Nebraska. We exercised two options and purchased the property to construct the Nebraska plant in October 2005. We selected our primary Nebraska plant site because of the site’s location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the main line of the Burlington Northern Santa Fe Railroad. In addition, the site is also in close proximity to the intersection of U.S. Highways 6 and 81. This property is owned by ABE Fairmont, LLC, our wholly owned subsidiary, and is subject to a mortgage in favor of CoBank, ACB.

In December 2005, we commenced site preparation for construction of our Nebraska plant. As of December 1, 2006, the basic site work at the Nebraska plant was substantially completed. The railroad grading is nearly complete, roads have been graded, driers have been placed, the drainage system is nearly complete and a test water well has been completed. The site is accessible for construction operations and material deliveries. We expect to have construction completed in September 2007. Upon completion of the Nebraska plant, it will have a production capacity of 100 million gallons per year of ethanol and approximately 321,000 tons of dried distillers grains per year.

The Nebraska plant is expected to have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. In terms of freight rates, rail is currently considerably more cost effective than truck transportation to the more distant markets. The BNSF Railroad will provide rail service to the Nebraska site. The BNSF Railroad has developed unit train rates that allow lower rail freight rates. The Nebraska plant will have the proper trackage to allow it to load the larger unit trains and receive lower freight rates. On May 5, 2006, we entered into a track material purchase agreement with The Tie Yard of Omaha to purchase relay rail, joint bards, tie plates, cross ties and reconditioned turnouts. On May 5, 2006, we entered into a real estate purchase agreement with Fillmore Western Railway Company for the purchase of certain property for railroad right of way and track material, as well as an easement to use their right of way for the purpose of underground pipeline and other utilities. The Nebraska plant will have the proper trackage to allow it to load larger unit trains and receive lower freight rates.

Ethanol Marketing

On July 19, 2006, we entered into an Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, LLC, known as RPMG, for the sale of our ethanol produced at the Nebraska plant. Under the terms of the agreement, RPMG has agreed to market the entire amount of ethanol produced by the Nebraska plant pursuant to a pooling arrangement maintained by the members of RPMG. We will receive a price equal to the actual sale price received by RPMG, less the expenses of distribution and a marketing fee charged per gallon of ethanol sold. If we do not produce our estimated monthly ethanol production, RPMG may, after obtaining our consent which shall not be unreasonably withheld, purchase ethanol elsewhere to cover the shortfall and charge us for any resulting financial loss or pay us any resulting gain.

The initial term of the agreement is for 12 months beginning on the first day of the month that we initially ship ethanol and ending at the end of March or end of September, whichever occurs first, following the initial 12-month period. After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice. The agreement may also be terminated for an uncured breach or intentional misconduct or upon mutual agreement of the parties.

Distillers Grains and Carbon Dioxide

We plan to market and sell the distillers grains from the Nebraska plant to local, regional and national markets. We have entered into a distillers grain marketing agreement with Commodity Specialist Company for the sale of the entire distillers dried grains with solubles output from the Nebraska plant. We have retained the right to independently market our wet distillers grains and modified wet distillers grains and solubles. Under the terms of the agreement, we will receive a price equal to 99% of the actual sale price received by Commodity Specialist Company from its customers, less customary freight costs and minus an amount equal to $0.90 per ton of distillers dried grains with solubles removed from the Nebraska plant.

The Nebraska plant is expected to produce approximately 296,000 tons annually of raw carbon dioxide as another by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas.

Corn Feedstock Supply

We anticipate that our Nebraska plant will need approximately 36 million bushels of grain per year for our dry milling process. We expect the corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area around Fairmont, Nebraska has been fed locally to livestock or exported for feeding or processing. In 2006, in the nine-county area surrounding the location of our Nebraska plant, corn production was approximately 180 million bushels. Traditionally, corn grown in the area around Fairmont, Nebraska has been fed locally to livestock or exported for feeding or processing. The chart below describes the amount of corn grown in Fillmore and surrounding counties for 2002 through 2006:

County	2006 Corn Production (bushels)	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)
Clay, NE	21,432,000	26,172,200	24,518,100	23,195,000	21,941,000
Fillmore, NE	24,796,100	28,160,400	29,080,600	27,122,000	23,981,000
Hamilton, NE	32,346,700	35,198,700	34,958,800	34,891,000	34,123,000
Jefferson, NE	11,229,900	12,284,100	12,312,000	9,411,000	7,358,000
Nuckolls, NE	8,880,600	11,984,400	10,730,000	8,864,000	7,377,000
Saline, NE	15,350,400	14,744,900	16,447,400	13,228,000	12,044,000
Seward, NE	16,505,000	19,478,400	22,425,400	18,102,000	14,304,000
Thayer, NE	17,314,800	18,424,800	18,658,800	16,672,000	14,389,000
York, NE	32,480,000	34,747,800	36,867,500	34,973,000	31,077,000
Total	180,335,500	201,195,700	205,998,600	186,458,000	166,594,000

Source: USDA, NASS

We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, or in the event of an extended drought or other production problems. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We have determined that the average price of corn in this same nine-county area surrounding the Nebraska plant over the last ten years is $2.36 per bushel.

The following chart shows the ten-year average corn price in the nine-county area surrounding the Nebraska plant for crop years 1994/95 through 2003/04:

County	10-Year Average Corn Price ($/Bu.)
Clay, NE	$2.36
Fillmore, NE	$2.36
Hamilton, NE	$2.38
Jefferson, NE	$2.35
Nuckolls, NE	$2.37
Saline, NE	$2.36
Seward, NE	$2.33
Thayer, NE	$2.37
York, NE	$2.37
Total / Avg.	$2.36

Grain prices are primarily dependent on world supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Historically, because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Therefore, we anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. On November 20, 2006, we entered into an energy management agreement and an agency authorization agreement with U.S. Energy Services, Inc. to manage our energy supplies for our Nebraska, Indiana and Minnesota plants. As a part of this agreement, U.S. Energy Services has agreed to solicit bids and negotiate, execute and administer energy supply contracts, interstate transportation contracts and local distribution company transportation contracts on our behalf. We have entered into an agreement for electric service to the Nebraska plant and plan to enter into agreements with local gas and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity and water that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

The Nebraska plant will require approximately 3.2 billion cubic feet of natural gas per year. The plant will produce process steam from its own boiler systems and dry the distillers dried grains by-product via a direct gas-fired dryer. U.S. Energy Services has identified three possible natural gas providers that could supply gas to the Nebraska plant and is currently soliciting bids from suppliers and existing gas distribution utilities to build, operate, manage and maintain those natural gas services. We are currently constructing our own natural gas pipeline from a common carrier main pipeline for the Nebraska plant. The expected cost for this pipeline is $4.2 million. The price we will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and March 9, 2007, the price per MMBtu of natural gas based on NYMEX has ranged from a low of $1.83 to a high of $15.38. On March 9, 2007, the price of the NYMEX future contract for April delivery settled at $7.083 per MMBtu. Additionally, future weather-related events may also adversely impact the supply and/or price of natural gas.

Electricity

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska. This agreement will remain in effect for a term of five years from the initial billing period. The agreement will be renewed automatically thereafter on an annual basis unless 12 months’ written notice of termination is given by either party. Pursuant to this agreement, we agreed to purchase, and Perennial Public Power District agreed to supply, all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service. As a condition to Perennial Public Power District installing the required electric service facilities, we have agreed to pay actual construction costs to Perennial Public Power District that exceed $812,394. The amount that we must pay is currently estimated at approximately $1.2 million. Preliminary estimates on the delivered cost of electricity are from $0.037 to $0.0385 per kWh.

Water

The Nebraska plant will require approximately 1.1 million gallons per day, or approximately 775 gallons per minute, of water. We anticipate that we will have adequate water supply from the agricultural wells located on site. The site has two agricultural wells that are currently used for pivot irrigation purposes. These wells will have to be converted from agricultural to industrial uses prior to our use. Depending on water quality, we may have to drill one additional deeper well to mix water with the supply in place.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler, and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate the design of our Nebraska plant will incorporate a bio-methanator wastewater treatment process resulting in a zero discharge of plant process water. The bio-methanator system that we intend to use is designed and constructed by Phoenix Bio-Systems. The bio-methanator is a water recovery system that allows the plant to be a zero process water discharge facility. It is currently used in 38 plants in states such as Nebraska, Iowa, Minnesota, South Dakota, Wisconsin, Kansas and Illinois. The bio-methanator is a biological and anaerobic process that removes the organic acid from reclaimed water, which in turn comes from the evaporator condensate. Organic acid is a byproduct of yeast fermentation, and if the water was returned back to the cook process without its removal, it would reduce the effectiveness of the yeast’s ability to promote fermentation, which would lower our ethanol yield. The result of the biological processes produces biogas, or methane, which is used as fuel in the drying process. Although we have no knowledge of any failures of a bio-methanator, we have no assurance that it will perform as anticipated and any failures would cause a decrease in our ethanol yield.

Financing

In May 2006, we raised $59.4 million net of offering expenses through the sale of units. Effective February 17, 2006, we entered into various loan agreements with Farm Credit Services of America, FLCA, known as Farm Credit, establishing a senior credit facility with Farm Credit for the construction of the Nebraska plant. To date, we believe we have secured sufficient debt and equity financing to complete the Nebraska plant.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. We have engaged ICM to coordinate and assist us with obtaining all environmental permits, and to advise us on general environmental compliance. Fagen is responsible for all necessary construction permits under our lump-sum design-build agreement for the Nebraska plant.

Of the permits described below, we obtained the preconstruction permit to construct an air contaminant source and the general construction stormwater discharge permit prior to starting construction on the Nebraska plant. The remaining permits will be required shortly before or shortly after operations begin. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to requirements imposed by the State of Nebraska, the United States Environmental Protection Agency, known as the EPA, could impose conditions or other restrictions in the permits that are detrimental to us. These changes could include a modification to the emissions limits in a permit or modifications of the testing protocols or methods that are part of the application or reporting process under a permit. The EPA or state agencies could take these actions at any time before, during or after the permitting process. The State of Nebraska and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the plant, because the State of Nebraska administers the applicable environmental programs. However, because many of the programs are based on federal statutes, the EPA could impose additional requirements in the permits. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Permits

We have already obtained our Permit to Construct an Air Contaminant Source from the Nebraska Department of Environmental Quality. Because of the activities and emissions at the plant, we will be expected to obtain an operating air permit for the facility emissions. Our preliminary estimates indicate these facilities will be considered minor sources of regulated air pollutants. There are a number of emission sources that are expected to require an operating permit. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers and baghouses. We expect to emit the regulated pollutants PM10, CO, NOx and VOCs from our plant. Our air construction permit is a minor source permit, and we anticipate that the plant will be considered a minor source with respect to air operating permits as well. Our minor source status allows us to avoid having to obtain Title V air permits, which are subject to more regulatory requirements than minor source permits. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The costs of compliance and documenting compliance under a Title V air permit is higher than under a minor source operating permit. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers than are currently planned.

Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permits)

We expect that we will use water to cool our closed circuit systems in the Nebraska plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. The exact details regarding the source of water and the amount of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site.

Although unknown at this time, the quality and quantity of the water source for the Nebraska plant and the specific requirements imposed by the Nebraska Department of Environmental Quality for discharge will materially affect the financial performance of the company. We expect to apply for a Nebraska Pretreatment Permit (NPP) for the discharge of the non-process wastewater. Depending on the final design of the plant and quality of the wastewater generated by the plant, we may also need to file for a permit to allow the discharge of wastewater from a manufacturing or commercial operation, either to a publicly owned treatment works or for land application or surface water discharge of process wastewater. If these permits are not granted, our Nebraska plant may not be allowed to operate.

Well Permit

We have received a Supplemental Well Permit for the plant allowing us to withdraw water from two existing wells. While we anticipate that the permitted amount of withdrawal will be sufficient for plant operations, a need for additional water in excess of a threshold amount will require us to submit another supplemental permit application and include a revised hydrologic evaluation. If we are unable to access sufficient water for our operations, this could cause restrictions on our operations and therefore negatively affect our business.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

We obtained a construction storm water discharge permit from the Nebraska Department of Environmental Quality known as General Permit NER 100000. In connection with this permit, we must have a storm water pollution prevention plan (SWPPP) in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to, but need not be approved by, the Nebraska Department of Environmental Quality.

We must also file a separate application for a General Permit NER 000000 for industrial storm water discharges. The application for this permit for industrial storm water discharges must be filed 24 hours prior to the start of operations. We anticipate, but there can be no assurances, that we will be able to obtain a General Permit NER 000000 industrial storm water discharge permit.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a spill prevention control and countermeasure plan, known as an SPCC plan, for the plant in accordance with federal guidelines. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Bureau of Alcohol, Tobacco and Firearms Requirements

Because ethanol is made from potentially human-consumable alcohol, we must comply with applicable Bureau of Alcohol, Tobacco and Firearms regulations before we can begin operations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax. We expect to apply for these permits prior to commencement of operation of the plant.

Risk Management Plan

We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a risk management plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained for the plant. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding areas. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the risk management plan requirements. The risk management plan should be filed with the EPA prior to the time that a threshold amount of the regulated substance is in process.

Nebraska Plant Employees

As of March 1, 2007, we employ 5 individuals at this facility. Upon commencement of operations of the plant, we expect to employ approximately 45 full-time employees for the Nebraska plant.

The following table represents some of the anticipated positions within the Nebraska plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full-Time Personnel
Plant Manager	1
Bookkeeper	1
Secretary	1
Commodity Specialist	2
Lab Manager	1
Lab Assistant	2
Utilities, Maintenance and Safety Manager	1
Licensed Boiler Operator	2
Welder	1
Electrician	1
Electrician Technician	1
Maintenance Worker	4
Production Team Leaders	6
Team Production I	6
Team Production II	6
Rail Attendant	2
Truck Attendant	4
Grain Sampling & Records	1
Entry Level Floater	2
TOTAL	45

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

Endangered Species

Nebraska’s Nongame and Endangered Species Conservation Act requires that the Nebraska Department of Natural Resources review a proposed site to determine if it will have a negative impact on endangered species. It is possible that this review will result in requirements being imposed in order to reduce or eliminate the impact on an endangered or threatened species. It is possible that such requirements might increase costs and reduce our profitability and the value of your investment.

Archeological and Historical Sites

The State Historic Preservation Office of the Nebraska State Historical Society has reviewed the site plan and proposed use of the site to determine if it will negatively impact any archeological or historical site. We do not anticipate additional requirements being imposed in order to reduce or eliminate the impact on an archaeological or historical site. It is possible that such requirements, if imposed in the future, might increase costs and reduce our profitability and the value of your investment.

SOUTH DAKOTA PLANTS

In November 2006, we acquired a non-controlling interest in Heartland Grain Fuels, L.P., which owns and operates two ethanol production facilities in South Dakota.

Location of Plants

Heartland Grain Fuels operates ethanol plants in Aberdeen and Huron, South Dakota. Aberdeen is located in northeast South Dakota in the James River Valley. The Aberdeen plant is situated on a main line railroad operated by the BNSF Railroad and is adjacent to U.S. Highways 12 and 281. The present plant produces nine million gallons of ethanol, 65,000 tons of wet distillers grains and 3,500 tons of dry distillers grains per year, and a 40 million gallon per year expansion is being built adjacent to the existing ethanol plant. We anticipate that construction will be complete on that expansion facility during the first calendar quarter of 2008. Heartland Grain Fuels leases the Aberdeen property from SDWG pursuant to a 99-year lease agreement, set to expire in 2090. Heartland Grain Fuels’ leasehold interest is subject to a mortgage in favor of CoBank, ACB. Heartland Grain Fuels has purchased property adjacent to the current Aberdeen facility for use in the expansion.

Huron is located in east central South Dakota in the James River Valley. The Huron plant has recently been expanded to produce 30 million gallons of ethanol, 183,000 tons of wet distillers grains and 26,500 tons of dry distillers grains per year. The Huron plant is served by the Dakota Minnesota & Eastern Railroad and is accessible by the BNSF Railroad. It is located near the intersection of U.S. Highway 14 and State Highway 37. Heartland Grain Fuels leases the Huron property from SDWG pursuant to a 99-year lease agreement, set to expire in 2097. Heartland Grain Fuels’ interest is subject to a mortgage in favor of CoBank, ACB.

Ethanol Marketing

Heartland Grain Fuels sells the ethanol it produces to Aventine pursuant to an Ethanol Marketing Agreement. Under the terms of the agreement, Aventine is required to purchase all of the ethanol produced at Heartland Grain Fuels’ Aberdeen and Huron plants at a price per gallon determined through a pooling of Heartland Grain Fuels’ and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price. The term of the Ethanol Marketing Agreement will expire on November 30, 2008. After such term, the agreement automatically renews for successive one-year terms unless terminated by either party upon one year’s prior written notice. Heartland Grain Fuels distributes ethanol (FOB Heartland Grain Fuels’ plants) via truck and rail, as determined by Aventine. Heartland Grain Fuels would have to find alternative methods of selling its ethanol if Aventine is unable to fulfill its obligations under the Ethanol Marketing Agreement.

Distillers Grains and Carbon Dioxide

Heartland Grain Fuels’ facilities utilize the latest production technology to produce high quality, or “golden,” dried distillers grains with solubles (DDGS), which commands a premium over products from older plants. Golden DDGS has a higher quantity of nutrients and is more easily digested by livestock than other products. Heartland Grain Fuels currently sells more wet distillers grain with solubles (WDGS) than DDGS because the local market near the Aberdeen and Huron plants is able to purchase the WDGS that Heartland Grain Fuels produces. However, upon completion of the Aberdeen plant expansion and the resulting increase in the production of co-products, Heartland Grain Fuels will have to increase the production of DDGS, as the increased production of WDGS is anticipated to exceed local market demand.

Heartland Grain Fuels is a party to a by-product marketing agreement with Dakotaland Feeds, LLC, whereby Dakotaland Feeds will market locally the sale of ethanol co-products produced at Heartland Grain Fuels’ plants to third parties for an agreed-upon commission. Heartland Grain Fuels distributes its ethanol co-products (FOB Heartland Grain Fuels’ plants) via truck. Heartland Grain Fuels would have to find alternative methods of selling its ethanol co-products if Dakotaland Feeds is unable to fulfill its obligations under the by-product marketing agreement.

The South Dakota plants are expected to produce an aggregate of approximately 340 tons per day of raw carbon dioxide as another co-product of the ethanol production process. At this time, Heartland Grain Fuels does not capture and market carbon dioxide gas.

Corn Feedstock Supply

Based on current production capacity, we anticipate that the Aberdeen and Huron plants will need approximately 3.3 million and 11.1 million bushels of corn per year, respectively, for the production of ethanol. Heartland Grain Fuels will need an additional 14.8 million bushels of corn per year upon completion of the Aberdeen plant expansion.

The chart below shows corn production in the counties surrounding the Aberdeen and Huron plants in 2002 through 2006.

County	2006 Corn Production (bushels)	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)
Beadle, SD	5,485,000	17,200,000	20,616,000	8,111,000	5,350,000
Brown, SD	21,384,000	34,395,000	34,932,000	29,581,000	26,745,000
Clark, SD	5,759,000	11,941,000	12,006,000	9,031,000	6,676,000
Day, SD	6,596,000	8,953,000	8,794,000	6,791,000	7,011,000
Edmunds, SD	1,880,000	12,414,000	12,430,000	6,296,000	6,296,000
Faulk, SD	609,000	6,100,000	7,407,000	4,604,000	4,343,000
Hand, SD	2,299,000	8,319,000	9,549,000	3,750,000	2,024,000
Jerauld, SD	455,000	2,897,000	4,051,000	2,738,000	910,000
Kingsbury, SD	10,639,000	12,932,000	15,515,000	14,034,000	7,935,000
Marshall, SD	7,866,000	9,295,000	10,345,000	9,377,000	9,086,000
McPherson, SD	652,000	3,283,000	2,200,000	2,267,000	1,204,000
Sanborn, SD	1,967,000	4,980,000	8,575,000	7,230,000	3,458,000
Spink, SD	12,805,000	23,043,000	26,979,000	19,202,000	12,403,000
Dickey, ND	12,985,000	13,515,000	14,446,000	11,170,000	9,970,000
Total	91,381,000	169,267,000	187,845,000	134,182,000	93,441,000

Source: USDA, NASS

The following chart shows the ten-year average corn price in the counties surrounding the Aberdeen and Huron plants for crop years 1994/95 through 2003/04:

County	10-Year Average Corn Price ($/Bu.)
Beadle, SD	$2.12
Brown, SD	$2.10
Clark, SD	$2.10
Day, SD	$2.10
Edmunds, SD	$2.11
Faulk, SD	$2.12
Hand, SD	$2.12
Jerauld, SD	$2.13
Kingsbury, SD	$2.10
Marshall, SD	$2.08
McPherson, SD	$2.10
Sanborn, SD	$2.11
Spink, SD	$2.10
Dickey, ND	$2.08
Total / Avg.	$2.11

On November 8, 2006, Heartland Grain Fuels entered into a Grain Origination Agreement with SDWG, which owns the grain elevators adjacent to the Aberdeen and Huron plants. Based on the current design of the South Dakota plants, all corn utilized by the South Dakota plants must pass through SDWG’s grain elevators before it can be delivered to the plants. Pursuant to the Grain Origination Agreement, SDWG has agreed to supply corn to the plants subject to Heartland Grain Fuels’ projected use of corn. Heartland Grain Fuels may also, subject to certain restrictions, purchase corn from third parties for delivery to the plants through SDWG’s grain elevators. SDWG buys substantially all of its corn from its producer members in the area surrounding the plants, none of which individually account for a material amount of the corn purchased by SDWG for use at the plants. SDWG is a cooperative that handles approximately 65 million bushels of corn per year from its producer members.

Although the area surrounding the plants produces a significant amount of corn and Heartland Grain Fuels does not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there is an extended drought or other production problems. There are six other ethanol plants producing 380 million gallons per year annually that will depend on some of the corn from these counties to service their processing demands.

Utilities

Natural Gas

Northwestern Energy currently supplies Heartland Grain Fuels with all of its natural gas requirements for the Aberdeen and Huron plants. As part of the Aberdeen expansion, Heartland Grain Fuels is building a new natural gas pipeline that it will own and operate. The new pipeline will originate at the Northern Border transmission line and be approximately three miles in length. Total cost for the tap and pipeline is expected to cost less than $3 million.  The existing and expanded plant in Aberdeen will utilize this new pipeline for its natural gas needs. There are no marketing agreements for natural gas at the Aberdeen facility.

Northwestern Energy will continue to supply natural gas to the Huron plant. There are no specific supply or marketing agreements in existence for the Huron plant; rather, natural gas is purchased on a month-to-month basis.

The price Heartland Grain Fuels will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Heartland Grain Fuels has entered into an agreement with Golden Plains Energy Group, LLC to assist with the gas management of its South Dakota plants. Natural gas prices and availability are affected by weather conditions and overall economic conditions.

Electricity

The Aberdeen plant has been and will continue to be serviced by Northwestern Energy. Northwestern will be providing the added power for the Aberdeen expansion without any additional capital investments by Heartland Grain Fuels.

Heartland Grain Fuels entered into an electric supply agreement with Dakota Energy Cooperative on October 21, 1998 to provide electrical services for the Huron plant. That agreement remains in effect for the Huron plant.

Water

Heartland Grain Fuels has entered into an agreement to obtain its water for the Aberdeen plant from Web Water Development. Under this agreement Web will provide all the process and cooling water for the existing and expanded Aberdeen operation. After the Aberdeen plant expansion, the facility will utilize up to 500,000 gallons of water per day and will utilize on average 400,000 gallons per day.

The Huron plant obtains its water from the City of Huron. The Huron plant utilizes up to 300,000 gallons of water per day.

Both South Dakota plants have or will have a bio-methanator wastewater treatment process resulting in a zero discharge of plant process water. The bio-methanator system that Heartland Grain Fuels intends to use is designed and constructed by Phoenix Bio-Systems, similar to the bio-methanator system Advanced BioEnergy intends to use at its Nebraska facility.

Financing

We agreed to acquire Heartland Grain Fuels for cash and units and the assumption of Heartland Grain Fuels’ existing debt.  In connection with the closing of our purchase of SDWG’s partnership interest in Heartland Grain Fuels, and with our consent, Heartland Grain Fuels and Dakota Fuels, Heartland Grain Fuels’ general partner, amended various loan agreements to permit Heartland Grain Fuels to borrow up to $42 million, a portion of which was used to fund a cash distribution to Heartland Grain Fuels’ partners prior to the closing of the transaction and the deposit of the cash portion of the purchase price for Heartland Producers’ partnership interest in Heartland Grain Fuels and common stock in Dakota Fuels. Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity, including $5 million loaned to it by HGF Acquisition, will be sufficient to meet the cash requirements of its operating and investing activities through early May 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion. Our current plan is to invest $36.0 million of proceeds from this offering in the Aberdeen plant expansion. However, we currently do not have approval of the board of Dakota Fuels or, if necessary, the senior leader to Heartland Grain Fuels to make this investment.

Environmental

Heartland Grain Fuels is subject to federal, state and local environmental laws and regulations, including certain licensing and permitting requirements. The Clean Air Act, relating to the discharge of materials into the air, contains some of the most extensive laws and regulations applicable to the ethanol industry. Heartland Grain Fuels is also subject to compliance with other laws concerning the discharge of materials into the water and ground; the generation, storage, handling, use, transportation and disposal of hazardous materials; and the health and safety of its employees. A violation of these laws and regulations could result in substantial fines, natural resource damage, criminal sanctions, permit or license revocations and/or facility shutdowns. To ensure it remains in compliance with these laws and regulations, Heartland Grain Fuels has implemented programs, procedures, training, and installed pollution control equipment. Operational changes that are necessary to comply with these laws and regulations may not represent optimal production operation. Heartland Grain Fuels does not anticipate a material adverse effect on its business or financial condition as a result of its efforts to comply with these requirements.

There is a risk of liability for the investigation and cleanup of any environmental contamination at the Aberdeen and Huron plants. Disposal of hazardous substances at off-site locations are arranged with maximum diligence to ensure proper disposal and minimize risks of future liabilities. However, changing laws and regulations could subject disposal sites to undergo investigation and/or remediation by regulatory agencies, making Heartland Grain Fuels responsible under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, or other future environmental laws for all or part of the costs of investigation and/or remediation and for damage to natural resources. Heartland Grain Fuels may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from its plants. Some of these matters may require Heartland Grain Fuels to expend significant amounts for investigation and/or cleanup or other costs. At this time, Heartland Grain Fuels does not have nor does it anticipate any environmental liabilities relating to contamination at or from its facilities or at off-site locations where it has transported or arranged for the disposal of hazardous substances.

As the ethanol industry expands, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require Heartland Grain Fuels to make significant expenditures. Expanding interest in environmental conservation and resource management could result in increased expenditures for environmental controls at the Aberdeen and Huron plants.

Producing and transporting products from the Aberdeen and Huron plants poses potential hazards and risks. Included in these risks is the potential for fires, releases due to natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures, personal injury claims, damage to property and third party claims. To mitigate large claims, Heartland Grain Fuels maintains insurance coverage against some, but not all, potential losses, including physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. To the best of its knowledge, Heartland Grain Fuels’ insurance coverage is adequate and customary for the ethanol industry. However, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Heartland Grain Fuels does not currently have pending material claims for damages or liability to third parties relating to the hazards or risks of its business.

Other parties operating ethanol plants face similar challenges of managing environmental risks and potential hazards, and are subject to many of the same laws and regulations. For this reason, Heartland Grain Fuels does not foresee any future laws or regulations that would negatively affect its competitive position in the ethanol industry.

Heartland Grain Fuels Employees

Heartland Grain Fuels has 43 full-time employees and 1 part-time employee as of March 1, 2007. Upon completion of the Aberdeen plant expansion, we expect to have 16 additional full-time employees.

PLANTS UNDER DEVELOPMENT

Indiana Plant

On June 15, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels. At the time of the acquisition, Indiana Renewable Fuels had signed a letter of intent with Fagen to build the Indiana plant. We acquired Indiana Renewable Fuels to secure their land options and letter of intent to build the Indiana plant, as we believe that due to the demand for experienced builders of ethanol plants, it would be difficult to find a builder to construct a plant for us in central Indiana on the same time frame and at the same price as the terms set forth in the letter of intent between Indiana Renewable Fuels and Fagen. Subsequent to our acquisition of Indiana Renewable Fuels, we orally agreed with Fagen and ICM that (1) Fagen would design and construct our proposed Minnesota plant on the same time frame as we had proposed for the Indiana plant, subject to negotiation and execution of a definitive design-build agreement for that facility, and (2) ICM would agree to design and build our proposed Indiana plant at the same price, and on the same terms, as set forth in the letter of intent between Indiana Renewable Fuels and Fagen. We have since entered into a letter of intent with ICM for construction of our proposed Indiana plant and a definitive design-build agreement with Fagen for construction of our proposed Minnesota plant.

When completed, we anticipate that our Indiana plant will have an output of 110 million gallons per year of ethanol and 321,000 tons of distillers grains per year.

We plan to build the Indiana plant on a site in north central Indiana near Argos in Marshall County, which we believe has all the necessary infrastructure and available utilities. We intend to use methane gas from the nearby landfill operated by Allied Waste Industries to power the Indiana plant; however, we have not yet obtained any agreement with Allied Waste Industries for supply of methane, and can not be assured that we can ever obtain such an agreement. We have entered into an energy management and agency agreement with U.S. Energy Services, Inc. to manage our energy supplies. U.S. Energy has evaluated the electrical service area and is making contact with area electricity providers. U.S. Energy is preparing requests for proposals (RFPs) to be sent to several suppliers for natural gas service to these sites. These sites would be serviced by the Norfolk Southern Railroad. We have retained the services of Weaver Booz Consultants to assist with the development of this project. To date we have completed topographical surveys, preliminary site design and sub surface review of soil conditions. We expect to begin construction of the plant in the fall of 2007, assuming the successful completion of this offering.

The chart below shows corn production in the counties surrounding the possible sites for the proposed Indiana plant in 2002 through 2006.

County	2006 Corn Production (bushels)	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)
Cass, IN	14,786,200	17,341,100	17,284,600	13,041,100	12,637,300
Fulton, IN	12,728,300	14,124,900	13,704,800	12,361,500	10,110,800
Kosciusko, IN	15,703,800	14,869,700	15,203,600	15,051,900	11,001,700
Marshall, IN	13,601,200	13,401,000	13,650,200	12,915,500	11,262,900
Miami, IN	10,659,200	11,071,700	11,543,700	10,157,200	7,788,100
Pulaski, IN	15,587,100	15,315,300	16,628,500	12,314,700	14,320,500
Starke, IN	8,873,600	8,247,800	9,055,200	6,951,600	6,698,700
Wabash, IN	10,759,400	11,947,900	11,922,400	10,487,600	6,983,500
Total	102,698,800	106,319,400	108,993,000	93,281,100	80,803,500

Source: USDA, NASS

The Indiana plant will consume approximately 36 million bushels of corn annually. Much of this corn will be originated locally from area producers and commercial elevators by truck. It is expected that up to 30% of the plant’s needs will be rail originated corn. Other area ethanol plants will also be originating a portion of their corn needs from the same origination area. The Indiana Agricultural Statistics Service forecasted Indiana’s corn production for 2006 at 893.5 million bushels, and expected Indiana corn yields to reach a high of 167 bushels per acre. The research director at Beck’s Hybrids, an Indiana-based seed grower, expects that up to 80% of Indiana’s row-crop acreage could be planted regularly with two or more years of continuous corn, compared with almost no continuous corn acreage now.

The following chart shows the ten-year average corn price in the counties surrounding the possible sites for the proposed Indiana plant for crop years 1994/95 through 2003/04:

County	10-Year Average Corn Price ($/Bu.)
Cass, IN	$2.40
Fulton, IN	$2.38
Kosciusko, IN	$2.36
Marshall, IN	$2.42
Miami, IN	$2.36
Pulaski, IN	$2.42
Starke, IN	$2.37
Wabash, IN	$2.34
Total / Avg.	$2.39

Employees and Operations

As of March 1, 2007, we employ 2 individuals at this facility. Upon the commencement of operations of the plant, we expect to employ approximately 45 full-time employees for the Indiana plant.

Financing

Assuming the maximum amount is raised in this offering, we expect to generate net proceeds of at least $55.0 million to partially finance the construction and start-up costs of the Indiana plant. We intend to finance the balance of the costs for the Indiana plant through senior and subordinate debt financing. However, no definitive agreement has been reached on this debt financing.

Minnesota Plant

We are in the process of evaluating sites for the proposed 100 million gallons per year Minnesota plant. We expect to build our Minnesota plant on a site near Northfield, Minnesota in Rice County. We have options to purchase land in Rice County, Minnesota for construction of the plant. The proposed site provides direct access to the Union Pacific main line, DME and Progressive railways. We have submitted plans for preliminary site and rail design to the various railroads for approval. Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code.

U.S. Energy has started utility research for this facility. To date, it has received two proposals for electrical service for this site. RFPs have been sent to Northern Natural Gas Pipeline Company and to two local natural gas utility companies. We have entered into an agreement with Summit Envirosolutions to complete the phase 1 environmental assessment and to do the hydrology study for this site. We have had test production wells drilled on this site and will be completing the required testing to assure adequate water supply. We have also engaged Westwood Professional Services to assist with site development. Westwood has completed the Alto survey, wetland delineation and archeological review and has started collecting data for the environmental assessment worksheet. Data collection at this site for various construction and operating permits has begun.

The chart below shows corn production in several Minnesota counties in 2002 through 2006.

County	2006 Corn Production (bushels)	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)
Carver, MN	8,850,900	10,037,700	9,362,400	8,047,500	9,257,500
Dakota, MN	14,428,800	15,294,600	15,955,800	12,644,000	14,464,800
Goodhue, MN	23,763,000	23,548,800	23,656,200	19,592,000	20,925,100
Hennepin, MN	1,768,500	2,074,800	2,355,600	1,634,800	2,249,600
Le Sueur, MN	15,521,000	15,200,000	15,961,600	13,746,000	13,753,200
Rice, MN	12,218,700	12,179,200	12,937,000	11,330,500	12,952,500
Scott, MN	5,347,500	5,623,500	6,256,000	5,600,700	6,275,500
Total	81,898,400	83,958,600	86,484,600	72,595,500	79,878,200

Source: USDA, NASS

We anticipate this facility will need approximately 36 million bushels of corn per year. We expect the majority of the corn will be obtained from local markets by truck. Currently, the corn in this area is sold primarily to livestock producers and exported via barge. Area river terminals at Red Wing and Savage, Minnesota receive most of the barge-shipped grain.

The following chart shows the ten-year average corn price in the counties surrounding the possible sites for the proposed Minnesota plant for crop years 1994/95 through 2003/04:

County	10-Year Average Corn Price ($/Bu.)
Carver, MN	$2.18
Dakota, MN	$2.18
Goodhue, MN	$2.18
Hennepin, MN	$2.18
Le Sueur, MN	$2.17
Rice, MN	$2.17
Scott, MN	$2.18
Total / Avg.	$2.18

Employees

Upon commencement of operations of the Minnesota plant, we expect to employ approximately 45 full-time employees at this facility.

Financing

We have not yet determined the costs for the Minnesota plant. We are expecting to use a portion of the proceeds from this offering, assuming we raise the maximum amount offered, to continue to work on the preliminary design and development of the Minnesota plant. We anticipate that we will need to raise additional equity, senior debt and subordinate debt to fund construction and start-up costs of the Minnesota plant. No definitive agreements have been reached regarding this additional financing. At this time, we do not know if this financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain this financing. If we do not obtain the needed financing, we may choose not to construct the Minnesota plant.

EMPLOYEES

As of March 1, 2007, we have 15 full-time employees, and Heartland Grain Fuels has 43 full-time employees and 1 part-time employee. None of these employees is covered by a collective bargaining agreement.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our projects. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

PROJECTS UNDER EVALUATION

We are also evaluating several additional projects. We have identified a number of potential sites for these projects and are currently conducting feasibility studies on these sites.

OTHER PROPERTIES

We lease our principal executive offices, which are located in Minnetonka, Minnesota. We also lease office space in Geneva, Nebraska and in Rochester, Indiana.

STRATEGIC PARTNERS

Fagen, Inc.

Fagen, Inc. was co-founded by Roland “Ron” Fagen, its chief executive officer and president, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen has more than 25 years’ experience in the ethanol industry. Fagen employed over 1,000 construction workers in 2005 and employs approximately 120 personnel at its headquarters and two regional offices. Fagen designs and constructs ethanol plants around the country. Fagen’s other construction commitments could cause it to run out of sufficient resources to timely construct our plants. This could result in construction delays if Fagen is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into the construction of an operationally efficient facility is very important. Fagen Energy, Inc., an affiliate of Fagen, Inc., currently owns 400,000 units of ABE.

Design-Build Agreement with Fagen, Inc. for Construction of the Nebraska Plant

On March 16, 2006, we entered into a lump-sum design-build agreement with Fagen, Inc. to design and construct a 100 million gallons per year dry mill ethanol production facility on our site near Fairmont, Nebraska. Under the terms of this agreement, we will pay Fagen $98.0 million (not including approximately $2 million allowance for change orders), subject to any mutually agreed-upon adjustments and subject to a credit for the amount we previously paid to Fagen Engineering, LLC for engineering services. Under the terms of the agreement, Fagen has guaranteed that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol.

Design-Build Agreement with Fagen, Inc. for Construction of the Minnesota Plant

On February 7, 2007, we entered into a lump-sum design-build agreement with Fagen, Inc. to design and construct a 100 million gallons per year dry mill ethanol production facility for our proposed Minnesota plant. Under the terms of this agreement, we will pay Fagen approximately $122.5 million, subject to agreed-upon adjustments and subject to a credit for the amount we previously paid to Fagen Engineering, LLC for engineering services. Under the terms of the agreement, Fagen has guaranteed that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol. The design-build agreement does not cover all of our anticipated costs of construction, and we do not have a total project cost estimate for the Minnesota plant.

ICM, Inc.

ICM is a full-service engineering and manufacturing firm based in Colwich, Kansas and founded in 1995 by president and chief executive officer, Dave Vander Griend. We expect that ICM will serve as the design-build contractor for the Indiana plant. Based upon discussions with Fagen and ICM and provisions found in our lump-sum design-build agreement with Fagen for the Nebraska Plant, we expect that ICM will serve as the principal subcontractor for the Nebraska plant and provide the process engineering operations for Fagen. Based on discussions with Fagen and ICM, we currently anticipate that ICM will serve as the principal subcontractor for the Minnesota plant and provide the process engineering operations for Fagen; however, we have reached no definitive agreements with ICM for these services. We have also entered into binding agreements with ICM to provide certain environmental consulting services on a time and material basis for all three plants.

ICM has been involved in the research, design and construction of ethanol plants for many years. ICM employs approximately 500 employees, including 75 engineers working in the areas of project management, electrical and process engineering; 90 craftsmen, welders and painters, 95 full-time field employees, and a staff of scientists and technicians in its research and development laboratories. To date, ICM has been involved in the design and/or construction of 82 ethanol plants in the United States; those plants are located in 17 different states. At present there are an additional 41 ICM-designed plants under construction; 32 are being constructed by Fagen, Inc., and 9 by ICM, Inc. There are approximately an additional 50 plants presently under design at Fagen and ICM that will utilize ICM process engineering and technology.

Design-Build Agreement with ICM for Construction of the Aberdeen Plant Expansion

Effective July 14, 2006, Heartland Grain Fuels entered into a design-build agreement with ICM to establish a 40 million gallons per year dry mill corn processing ethanol production facility adjacent to the current Aberdeen plant. Under the terms of the agreement, ICM guarantees that the plant will meet certain performance criteria during a seven-day performance test that indicate the plant is capable of producing annually a certain amount of ethanol and distillers grains if operated in accordance with ICM’s instructions. Heartland Grain Fuels expects that the plant will be finished in the first calendar quarter of 2008. We currently anticipate the construction costs for the project, including start-up costs and working capital, will be $78.0 million, subject to any mutually agreed-upon adjustments.

Letter of Intent with ICM for Construction of the Indiana Plant

We have entered into a letter of intent with ICM, Inc. for the design and construction of our Indiana ethanol plant. We expect to enter into a definitive design-build agreement with ICM, Inc. that will set forth in detail the design and construction services provided by ICM. Construction of the project is expected to take 16 months. We anticipate completion of plant construction during the first calendar quarter of 2009.

CONSTRUCTION AND TIMETABLE FOR COMPLETION OF THE PLANTS

We estimate that the Nebraska plant will be operational in September 2007 and the Aberdeen plant expansion will be completed in the first calendar quarter of 2008. We estimate that the Indiana plant will be operational in the first calendar quarter of 2009. We expect to begin construction of the proposed Minnesota plant no sooner than the fall of 2007.

Plant	Start Date (Construction)	Completion Date
Nebraska	May 2006	September 2007
Aberdeen Plant Expansion	December 2006	First calendar quarter of 2008
Indiana	Fall of 2007	First calendar quarter of 2009
Minnesota	No sooner than fall of 2007	16 to 20 months from start date

HAZARDOUS CONDITIONS

There can be no assurance that we will not encounter hazardous conditions at a plant site. We are relying in part on our contractors, Fagen and ICM, to determine the adequacy of each of the proposed sites for construction of our ethanol plants. We may encounter hazardous conditions at a chosen site that may delay construction of the proposed ethanol plant. Generally, a contractor will not be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, a contractor will generally suspend work in the affected area. If we receive notice of a hazardous condition, we must correct the condition prior to continuing construction at that site. The presence of a hazardous condition will likely delay construction of the particular ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, a contractor will typically be entitled to an adjustment in price if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

NUISANCE

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plants. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plants. See “Ethanol Industry and Plant Overview—Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us and our operations, cash flows and financial performance.

We are not currently involved in any litigation involving nuisance or any other claims.

FACILITIES

The table below provides a summary of our ethanol plants in operation, under construction and in development as well as projects that we are currently evaluating as of March 1, 2007:

Location	Status	Ethanol Production Capacity	Estimated Distillers Grains Production	Production Process	Primary Energy Source	Builder
		(million gallons per year)
Nebraska	Under construction(1)	100	321,000	Dry-Mill	Natural Gas	Fagen
Aberdeen, SD	In operation(2)	9	68,500 tons	Dry-Mill	Natural Gas	Broin
Huron, SD	In operation(2)	30	209,500 tons	Dry-Mill	Natural Gas	ICM
Aberdeen, SD	Under construction(3)	40	128,000 tons	Dry-Mill	Natural Gas	ICM
Indiana	In development(4)	110	321,000	Dry-Mill	Natural Gas/Methane	ICM
Minnesota	In development(5)	100	321,000	Dry-Mill	Natural Gas	Fagen

(1)             We commenced site preparation activities in December 2005. We expect the plant to have construction completed in September 2007. We believe that this facility is adequately covered by insurance.

(2)             We currently have a 53% limited partnership interest in Heartland Grain Fuels, which owns the Aberdeen and Huron plants; we own 51% of the common shares of Dakota Fuels , the general partner of Heartland Grain Fuels. We have an agreement to purchase the remaining interests in Heartland Grain Fuels and common shares of Dakota Fuels with Heartland Producers, subject to certain conditions, including the approval of the members of Heartland Producers. We believe that these facilities are adequately covered by insurance.

(3)             Heartland Grain Fuels began construction of this expansion facility in December of 2006. Heartland Grain Fuels expects the plant to be completed and in substantial operation during the first calendar quarter of 2008. We believe that this facility is adequately covered by insurance.

(4)             Depending on our success in the offering, we expect to begin site preparation activities in the spring of 2007, and to complete construction in the first calendar quarter of 2009.

(5)             We intend to commence construction on this facility in the fall of 2007 and have construction completed in 16 to 20 months.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our operating agreement provides that our initial board of directors will be comprised of no fewer than three and no more than 13 members. However, at the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences, the number of directors shall be reduced and become fixed at nine. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences. The operating agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.

IDENTIFICATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table shows our directors and officers as of the date of this prospectus:

Person	Age	Offices	Director Since
Revis L. Stephenson III	41	Chairman and Chief Executive Officer	2005
Donald E. Gales	45	Chief Operating Officer and President	—
Richard Peterson	41	Vice President of Accounting and Finance and Chief Financial Officer	—
Robert W. Holmes	59	Director	2005
Larry L. Cerny	65	Secretary and Director	2005
Robert E. Bettger	59	Director	2005
Richard W. Hughes	54	Director	2005
John E. Lovegrove	52	Director	2005
Troy Otte	39	Director	2005
Keith E. Spohn	58	Director	2005
Dale Locken	54	Director	2006

BUSINESS EXPERIENCE OF DIRECTORS AND OFFICERS

The following is a brief description of the business experience and background of our officers and directors.

Revis L. Stephenson III, Orono, Minnesota, has over 17 years’ experience in the investment industry. During his career he has gained experience in the public and private markets where his responsibilities included placement of equity and debt, assisting with structuring, and pricing. Mr. Stephenson served as vice president institutional sales, for the fixed income originations group of Oppenheimer & Co., a New York based financial services firm, from June 2002 to September 2006, when he joined our company as chief executive officer. Prior to that, he was vice president investments for MJSK Securities for five years. He was also with Piper Jaffray Inc., where he left as managing director, investments, for seven years before joining MJSK Securities.

Donald E. Gales, Maple Grove, Minnesota, served as vice president of Archer-Daniels-Midland Grain Co. Western Division from August 2004 until March 2006 when he joined our company as chief operating officer and president. As vice president, Mr. Gales was responsible for Archer-Daniels-Midland’s grain assets in six states, along with sitting on the board of directors of Skyland Grain, LLC, United Prairie Ag LLC, Hutchinson Fertilizer LLC, Norkan Fertilizer LLC and FSC/ADM LLC. Prior to assuming the role of vice president of Archer-Daniels-Midland Grain Co. Western Division, Mr. Gales was president of ADM-Collingwood for over a year. Before joining Archer-Daniels-Midland, Mr. Gales was the chief executive officer of SDWG from December 1998 to August 2002. Mr. Gales previously served as a director of Farmland Industries, Inc., which filed for chapter 11 protection under the Federal Bankruptcy Act in May 2002. Mr. Gales resigned from the board of Farmland Industries, Inc. in June 2002.

Richard Peterson, Lakeville, Minnesota, joined our company as vice president of accounting and finance and chief financial officer in November 2006. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk Advance, Inc. Prior to joining Nilfisk Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc. from April 1999 to July 2001 and the chief financial officer of Premis Corporation from December 1996 to April 1999.

Robert W. Holmes, Tomah, Wisconsin, founded Timberwood Bank in 2003, where he is currently chairman of the board, president and a principal shareholder. For five years prior, he managed an insurance agency which he also founded.

Larry L. Cerny, Geneva, Nebraska, owned and operated a supermarket in Geneva, Nebraska for 35 years. He was part-owner of supermarkets in Minden, Waverly, Falls City, Hickman and Neligh, Nebraska, and Sabetha, Kansas. In 1972, he co-founded Geotechnical Services Inc., a geotech and environmental engineering firm, with offices in Omaha, Lincoln and Grand Island, Nebraska, Wichita, Kansas, and Des Moines, Iowa where Mr. Cerny has served as chairman of the board for the past 20 years. Mr. Cerny serves on the board of governors for Fillmore County, Nebraska.

Robert E. Bettger, Fairmont, Nebraska, has owned and operated a farm near Fairmont, Nebraska for over 30 years that consists of 5,000 acres in irrigated corn and soybeans. Mr. Bettger currently serves on the Agriculture Congressional Staff for Congressman Tom Osborne. Past appointments in which Mr. Bettger has served include the Nebraska Water Board, Department of Energy—Renewable Resources Biomass Advisory Group and National Corn Growers.

Richard W. Hughes, Geneva, Nebraska, has owned and operated a family farm for over 30 years in the Geneva, Nebraska area consisting of 1,500 acres of corn and soybeans.

John E. Lovegrove, Fairmont, Nebraska, has been a life-long farmer in Fillmore County, Nebraska. He operates a family farm along with two brothers consisting of 8,000 acres of irrigated corn, soybeans and Pioneer Hy-Brid International seed corn.

Troy Otte, York, Nebraska, has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 5,000 acres of corn, soybeans and wheat, with both irrigated and dry land acres.

Keith E. Spohn, Friend, Nebraska, has been an active farmer for the past 37 years. His farming operations have included 4,000 acres of corn, soybeans and seed corn.

Dale Locken, Aberdeen, South Dakota, has been the chief executive officer of SDWG since December 2002. Prior to joining SDWG, he was the director of U.S. sales and strategic accounts for BASF Corporation from July 2001 to November 2002. Mr. Locken serves on the board of directors of the South Dakota Association of Cooperatives and Petroleum Partners, LLC.

FAMILY RELATIONSHIPS

Mr. Bettger and Mr. Lovegrove are first cousins.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has four standing committees: the audit committee, compensation committee, executive committee and risk management committee.

The audit committee consists of Messrs. Bettger, Cerny and Otte. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered accounting firm to review and discuss our financial reporting and our controls respecting accounting. None of the audit committee members is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation SB.

The compensation committee consists of Messrs. Cerny, Holmes and Otte. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the company’s executive officers.

The executive committee consists of Messrs. Bettger, Holmes, Lovegrove and Otte. The executive committee’s function is to facilitate communication between management and the board of directors.

The risk management committee consists of Messrs. Lovegrove, Otte and Spohn from the board of directors and Revis L. Stephenson III, our chief executive officer, Donald E. Gales, our chief operating officer, and Tom Murray, our vice president of risk management. The risk management committee’s function is to assist the board of directors in assessing and managing the risks associated with managing the company’s processing margin and the purchase and sale of commodities required in connection with or produced as a result of the company’s production of ethanol.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 1, 2007, the ownership of units by each member whom we know to own beneficially more than 5% of the outstanding units, each director, each executive officer and all executive officers and directors as a group. At the close of business on March 1, 2007, there were 8,613,481 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such units and the mailing address for each person listed in the table is 10201 Wayzata Blvd., Suite 250, Minneapolis, MN 55305.

			Percentage of Outstanding Units(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Prior to Offering	Assuming Minimum Units Sold in Offering	Assuming Maximum Units Sold in Offering	Pro Forma Assuming Minimum Units Sold in Offering	Pro Forma Assuming Maximum Units Sold in Offering
Non-Employee Directors:
Robert Bettger	38,000		*	*	*	*	*
Larry L. Cerny	30,000	(2)	*	*	*	*	*
Richard Hughes	34,000	(3)	*	*	*	*	*
John E. Lovegrove	43,000	(4)	*	*	*	*	*
Troy Otte	34,500		*	*	*	*	*
Keith Spohn	20,000	(5)	*	*	*	*	*
Robert W. Holmes	145,000	(6)	1.7%	1.4%	1.1%	1.2%	1.0%
Dale Locken	1,271,452	(7)	14.8%	12.0%	9.3%	10.7%	8.6%
Executive Officers:
Revis L. Stephenson III	299,000	(8)	3.5%	2.8%	2.2%	2.5%	2.0%
Donald E. Gales	25,350	(9)	*	*	*	*	*
Richard Peterson	—		*	*	*	*	*
Executive officers and directors as a group (11 persons)	1,934,302		22.4%	18.1%	14.2%	16.3%	13.0%
Other beneficial owners:
South Dakota Wheat Growers Association 110 6th Avenue SE Aberdeen, SD 57402	1,271,452		14.8%	12.0%	9.3%	10.7%	8.6%
Heartland Producers, LLC 1715 S. 8th Street Aberdeen, SD 57401	1,228,547	(10)	12.5%	10.4%	8.3%	10.4%	8.3%
Ethanol Capital Partners, LP Rockefeller Center, 7th Floor 1230 Avenue of the Americas New York, NY 10020	500,000		5.8%	4.7%	3.7%	4.2%	3.4%

*                    Less than 1%.

(1)          Includes the units issued to the directors and officers through the commencement of this offering. Assumes no additional purchases in this offering. The pro forma columns assuming the minimum and maximum are purchased in this offering include 1,228,547 units to be issued to Heartland Producers in the second closing of the Heartland transaction.

(2)          Units are owned by the Larry L. Cerny Trust, and Larry L. Cerny, our director, is the creator of the trust.

(3)          Units are owned jointly with Kay Hughes. Certain of these units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(4)          Includes units owned jointly with Patrice Lovegrove. Certain of these units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(5)          Includes units owned jointly with Shirley Spohn. Certain of these shares are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(6)          Includes 115,000 units held in the name of the Holmes Residuary Trust, and Robert Holmes, our director, is the creator of the trust. Of these 115,000 units, 25,000 were issued under a development fee agreement and subject to forfeiture under the terms of that agreement. Also includes 5,000 units held in the name of Susan Holmes as custodian for the minor child Ethan Holmes.

(7)          Includes 1,271,452 units held by SDWG. Mr. Locken serves on the board of directors of SDWG. Mr. Locken disclaims beneficial ownership of these securities.

(8)          Includes 39,000 restricted units issued under a restricted unit agreement to an affiliate of Mr. Stephenson and 40,000 restricted units that we expect will be issued to an affiliate of Mr. Stephenson upon successful completion of the offering and the determination by our board that we are reasonably likely to be able to finance the Aberdeen plant expansion. Also includes 100,000 units issued under a development fee agreement and subject to forfeiture under the terms of that agreement. The development fee agreement further provides that if the actual project cost for the Nebraska plant exceeds $125 million, Mr. Stephenson is entitled to receive additional units valued at 1% of the difference between the actual project cost and $125 million. Based on the current estimated cost of the Nebraska plant at $151,580,000, Mr. Stephenson will be entitled to receive 26,580 additional units; these 26,580 units are not included in the table. The table also does not include up to 221,000 restricted units that may be issued to an affiliate of Mr. Stephenson pursuant to a restricted unit agreement.

(9)          Includes 5,850 restricted units issued under a restricted unit agreement to an affiliate of Mr. Gales, 6,000 restricted units that we expect will be issued to an affiliate of Mr. Gales upon successful completion of the offering and the determination by our board that we are reasonably likely to be able to finance the Aberdeen plant expansion and 6,000 units to be issued to Mr. Gales on April 7, 2007 as a signing bonus under Mr. Gales’ employment agreement. Does not include up to 24,000 restricted units to be issued to Mr. Gales between April 7, 2008 and April 7, 2011 as a signing bonus under Mr. Gales’ employment agreement. The table also does not include up to 33,150 restricted units that may be issued to an affiliate of Mr. Gales pursuant to a restricted unit agreement.

(10) Includes in the pro forma columns 1,228,547 units to be issued to Heartland Producers on consummation of the second closing under the Heartland transaction.

PROMOTERS

The term “promoter” is defined in Rule 405 under the Securities Act of 1933 to include, with reference to an issuer such as our company, any person who, acting alone or in conjunction with one more persons, directly or indirectly takes initiative in founding and organizing the business of the issuer, as well as any person who, in connection with the founding and organizing of the business of the issuer, directly or indirectly receives in consideration of services and/or property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding or organizing the enterprise.

Our directors, other than Dale Locken, are considered promoters of our company, having taken initiative in organizing our current business. Our directors previously participated as promoters in connection with our 2005 private placement of units. The primary purpose of that private placement was to raise seed capital to start our business. In that offering, we raised a total of $1.5 million from 14 investors, eight of whom are directors or entities affiliated with our directors. Following completion of our seed capital private placement, we paid Revis L. Stephenson III and Robert W. Holmes a development fee equal to 125,000 restricted membership units pursuant to a project development fee agreement. These units are restricted pursuant to a lock-up agreement.

Our directors, other than Dale Locken, previously participated as promoters in connection with our public offering of units that closed in March 2006. The primary purpose of that offering was to raise capital to fund construction of the Nebraska plant. In that offering, we raised a total of $60.5 million from 748 investors.

All of the foregoing payments constituting our use of net offering proceeds were direct or indirect payments to persons or entities other than our directors, officers or unitholders owning 10% or more of our units, except for amounts paid to our officers for their service as employees of our company. No underwriting or other commissions were paid to our promoters (or others) in connection with this offering. To date, the proceeds have been invested primarily in the construction of our Nebraska plant, as well as for the acquisition of Indiana Renewable Fuels, LLC and general operating expenses.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for our chief executive officer and the other executive officer of our company who earned over $100,000 during our fiscal year ended September 30, 2006, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during fiscal year 2006.

		Annual Compensation			Long-Term Compensation
				Other	Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Annual Compen- sation ($)	Restricted Unit Award(s) ($)(1)	All Other Compen- sation ($)
Revis L. Stephenson III Chairman and Chief Executive Officer	2006	161,538	33,333	—	6,000,000	10,797	(2)
Donald E. Gales(3) President and Chief Operating Officer	2006	134,615	29,167	—	1,200,000	83,770	(4)

(1)          Consists of (a) 300,000 restricted units that may be issued to an affiliate of Mr. Stephenson pursuant to a restricted unit agreement, which are valued at $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant (39,000 of which have been issued) and (b) 30,000 restricted units issued to Mr. Gales pursuant to his employment agreement, which are valued at $10 per unit for purposes of this table as there was no market for the restricted units on the date of grant, and 45,000 restricted units that may be issued to an affiliate of Mr. Gales pursuant to a restricted unit agreement, which are valued at $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant (5,850 of which have been issued). At the end of the fiscal year, Mr. Stephenson or his affiliates held 139,000 restricted units and the right to receive 261,000 restricted units, which are valued at $2,780,000 and $5,220,000, respectively, or $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant. At the end of the fiscal year, Mr. Gales or his affiliates held 35,850 restricted units and the right to receive 39,150 restricted units, which are valued at $717,800 and $783,000, respectively, or $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant. The restricted unit agreements for the grants described in the table above provide that for each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively. To date, 39,000 restricted units have been granted to Stephenson Holdings, Inc. and 5,850 restricted units have been granted to Gales Holdings, Inc. due to our acquisition of approximately 53% of the partnership interests of Heartland Grain Fuels. Half of the units granted vested immediately, and the other half are presently subject to forfeiture and will vest in equal parts on the first and second anniversaries of the date of grant.

(2)          Amounts consist of $1,129 for continuation of health benefits and $9,668 for personal use of company-owned vehicle, including fuel, insurance and maintenance expenses.

(3)          Mr. Gales joined us in April 2006.

(4)          Amounts consist of $2,733 for continuation of health benefits, $9,850 for personal use of company-owned vehicle, including fuel, insurance and maintenance expenses, and $71,187 for relocation to the Minneapolis, Minnesota area.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Units Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Revis L. Stephenson III	—	—	—	26,580	—	531,600
Donald E. Gales	—	—	—	—	—	—

(1)          Value at fiscal year-end is based on $20 per unit, the price of units in this offering. These units are issuable pursuant to a project development fee agreement and the number set forth in the table above is based on an estimated cost to construct the Nebraska plant of approximately $151,580,000.

DIRECTOR COMPENSATION

In connection with their service on our board of directors, for fiscal 2006 each of our non-employee directors received a $10,000 annual retainer and an additional $250 for each meeting of the board of directors attended and $250 for each committee meeting attended. We currently anticipate that these fees will remain the same for fiscal 2007. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

PROJECT DEVELOPMENT FEE PAID TO EXECUTIVE OFFICERS

Revis L. Stephenson III is currently serving as our chairman and chief executive officer and Robert W. Holmes is currently serving a member of our board of directors. We entered into a project development fee agreement on May 19, 2005 with Messrs. Stephenson and Holmes to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $151,580,000, we currently estimate the total fee we will pay at 151,580 units, as the fee is payable in units at a price of $10 per unit. We have already transferred 125,000 of these units to Messrs. Stephenson and Holmes in exchange for their efforts to organize and develop our company. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

These 125,000 units are subject to the following restrictions:

•                    upon the dissolution, bankruptcy or insolvency of our company or our inability generally to pay debts as they become due, or an assignment by us for the benefit of creditors, or the commencement of any case or proceeding in respect of our company under any bankruptcy, insolvency or similarly laws, Messrs. Stephenson and Holmes shall return the restricted units to the company without payment of consideration by the company and the restricted units shall be deemed to have been forfeited by Messrs. Stephenson and Holmes;

•                    upon voluntary resignation as a member of our board of directors by Mr. Stephenson and/or Mr. Holmes, Mr. Stephenson and/or Mr. Holmes shall return the restricted units to us without payment of consideration by us and the restricted units shall be deemed to have been forfeited by Mr. Stephenson and/or Mr. Holmes; and

•                    the restricted units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless the restrictions have lapsed.

All of the above restrictions on the units shall lapse on the date upon which our Nebraska plant begins producing ethanol for sale. Additionally, the number of units subject to the restriction concerning voluntary resignation of Mr. Stephenson and/or Mr. Holmes has been reduced by two-thirds following the filing of the Registration Statement on Form SB-2 on May 23, 2005 and the execution of definitive debt financing documents.

These units and others received by Messrs. Stephenson and Holmes in the distribution of two units for every one unit issued and outstanding, are also subject to an agreement executed by Messrs. Stephenson and Holmes wherein they have agreed that the units are subject to restrictions on transfer until May 10, 2008.

These arrangements could cause Messrs. Stephenson and Holmes conflicts of interest in decision making related to our financing plan. These conflicts could threaten our ability to capitalize the Nebraska plant if these directors put their personal interests ahead of our best interests related to funding the Nebraska plant.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

We have entered into an employment agreement with Revis L. Stephenson III, pursuant to which, the term of Mr. Stephenson’s employment commenced on April 7, 2006 and shall end on the third anniversary of the date of the agreement, unless terminated pursuant to the employment agreement. Thereafter, Mr. Stephenson’s employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. While Mr. Stephenson is employed by our company, Mr. Stephenson will be nominated by the board of directors to serve on the board of directors. Upon election, Mr. Stephenson will serve with no other compensation other than that provided for by the employment agreement.

Mr.  Stephenson will receive an annual base salary of $300,000. In addition, Mr. Stephenson will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; (vi) reimbursement for reasonable fees and expenses of annual tax return preparation and planning by an independent public accounting firm; and (vii) paid vacation time off in accordance with the normal policies of our company, but not less than four weeks of vacation per year.

Mr.  Stephenson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during Mr. Stephenson’s employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Stephenson’s employment, as determined by the employment agreement, Mr. Stephenson shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to two times Mr. Stephenson’s annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Stephenson and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Stephenson obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Stephenson during the fiscal year in which the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Stephenson in accordance with such plans and programs. Upon termination, Mr. Stephenson shall promptly deliver to us any and all company records and property in his possession or under his control.

We have also entered into an employment agreement with Donald E. Gales, pursuant to which the term of Mr. Gales’ employment commenced on April 7, 2006 and shall end on April 7, 2009, unless terminated pursuant to the employment agreement. Thereafter, Mr. Gales’ employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. Mr. Gales will receive an annual base salary of $250,000. In addition, Mr. Gales will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for expenses related to Mr. Gales’ relocation to the Minneapolis, Minnesota metropolitan area; (vi) the right to receive 6,000 units at each anniversary of the effective date of the agreement, up to a maximum of 30,000 units; (vii) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; and (viii) paid vacation time off in accordance with our normal policies, but not less than three weeks of vacation per year.

Mr.  Gales has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Gales’ employment, as determined by the employment agreement, Mr. Gales shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to Mr. Gales’ annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment, plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Gales and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Gales obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Gales during the fiscal year the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Gales in accordance with such plans and programs. Upon termination, Mr. Gales shall promptly deliver to us any and all company records and property in his possession or under his control.

We have also entered into an employment agreement with Richard Peterson on October 17, 2006, pursuant to which Mr. Peterson will receive an annual base salary of $175,000. In addition, Mr. Peterson will receive (i) a signing bonus of $65,000 payable on or before January 8, 2007, which must be repaid if Mr. Peterson voluntarily resigns his employment before May 13, 2007; (ii) the right to participate in all employee benefit plans and programs of our company; (iii) use of an automobile while employed by our company; and (iv) paid vacation time off in accordance with our normal policies, but not less than three weeks of vacation per year. For each complete calendar year that Mr. Peterson is employed by our company, he will be eligible for an annual bonus in the discretion of our board of directors.

Mr.  Peterson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 24-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Peterson’s employment, as determined by the employment agreement, Mr. Peterson shall receive certain severance payments and benefits, including, but not limited to a lump-sum amount equal to 52 weeks of Mr. Peterson’s annual base salary at the time of termination of employment. Upon termination, Mr. Peterson shall promptly deliver to us any and all company records and property in his possession or under his control.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty except in certain circumstances. This could prevent both us and our unitholders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

No director of Advanced BioEnergy shall be personally liable to Advanced BioEnergy or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or misconduct. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, Advanced BioEnergy, its receiver, or its trustee (however, in the case of a receiver or trustee, only to the extent of company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Advanced BioEnergy. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by Advanced BioEnergy in contradiction of the Delaware Limited Liability Company Act. Advanced BioEnergy may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether Advanced BioEnergy would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement provides that no member or director of Advanced BioEnergy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH REVIS L. STEPHENSON III AND ROBERT W. HOLMES

Revis L. Stephenson III is currently serving as our chairman and chief executive officer and Robert W. Holmes is currently serving as a member of our board of directors. We entered into a project development fee agreement with Mr. Stephenson and Mr. Holmes for the payment of a development fee equal to 1% of the total project cost for the Nebraska plant, which is currently estimated at $151,580,000 or 151,580 units. The terms of our agreement with Mr. Stephenson and Mr. Holmes may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with Mr. Stephenson and Mr. Holmes abstaining. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel. We will require that all future transactions with Mr. Stephenson and Mr. Holmes will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

Robert W. Holmes is currently the president of one of our depositories, Timberwood Bank of Tomah, Wisconsin. The terms of our arrangements with Timberwood Bank may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these arrangements. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel. We will require that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTION WITH BIOENERGY CAPITAL CONSULTANTS, LLC

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development and equity consultant. BioEnergy Capital Consultants is owned and operated in part by one of our former directors, John T. Porter. In anticipation of the receipt of consulting services, we issued 50,000 units to BioEnergy Capital Consultants, LLC. In exchange, BioEnergy Capital Consultants, LLC provided to us assistance with negotiation of various contracts and assistance in the planning of our initial equity marketing effort. The entire 50,000 units are subject to a lock-up agreement that restricts transfer of the units until May 10, 2008. In addition, we paid to BioEnergy Capital Consultants, LLC, $1,500 weekly or $375 daily on an as-needed basis for certain requested services.

The terms of our agreement with BioEnergy Capital Consultants may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with BioEnergy Capital Consultants. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel. We will require that all future transactions with BioEnergy Capital Consultants will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH WDB, INC. AND BETTGER BROTHERS PARTNERSHIP

We acquired an option to purchase real estate from WDB, Inc., which is owned by the brother of one of our directors, Robert Bettger. We paid $10,000 for the option, which allowed us to purchase between 75 and 112 acres for $6,000 per acre. The real estate makes up a portion of our site for the Nebraska plant. In connection with this real estate option, we entered into a planting agreement with Bettger Brothers Partnership, which is owned in part by Robert Bettger. In that agreement, Bettger Brothers Partnership agreed to change its planned crop rotation and plant soybeans for the crop year 2005 instead of hybrid seed corn in exchange for our agreement to compensate it for associated lost profits. We would not have had the ability to access the site if it were planted with hybrid seed corn due to the nature of the crop. By this agreement, we gained the access to the property that we required in order to prepare the site for construction. We subsequently exercised this option and purchased 112 acres from WDB, Inc. for a total of $672,000. Of the total purchase price, $604,800 was recorded as a note payable, with interest at a rate of 7% per annum, which has been paid in full.

These agreements may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these agreements. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel. We will require that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH DIRECTORS IN SEED CAPITAL OFFERING

During our seed capital offering, we issued membership units to certain investors, some of whom were directors or entities affiliated with directors. These membership units were issued in exchange for payment of a split-adjusted purchase price of $3.33 per unit. The number of units purchased by each of our directors or affiliated entities in the seed capital offering and the purchase price paid is detailed in the chart below.

Name of Member	Number of Split-Adjusted Units Purchased in Seed Capital Offering	Purchase Price
Revis L. Stephenson III	105,000	$350,000
Holmes Residuary Trust	90,000	$300,000
Robert E. Bettger	18,000	$60,000
Larry L. Cerny Trust	15,000	$50,000
Richard W. Hughes	19,500	$65,000
John E. Lovegrove	18,000	$60,000
Troy Otte	19,500	$65,000
Keith E. Spohn	15,000	$50,000
Total	300,000	$1,000,000

The per unit price paid by our initial directors in the seed capital offering is the same price that the units were offered to other investors in our seed capital offering. A majority of our directors approved the subscription agreements executed by each of our initial directors for the purchase of these membership units.

TRANSACTION WITH OPPENHEIMER & CO. INC.

We engaged Oppenheimer & Co. Inc. to act as investment banker/placement agent for the structuring and sale of exempt facility revenue bonds issued by the County of Fillmore, State of Nebraska. We also engaged Oppenheimer & Co, Inc. to act as placement agent for our tax increment financing issued by the Village of Fairmont, Nebraska. Revis L. Stephenson III was a Vice President at Oppenheimer & Co. Inc. at that time. Mr. Stephenson did not receive a commission or finders fee in connection with the engagement. A majority of our independent directors ratified these agreements. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel.

LOCK-UP AGREEMENT WITH REVIS L. STEPHENSON III, HOLMES RESIDUARY TRUST AND BIOENERGY CAPITAL CONSULTANTS, LLC

We have entered into a lock-up agreement with Revis L. Stephenson III, the Holmes Residuary Trust and BioEnergy Capital Consultants as a condition of registering units in the state of Nebraska. The lock-up agreement restricts certain transfers of certain units owned by these parties prior to May 10, 2008. The agreement restricts transfers of 170,000 units owned by Mr. Stephenson, 85,000 units owned by the Holmes Residuary Trust and 50,000 units owned by BioEnergy Capital Consultants. Under the lock-up agreement, these parties agreed to put a restrictive legend on the unit certificates and file the agreement with us. The lock-up agreement does not impair the unitholders’ voting rights or rights to receive distributions associated with these units.

RESTRICTED UNIT GRANTS

Pursuant to their employment agreements, we entered into restricted unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, respectively. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively. To date, 39,000 of the restricted units owned by Stephenson Holdings, Inc. have issued and 5,850 of the restricted units owned by Gales Holdings, Inc. have been issued due to our acquisition of approximately 53% of the partnership interests of Heartland Grain Fuels. A majority of our independent directors ratified these agreements. None of these independent directors had an interest in the transaction, and these independent directors had access to our legal counsel.

TRANSACTIONS WITH GEOTECHNICAL SERVICES, INC.

Larry Cerny, our secretary and a member of our board of directors, is the co-founder and chairman of the board of Geotechnical Services, Inc., a geotech and environmental engineering firm. As of November 7, 2006, we have paid Geotechnical Services $76,090 for soil testing and geotechnical investigation services and the performance of a phase I environmental site assessment update for the site of the Nebraska plant. We accepted bids from unaffiliated parties before contracting with Geotechnical Services, and a majority of unaffiliated directors approved the transaction. We will require that all future transactions with Geotechnical Services will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors who have no interest in Geotechnical Services.

TRANSACTIONS WITH SOUTH DAKOTA WHEAT GROWERS ASSOCIATION

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants, including the Aberdeen plant expansion. Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became a member of our board of directors.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement and sign our operating agreement. Our operating agreement is attached as annex B to this prospectus. The subscription agreement and signature page to the operating agreement are attached as annex C to this prospectus. The subscription agreement contains, among other provisions, an acknowledgement that the investor received a prospectus and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement. See “Plan of Distribution—Suitability of Investors, Subscription Period and Subscription Procedure.”

THE OFFERING

We are offering, on a best efforts basis, a maximum of 5,000,000 units at a purchase price of $20 per unit. You must purchase a minimum of 1,250 units to participate in the offering. We may lower the minimum purchase requirement for certain investors at our discretion. Following the initial minimum purchase, you may purchase additional units in increments of 50 units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. In reliance upon the safe harbor provided by Rule 3a4-1 of the Securities Exchange Act of 1934, we will be offering our units through Donald E. Gales, our chief operating officer and president, Richard Peterson, our chief financial officer, Bill Paulsen, our vice president of production and the general manager of Heartland Grain Fuels, and Tom Ravencroft, a director of our wholly owned subsidiary Indiana Renewable Fuels, LLC. These individuals are not registered broker-dealers under Section 15 of the Securities Exchange Act of 1934 or under similarly applicable state laws. We anticipate these individuals will sell our units in this offering without the use of an underwriter. We will not pay commissions to these individuals for these sales. These individuals are not professional salespersons and have other duties and responsibilities with our company. Investors are encouraged to discuss a potential purchase with their own financial advisors before investing. We have registered as an Issuer-Dealer in Nebraska and Richard Peterson is our registered Issuer-Dealer agent in the state. We have submitted applications to register as agents in certain other states listed in our subscription agreement that require officers of an issuer offering our units to register as agents. We may hire brokers to facilitate the sale of units in this offering.

Investments will be held in escrow until the earliest of (1) our receipt of $40.0 million in offering proceeds; (2) December 31, 2007; or (3) our termination or abandonment of the offering. Once we receive $40.0 million in offering proceeds, the funds held in the escrow account will be released and any additional proceeds received in the offering will be immediately available to us.

There is a $40.0 million minimum offering amount and our maximum offering amount is $100.0 million. After the offering, assuming the second closing under the Heartland transaction occurs, there will be 11,888,028 units issued and outstanding if we sell the minimum number of units offered in this offering and 14,888,028 units issued and outstanding if we sell the maximum number of units offering. In the event the second closing under the Heartland transaction does not occur, there will be 10,659,481 units issued and outstanding if we sell the minimum number of units offered in this offering and 13,659,481 units issued and outstanding if we sell the maximum number of units offered in this offering.

Our directors and officers will be allowed to purchase the units that are being offered. Units purchased by these individuals and related entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement and will, therefore, be purchased for investment, rather than resale.

You should not assume that we will sell the units only to unaffiliated third-party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence the business in a manner more beneficial to them than to other investors. In addition, we are not limiting the amount of units any investor may purchase (subject to the maximum amount of our offering). We may also agree to provide board representation or observer rights or rights to participate in future sales of our equity securities in connection with, and at the request of, subscribers in the offering.

We estimate our offering expenses to be as follows:

Securities and Exchange Commission registration fees	$10,700
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$811,700

SUITABILITY OF INVESTORS

Investing in the units involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means who have no need for liquidity in their investments, as the units are non-transferable except in limited situations, and can bear the economic risk of loss of any investment in the units. Moreover, we do not expect to pay any significant dividends in the near-term; therefore, we are requiring investors to have other sources of income or substantial net worth in order to ensure they are not dependent on distributions on our units for their livelihood. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following suitability tests: (1)  you have annual income from whatever source of at least $60,000 and a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. Our board of directors may request that you provide us with financial statements to demonstrate your suitability for investment. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason. Subscriptions meeting the suitability requirements will be accepted in the order of receipt.

Each subscriber must make written representations that he, she or it:

•       has received a copy of our prospectus and the annexes thereto;

•       has been informed that our units are sold in reliance upon a federal securities registration, state securities registrations in Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin or exemptions from securities registrations in states, and understands that our units can only be sold to a person meeting requirements of suitability;

•       has been informed that the securities purchased have not been registered under the securities laws of any state other than Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin and that we are relying in part upon the representations of the subscriber;

•       has been informed that the securities subscribed for have not been approved or disapproved by the securities departments of Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin or any other regulatory authority;

•       intends to purchase the units for investment and not for resale;

•       understands that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•       has been encouraged to seek the advice of his, her or its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

•       has received a copy of our operating agreement and understands that upon closing the escrow, the subscriber and the membership units will be bound by the operating agreement;

•       understands that our units are subject to substantial restrictions on transfer and that in order to sell the units the subscriber must sell or distribute them pursuant to the terms of the operating agreement and the requirements of the Securities Act of 1933 and applicable state securities laws;

•       meets the suitability test outlined in the agreement and is capable of bearing the economic risk of the investment, including the possible total loss of the investment;

•       understands that we will place a restrictive legend on any certificate representing any unit;

•       understands that we may place a stop transfer order with the registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•       may not transfer or assign the subscription agreement, or any of the subscriber’s interest herein;

•       has written his, her, or its correct taxpayer identification number on the subscription agreement; and

•       is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service, known as the IRS, that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to backup.

We will rely on these representations and others in determining whether an investor understands and has knowledge of the material terms and nature of the investment.

We have established certain procedures for determining investor suitability, including a requirement that each subscriber must make written representations to our company by completing the subscription agreement. We may, in our sole discretion, reject or accept all or any part of your subscription agreement.

SUBSCRIPTION PERIOD

We will accept subscriptions at any time prior to (1) our acceptance of subscriptions for units equaling the maximum amount of $100.0 million; (2) December 31, 2007; or (3) our termination or abandonment of the offering. We reserve the right to cancel, modify or extend the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units (other than the financial suitability requirements). In our sole discretion, we may also determine that it is not necessary to sell all available units. Investors will not be allowed to withdraw their investments, which means that you should only invest if you are willing to have your investment unavailable to you for an indefinite period of time.

In the event of termination of this offering, funds invested with us will be returned with interest, without reduction for escrow fees. We may also reject subscriptions if the offering is oversubscribed or if an investor fails to meet the suitability requirements for investment.

SUBSCRIPTION PROCEDURES

Before purchasing any units, you must complete the subscription agreement included as annex C to this prospectus, draft a check payable to “Fidelity Bank fbo Advanced BioEnergy, LLC” in the amount of not less than 20% of the amount due for the units for which subscription is sought, which amount will be deposited in an escrow account, sign a full recourse promissory note and security agreement for the balance due and deliver to us these items and an executed copy of the signature page of our operating agreement. Our operating agreement is attached as annex B to this prospectus. The subscription agreement and signature page are attached as annex C to this prospectus.

In the subscription application, an investor must make representations to us concerning, among other things, that he, she or it has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.

Once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory note is due within 10 days. In all events, written notice will be delivered on or prior to December 21, 2007, which means that the balance of the purchase price must be received by us on or before December 31, 2007. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.

The promissory note is full recourse, which means that you will be liable for the balance due and that if you do not timely repay the indebtedness on the terms agreed, we will pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorneys’ fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year. We will also retain your initial 20% payment. Pursuant to the terms of the promissory note, we will not be required to give you notice of a default, but upon your failure to make timely payment we will immediately have the right to pursue you for the balance due by any legal means.  By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $40.0 million, you will be required to pay the full purchase price immediately upon subscription.

We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until a future date near the end of this offering. If we accept your subscription, our board will approve your membership, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription funds (without interest) and signature page promptly after the rejection.

If you are deemed the beneficial owner of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Before borrowing money to purchase units, you should be aware that our operating agreement contains some restrictions on pledging or otherwise encumbering all or any part of a member’s units as security for the payment of a debt.

ESCROW PROCEDURES

All funds paid by subscribers will be held in escrow by Fidelity Bank until such time as certain conditions are satisfied. Those conditions are (1) the subscription proceeds in the escrow account equals or exceeds the minimum offering amount of $40.0 million and (2) our board of directors accepts subscriptions for at least $40.0 million in proceeds. The amount of subscription proceeds in the escrow account will be determined based on the cash placed in the account regardless of the amount subscribed for by investors or amounts represented by outstanding promissory notes. Once these conditions are satisfied, the funds held in the escrow account will be released and all additional funds received will be immediately available to us. Subscriptions meeting the suitability requirements will be accepted in the order of receipt. Once we accept your subscription and funds are released to us from escrow, we will deliver to you a certificate evidencing the units purchased. Your subscription may not be revoked after it is accepted by our board of directors. The funds received from subscribers will be returned if the minimum offering amount is not met. Funds in the escrow account will earn interest, and if funds are returned to subscribers from the escrow account, they will be returned with interest without deduction for expenses.

DELIVERY OF UNIT CERTIFICATES

Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “Description of Membership Units—Restrictive Legend on Membership Certificate.”

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “Federal Income Tax Consequences of Owning Our Units.” As a unitholder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.

MEMBERSHIP UNITS

Ownership rights in us are evidenced by units. There is one class of membership units in Advanced BioEnergy. We cannot issue any other class of units with preferred rights without amendment of our operating agreement, which requires approval of our members. As of the date of this prospectus, there are 8,613,481 units outstanding and 821 unitholders. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unitholders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

RESTRICTIVE LEGEND ON MEMBERSHIP CERTIFICATE

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating Agreement as agreed to by each member.

The securities represented by this certificate may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.

VOTING LIMITATIONS

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unitholders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

LOSS OF MEMBERSHIP RIGHTS

Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:

•       to receive a share of our profits and losses;

•       to receive distributions of our assets, if and when declared by our directors;

•       to participate in the distribution of our assets in the event we are dissolved or liquidated;

•       to access information concerning our business and affairs at our place of business; and

•       to vote on matters coming before a vote of the members.

Our operating agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unitholder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unitholders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “Additional Information.”

Your membership interest may be terminated in accordance with the Delaware Limited Liability Company Act if you make an assignment for the benefit of creditors, file a voluntary petition in bankruptcy, seek reorganization, liquidation or similar relief under any law, or seek or consent to the appointment of a trustee, receiver or liquidator. Your membership may also be terminated under the Delaware Limited Liability Company Act 120 days after a proceeding is commenced against you seeking reorganization, liquidation or similar relief or 90 days after a trustee, receiver or liquidator is appointed without your consent. In addition, if you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unitholder of Advanced BioEnergy, but not a member.

If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of Advanced BioEnergy only if the transferee:

•       agrees to be bound by our operating agreement;

•       pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•       delivers, upon our request, any evidence of the authority such person or entity has to become a member of Advanced BioEnergy; and

•       delivers, upon our request, any other materials needed to complete the transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he, she or it does not comply with these requirements. The restrictive legend on our membership certificates and the language of our operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.

DISTRIBUTIONS

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Delaware Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. Following completion of our seed capital private placement, the initial board of directors authorized a unit distribution to all of our unitholders equal to two units for every one unit issued and outstanding. In addition, we made distributions of restricted units to our project development consultant and two of our directors in exchange for project development services. We intend to issue deferred units to two executive officers to compensate them for work performed for our company pursuant to their employment agreements. We have not made any cash distributions since our inception.

Unitholders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Non-liquidating distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. (Liquidating distributions will be made to investors based on their respective capital account balances.) Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, subject to any loan covenants or restrictions with our senior and subordinated lenders, we intend to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors. The Delaware Limited Liability Company Act also limits distributions to the extent that our liabilities to unsecured creditors exceed the fair value of our assets.

Subject to any loan covenants or restrictions with our senior and subordinated lenders, we anticipate distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion.

Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•       successful and timely completion of construction of our currently planned ethanol plants;

•       distributions from Heartland Grain Fuels declared by the board of Dakota Fuels, which we do not control unless and until the consummation of the second closing under the Heartland transaction;

•       required principal and interest payments on any debt and compliance with applicable loan covenants that will reduce the amount of cash available for distributions;

•       our ability to operate our plants at full capacity, which directly impacts our revenues;

•       adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•       state and federal regulations and subsidies, and support for ethanol generally, which can impact our profitability and the cash available for distributions.

CAPITAL ACCOUNTS AND CONTRIBUTIONS

The purchase price paid for your units constitutes a capital contribution for purposes of becoming a unitholder and will be credited to your capital account. As a unitholder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. At the conclusion of this offering, we will restate the capital accounts of all members, including existing members, so that they are equal to the amount paid for new units issued in this offering.

In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

ALLOCATION OF PROFITS AND LOSSES

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury regulations.

SPECIAL ALLOCATION RULES

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unitholder’s actual capital contributions. Because we do not anticipate the allocation of taxable losses in excess of any unitholder’s actual capital contributions, we do not anticipate making any special allocations pursuant to these provisions. However, in the event special allocations are made, our operating agreement also requires that, as soon as possible thereafter, our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unitholder’s capital account balance is equal to the capital account balance that that unitholder would have had if special allocations required by the Internal Revenue Code and Treasury regulations were not made to that unitholder’s capital account.

RESTRICTIONS ON TRANSFERS OF UNITS

The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•       transfers by gift to the member’s descendants;

•       transfers upon the death of a member;

•       certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and

•       transfers that comply with the “qualified matching services” requirements.

Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unitholders. There is no assurance that there would be any remaining funds for distribution to the unitholders after the payment of all of our debts.

UNITS THAT MAY BE ISSUED UNDER EQUITY COMPENSATION PLANS

The following table depicts the units that were available for issuance under our equity compensation plans as of March 1, 2007. None of our equity compensation plans have been approved by our members.

	Number of units to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of units remaining available for future issuance under equity compensation plans (excluding units reflected in column a) (c)
Equity compensation plans not approved by unitholders	371,580	not applicable	—

(1)          Includes 30,000 restricted units to be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement, an estimated 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement and up to 345,000 units that may be issued to entities affiliated with Mr. Stephenson and Mr. Gales pursuant to restricted unit agreements. As of the date of this prospectus, 44,850 units have been issued pursuant to the restricted unit agreements.

UNITS WE HAVE AGREED TO REGISTER

In connection with the first closing of the Heartland transaction, we entered into an investors rights agreement with SDWG, which provides that under certain circumstances after the earlier of November 2007 or 90 days after the effective date of the registration statement for our first underwritten public offering or such longer period as is specified in the agreement, SDWG may demand that we file with the Securities and Exchange Commission a registration statement on Form S-1 or Form S-3 with respect to at least 20% of the units held by SDWG. SDWG’s right to demand registration of the units issued to SDWG is limited by our right to refuse to register such units for up to 30 days if we determine that it would be materially detrimental to us and our members for the registration statement to either become or remain effective because the action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving our company or (2) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential.

SUMMARY OF OUR OPERATING AGREEMENT

Statements contained in this section of the prospectus regarding the contents of our operating agreement are not necessarily complete, and reference is made to the copy of our operating agreement filed as annex B to this prospectus.

BINDING NATURE OF THE AGREEMENT

We will be governed primarily according to the provisions of our operating agreement and the Delaware Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting and other company governance matters. If you invest in our company, you will be bound by the terms of this agreement. Its provisions may not be amended without the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

MANAGEMENT

The total number of initial directors of our company shall be a minimum of three and a maximum of 13. At the first annual or special meeting of the members following the date on which substantial operations at the Nebraska plant commences, the number of directors shall become fixed at nine. The directors will generally direct the business and affairs of our company. This means that you will not have any direct control over the management or operation of our business. The current directors and their business experience are set out in further detail in “Directors, Executive Officers, Promoters and Control Persons.”

No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial operation commences at the Nebraska plant.

Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on Nasdaq or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of Nasdaq or a stock exchange concerning company governance.

The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

•       cause or permit our company to engage in any activity that is inconsistent with our purposes;

•       knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•       possess our property or assign rights in specific company property other than for our purpose; or

•       cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause us to:  (i) dispose of at one time all or substantially all of our property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of our property in connection with our dissolution or a transfer of substantially all of our property to a wholly owned subsidiary of our company; (ii) issue more than 20,000,000 units; or (iii) cause us to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates in excess of $500,000.

Our directors shall cause our company to conduct its business and operations separate and apart from that of any director or any of his or her affiliates. The directors shall take all actions which may be necessary or appropriate (i) for the continuation of our valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of members or to enable us to conduct the business in which we are engaged, and (ii) for the accomplishment of our purposes, including the acquisition, development, maintenance, preservation and operation of our property in accordance with the provisions of our operating agreement and applicable laws and regulations. Each director has the duty to discharge the foregoing duties in good faith, in a manner the director believes to be in our best interests, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Our directors are under no other fiduciary duty to our company or our members to conduct the affairs of our company in a particular manner. This is a rapidly developing and changing area of the law, and members who have questions concerning the duties of our directors should consult with their counsel.

Our directors and officers may not be liable to our company for errors in judgment or other acts or omissions not amounting to a breach of the duty of loyalty to us or our members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or for a transaction from which the director or officer derived an improper personal benefit or a wrongful distribution in violation of the Delaware limited liability company act, since provision has been made in our operating agreement for exculpation of these individuals. Therefore, investors have a more limited right of action than they would have absent the limitation in the operating agreement.

Our operating agreement provides that no director or officer of the company will be personally liable to the company or its members for monetary damages for a breach of fiduciary duty, but further precludes the company from limiting that liability for breach of his or her duty of loyalty to the company or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or for transactions from which the officer or director derived an improper personal benefit or certain wrongful distributions.  However, we intend to take actions in the future, including proposing amendments to our operating agreement, which would preclude indemnification of officers and directors for any misconduct unless the officer or director took such actions in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests.

Our operating agreement provides for indemnification of our directors and officers by our company for liabilities incurred in dealings with third parties on behalf of the company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. See “Indemnification for Securities Act Liabilities” for additional detail.

REPLACEMENT OF DIRECTORS

Our board of directors is presently controlled by our founders, and replacing the directors may be difficult to accomplish under our operating agreement. Our operating agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms. The operating agreement further provides that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least 5% of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, nor less than 60 days prior to the first day of the month corresponding to the previous year’s annual meeting.

MEMBERS’ MEETINGS AND OTHER MEMBERS’ RIGHTS

There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business, including the election of directors to those director seats becoming vacant under the staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.

In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our operating agreement or by the Delaware Limited Liability Company Act. Our operating agreement requires the vote of a greater number of units on the following matters:

•                    the affirmative vote of a 75% majority in interest is necessary to dissolve, wind up and liquidate our company;

•                    a proposed amendment to the operating agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum; and

•                    no amendment to the operating agreement shall be approved without the consent of members holding at least two-thirds of the units adversely affected if the amendment would modify the limited liability of a member or alter the economic interest of a member. A member’s economic interest is a member’s share of “profits” and “losses,” the right to receive distributions of our assets, and the right to information concerning our business and affairs provided by the Delaware Limited Liability Act.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise currently required by the Delaware Limited Liability Company Act.

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenters’ rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unitholders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

UNIT TRANSFER RESTRICTIONS

A unitholder’s ability to transfer units is restricted under the operating agreement.

Investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our operating agreement and:

•                    is made to the investor’s administrator or trustee involuntarily by operation of law, such as death;

•                    is made without consideration to or in trust for the investor’s descendants or spouse;

•                    has been approved by our directors in accordance with the terms of the operating agreement; or

•                    is made to any other member or to any affiliate or related party of another member or the transferring member.

Our operating agreement contains the following conditions precedent to transfer:

•                    unless the transfer is involuntary by operation of law, the transferor and transferee shall execute and deliver to us such documents and instruments as may be necessary or appropriate in the opinion of our counsel to effect such transfer;

•                    the transferor and transferee shall furnish us with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the units transferred, and any other information reasonably necessary to permit us to file all required federal and state tax returns and other legally required information statements or returns;

•                    unless the transfer is involuntary by operation of law, either the units to be transferred must be registered under the Securities Act of 1933, or the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer is exempt from all applicable registration requirements and will not violate any laws regulating the transfer of securities;

•                    unless the transfer is involuntary by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer will not cause us to be deemed to be an investment company under the Investment Company Act of 1940;

•                    unless otherwise approved by the directors and members representing in the aggregate a 75% majority of the membership voting interests, no transfer of units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the directors and the transferor member, result in our termination within the meaning of Section 708 of the Internal Revenue Code or similar rules that apply;

•                    no notice or request initiating the transfer procedures may be given by any member after a dissolution event has occurred; and

•                    no person shall transfer any unit if, in the determination of the directors, such transfer would cause us to be treated as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the Nasdaq Global Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.

AMENDMENTS

Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member’s economic interest or modify the liability of a member, without the consent of members holding at least two-thirds of the units adversely affected. The operating agreement defines economic interest as a member’s share of profits and losses, the right to receive distributions of the company’s assets and the right to information concerning the business and affairs of the company.

DISSOLUTION

Our operating agreement provides that a voluntary dissolution of our company may be effected only upon the prior approval of a 75% super majority of all units entitled to vote. Distribution to members following a dissolution will be made to the members in proportion to their respective capital account balances.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax risks and consequences of your participation in our company. No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS, HER OR ITS INVESTMENT IN OUR COMPANY MAY HAVE ON HIS, HER OR ITS FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS, HER OR ITS INVESTMENT IN OUR COMPANY. Although we will furnish unitholders with such information regarding our company as is required for income tax purposes, each unitholder will be responsible for preparing and filing his, her or its own tax returns.

The following summary of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, known as the Code, existing Treasury Department regulations, known as the Regulations, and administrative rulings and judicial decisions interpreting the Code. Tax legislation may be enacted in the future that will affect us and a unitholder’s investment in us. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unitholder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Faegre & Benson LLP, regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

In the opinion attached as exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d) of the Code. See “Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

PARTNERSHIP STATUS

Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax, and the unitholders will pay tax on their shares of our net income. Under the Regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation. We will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. However, due to the complexity of the rules regarding publicly traded partnerships and the restrictions that they require, we anticipate that compliance with these rules will become more burdensome as we grow and add new members. In addition, as we grow, we may find that our members desire a level of liquidity in their investment that is not practical as a limited liability company. Therefore, it may become more economically and practically feasible for us to elect to be taxed as a C corporation for federal income tax purposes. See “Federal Income Tax Consequences of Owning Our Units—Partnership Status” for additional details.

If we elect to be a treated as a corporation, or if we inadvertently fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unitholders as corporate dividends. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unitholders would be reduced by the amount of tax paid.

PUBLICLY TRADED PARTNERSHIP RULES

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

•                    traded on an established securities market; or

•                    readily tradable on a secondary market or the substantial equivalent.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

We do not intend to list the units on any stock exchange. In addition, with limited exception, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve only those transfers that fall within the safe harbor provisions of the Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•                    in “private” transfers;

•                    pursuant to a qualified matching service; or

•                    in limited amounts that satisfy a 2% test (i.e, do not exceed 2% of the total interests in partnership capital or profits).

Private transfers include, among others:

•                    transfers by gift in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•                    transfers at death, including transfers from an estate or testamentary trust;

•                    transfers between members of a family as defined in Section 267(c)(4) of the Code;

•                    transfers from retirement plans qualified under Section 401(a) of the Code or an IRA; and

•                    “block transfers.” A block transfer is a transfer by a unitholder and any related persons as defined in the Code in one or more transactions during any 30-calendar-day period of units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•                    it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unitholders who want to sell with persons who want to buy;

•                    matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•                    the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his, her or its interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•                    the closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•                    the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•                    the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•                    the sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, does not exceed 2% of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

We may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units at some point. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.

TAX TREATMENT OF OUR OPERATIONS; FLOW-THROUGH OF TAXABLE INCOME AND LOSS

We expect to pay no federal income tax. Instead, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether we make any cash distributions to our members.

TAX CONSEQUENCES TO OUR UNITHOLDERS

We have adopted a fiscal year ending September 30 for accounting and tax purposes. As a unitholder, for your taxable year with which or within which our taxable year ends, you will be required to report on your own income tax return your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unitholder reporting on a calendar-year basis will include his or her share of our taxable income or loss for our taxable year ending September 30, 2006 on his, her or its 2006 income tax return. We will provide each unitholder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated items.

TAX TREATMENT OF DISTRIBUTIONS

Distributions made by us to a member will not be taxable to the member for federal income tax purposes as long as distributions do not exceed the member’s basis in his, her or its units immediately before the distribution. Cash distributions in excess of unit basis are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS

Under Section 722 of the Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for their units. The price per unit in this offering is $20 per unit. The price per unit in our previous public offering was $10 per unit.

An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

•                    the amount of any cash we distribute to the investor;

•                    the basis of any other property distributed to the investor;

•                    the investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•                    any reduction in the investor’s share of certain items of our debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his, her or its tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•                    the end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•                    upon the liquidation or disposition of a member’s interest; or

•                    upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Advanced BioEnergy’s liquidation, exact computations usually are not necessary. For example, a unitholder who regularly receives cash distributions that are less than or equal to his, her or its share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code.

DEDUCTIBILITY OF LOSSES; BASIS, AT-RISK AND PASSIVE LOSS LIMITATIONS

A unitholder may deduct losses allocated to him, her or it, subject to a number of restrictions, the most significant of which are the limitations dealing with basis, at-risk and passive losses.

Basis.   Pursuant to Section 704(d) of the Code, an investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units. If the investor’s share of our losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

At-Risk Rules.   Under the “at-risk” provisions of Section 465 of the Code, if an investor is an individual taxpayer or a closely held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

Passive Loss Rules.   Section 469 of the Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a taxpayer’s entire interest in the activity to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that might be considered to be “passive” in nature. For unitholders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation.

PASSIVE ACTIVITY INCOME

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses from investments in other passive activities.

ALTERNATIVE MINIMUM TAX

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his, her or its tax advisor regarding the impact of an investment in us on the calculation of his, her or its alternative minimum tax, as well as on his, her or its overall federal income tax liability.

ALLOCATIONS OF INCOME AND LOSSES

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. The allocations contained in the operating agreement are intended to comply with the test for having substantial economic effect. New unitholders will be allocated a proportionate share of income or loss for the year in which they became unitholders. The operating agreement permits our directors to select any method and convention permissible under Section 706(d) of the Code for the allocation of tax items during the fiscal year any person is admitted as a unitholder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unitholder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

TAX CONSEQUENCES UPON DISPOSITION OF UNITS

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the investor’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the investor’s share of our debt. Since debt is included in an investor’s amount realized, it is possible, although unlikely, that an investor could have a tax liability upon the sale of the investor’s units that exceeds the cash proceeds from the sale.

Gain or loss recognized by an investor on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Section 751(c) of the Code to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those investors that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory.

EFFECT OF SECTION 754 ELECTION ON UNIT TRANSFERS

The adjusted basis of each unitholder in his, her or its units, “outside basis,” initially will equal his, her or its proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unitholder’s proportionate share of the inside basis. Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unitholder to adjust his, her or its share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unitholder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Code. A Section 754 election is beneficial to the transferee when his, her or its outside basis is greater than his, her or its proportionate share of the entity’s inside basis.

If we make a Section 754 election, the Regulations require us to make the basis adjustments. In addition, the Regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 will be adjusted amounts.

Transferees are subject to an obligation to notify us of their bases in acquired interests. We are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Code, unless clearly erroneous.

Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

OUR DISSOLUTION AND LIQUIDATION WILL LIKELY BE TAXABLE TO INVESTORS

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain or loss would be recognized by investors to the extent, if any, that the amount of cash received differs from the investors’ adjusted bases in their units.

TAX INFORMATION TO MEMBERS

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the member’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the Internal Revenue Service of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

AUDIT OF INCOME TAX RETURNS

The Internal Revenue Service may audit our tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we have selected a “tax matters member” who has certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we expect to be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. The Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his, her or its own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The Regulations rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. Currently, Revis L. Stephenson III is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

These audit procedures, and the rights of our members thereunder, would be materially different if we elected to be treated as an “electing large partnership.” As an electing large partnership, individual partners would have no right to participate in partnership-level settlement proceedings and would be required to file their returns consistent with the return of the partnership. In addition, the IRS would not be required to give notice to individual partners if it began a partnership-level administrative proceeding or when it made a final adjustment. Any final adjustments to the return of an electing large partnership take effect in the year in which they are made, not the tax year to which they relate. In lieu of passing any such adjustment through to its partners, an electing large partnership can make a partnership-level payment of the deficiency. The partnership would not be allowed a deduction for any such payment.

INTEREST ON UNDERPAYMENT OF TAXES; ACCURACY-RELATED PENALTIES; NEGLIGENCE PENALTIES

If it is determined that an investor underpaid his, her or its taxes for any taxable year, the investor must pay the amount of taxes underpaid plus interest on the underpayment and possibly penalties.

Under Section 6662 of the Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless or intentional disregard of the federal income tax rules or regulations.

TAX CONSEQUENCES OF CONVERTING FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

As discussed above, ensuring that we are taxed as a partnership requires compliance with the rules regarding publicly traded partnerships. These rules require us to closely monitor and restrict the transfer of our units by our members and may become unduly burdensome as we grow. As such, we may elect to be reorganized as a corporation rather than as a limited liability company.

Effect of Conversion.   If we elect to be reorganized as a corporation rather than as a limited liability company, we will be taxed as a C corporation. The tax consequences of the conversion will depend on how the conversion is implemented. However, we currently anticipate that the reorganization would be structured to constitute a tax-free transaction under the Code and, correspondingly, we should recognize no gain or loss. In the event of such a reorganization, you should recognize no gain or loss upon your receipt of common stock solely in exchange for your units. (You may, however, be required to recognize gain or loss on the receipt of cash in lieu of fractional units in an amount equal to the difference between the amount of cash received and your adjusted basis in the units.)  The aggregate tax basis of the common stock you receive in exchange for your units should be the same as the aggregate basis of your units exchanged. Also, the holding period for the common stock that you receive should include the holding period of your units.

Distributions on Common Stock.   A distribution paid by us, if any, in respect to common stock will constitute a dividend for federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under federal income tax principles. The gross amount of any such dividend will be included in your gross income as ordinary dividend income. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in your common stock, but rather will reduce your adjusted tax basis in your common stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as your adjusted tax basis in your common stock, such distributions generally will be taxable as capital gain.

Under current federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to non-corporate holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common stock to qualify as dividends for federal income tax purposes.

Sales or Other Taxable Dispositions of Common Stock.   You should recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and your adjusted tax basis in the common stock at the time of the disposition. Any such capital gain will be long-term capital gain if your common stock has been held by you for more than one year (including the holding period of your units, see “Effect of Conversion” above). Under current federal income tax law, certain non-corporate holders are eligible for preferential rates of federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

STATE AND LOCAL TAXES

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota. Randall E. Kahnke, a partner of Faegre & Benson LLP, owns 5,000 units in our company.

We are not a party to any pending legal proceedings.

EXPERTS

McGladrey & Pullen, LLP, independent registered public accounting firm, has audited our financial statements as of September 30, 2006 and September 30, 2005 and for the periods then ended as stated in their report appearing elsewhere in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from McGladrey & Pullen, LLP, given on their authority as experts in accounting and auditing.

Gardiner Thomsen, P.C., independent certified public accountants, has audited the financial statements of Heartland Grain Fuels as of December 31, 2005, December 31, 2004 and December 31, 2003 and for the periods then ended as stated in their report appearing elsewhere in this prospectus and registration statement. We have included these financial statements of Heartland Grain Fuels in the prospectus and elsewhere in this registration statement in reliance on the report from Gardiner Thomsen, P.C., given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission, known as the Commission, a registration statement on Form SB-2 under the Securities Act of 1933, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement including the exhibits and schedules thereto are filed with the Commission and may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are currently required to file periodic reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934. Our quarterly reports are made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filing will be made pursuant to Regulation S-B for small business filers. We also make current reports on Form 8-K. We plan to file a Form 8-A to register our units pursuant to Section 12(g) of the Securities Exchange Act of 1934. Upon registration of our units under Section 12(g) of the Securities Exchange Act of 1934, we will be required to comply with the rules regarding proxy solicitations and our officers, directors and beneficial owners of 5% or more of our units will be required to report their beneficial ownership of securities to the Commission pursuant to Section 16 of the Securities Exchange Act of 1934. Each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330. Our reporting obligations will be automatically suspended if we have fewer than 300 securities holders. If this occurs, we will no longer be obligated to file periodic reports with the Commission; however, investors will still receive company-provided copies of the annual report each year.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Advanced BioEnergy, LLC

Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Advanced BioEnergy, LLC & subsidiaries (a development stage company) as of September 30, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year ended September 30, 2006 and for the periods from January 4, 2005 (date of inception) to September 30, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioEnergy, LLC & subsidiaries as of September 30, 2006 and 2005, and the results of their operations and their cash flows for the year ended September 30, 2006 and for the periods from January 4, 2005 (date of inception) to September 30, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa

November 28, 2006

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,814,561	$893,587
Prepaid expenses	130,518	58,230
Other receivable	151,750	2,358
TOTAL CURRENT ASSETS	11,096,829	954,175
PROPERTY AND EQUIPMENT
Land	1,460,051	—
Office equipment	313,254	38,685
Leasehold improvement	10,113	8,513
Construction in process	38,156,059	—
	39,939,477	47,198
Less accumulated depreciation	(30,534)	(2,275)
	39,908,943	44,923
OTHER ASSETS
Cash for plant construction	32,500,000	—
Land option deposits	62,500	30,000
Other assets	3,400	26,400
Financing costs and deferred offering costs, net of accumulated amortization 2006 29,792; 2005 none	1,219,736	354,013
Intangible	2,811,531	—
	36,597,167	410,413
TOTAL ASSETS	$87,602,939	$1,409,511
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$15,680,595	$193,673
Accrued expenses	372,076	5,972
TOTAL CURRENT LIABILITIES	16,052,671	199,645
LONG-TERM DEBT	7,000,000	—
MEMBERS’ EQUITY
Members’ capital, no par value, authorized 20,000,000 units, 7,165,600 and 625,000 units outstanding at September 30, 2006 and 2005, respectively	66,820,932	3,174,098
Deficit accumulated during development stage	(2,032,569)	(914,232)
Unearned compensation	(238,095)	(1,050,000)
	64,550,268	1,209,866
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$87,602,939	$1,409,511

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30, 2006	Period from Inception (January 4, 2005) to September 30, 2005	Period from Inception (January 4, 2005) to September 30, 2006
REVENUES	$—	$—	$—
OPERATING EXPENSES
Start-up expenses	517,348	723,750	1,241,098
Accounting	148,100	3,765	151,865
Consulting fees	222,036	73,666	295,702
Legal	454,065	34,791	488,856
Directors’ meetings and expenses	264,063	40,229	304,292
Meetings and travel expenses	26,957	—	26,957
Office expenses	42,873	6,825	49,698
Office labor	606,776	10,381	617,157
Contract labor	21,245	—	21,245
Payroll tax expense	30,074	721	30,795
Insurance	69,791	7,341	77,132
Utilities	27,757	4,190	31,947
Rent	27,067	2,100	29,167
Advertising and promotion	6,180	3,192	9,372
Licenses and fees	47,922	807	48,729
Depreciation	28,259	2,275	30,534
Bank charges	20,422	—	20,422
Crop expense	7,653	—	7,653
Land option expense	12,000	—	12,000
Miscellaneous	21,086	199	21,285
	2,601,674	914,232	3,515,906
LOSS FROM OPERATIONS	(2,601,674)	(914,232)	(3,515,906)
OTHER INCOME (EXPENSE)
Other income	12,000	—	12,000
Rent income	2,750	—	2,750
Interest income	1,517,738	—	1,517,738
Interest (expense)	(49,151)	—	(49,151)
LOSS ACCUMULATED DURING DEVELOPMENT STAGE	$(1,118,337)	$(914,232)	$(2,032,569)
Weighted Average Units Outstanding	3,717,635	362,794	2,066,738
Net (Loss) Per Unit—Basic and Diluted	$(0.30)	$(2.52)	$(0.98)

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Period from January 4, 2005 (Date of Inception)
to September 30, 2006

	Members’ Capital	Deficit Accumulated During Development Stage	Unearned Compensation	Total
MEMBERS’ EQUITY—January 4, 2005	$—	$—	$—	$—
Issuance of 450,000 membership units	1,500,000	—	—	1,500,000
Issuance of 7,500 membership units	25,000	—	—	25,000
Issuance of 125,000 restricted membership units	1,250,000	—	(1,250,000)	—
Issuance of 42,500 restricted membership units	425,000	—	(425,000)	—
Amortization of unearned compensation	—	—	625,000	625,000
Costs of raising capital incurred in connection with private placement memorandum	(25,902)	—	—	(25,902)
Net loss	—	(914,232)	—	(914,232)
MEMBERS’ EQUITY—September 30, 2005	$3,174,098	$(914,232)	$(1,050,000)	$1,209,866
Issuance of 6,048,400 membership units	60,484,000	—	—	60,484,000
Amortization of unearned compensation	—	—	811,905	811,905
Cost of raising capital—public offering	(1,068,166)	—	—	(1,068,166)
Issuance of 492,200 membership units, of which 75,000 units are held in escrow	4,172,000	—	—	4,172,000
Unit compensation expense	59,000	—	—	59,000
Net loss	—	(1,118,337)	—	(1,118,337)
MEMBERS’ EQUITY—September 30, 2006	$66,820,932	$(2,032,569)	$(238,095)	$64,550,268

s

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30, 2006	Period from Inception (January 4, 2005) to September 30, 2005	Period from Inception (January 4, 2005) to September 30, 2006
OPERATING ACTIVITIES
Net (loss)	$(1,118,337)	$(914,232)	$(2,032,569)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	28,259	2,275	30,534
Unit compensation expense	59,000	—	59,000
Consulting services exchanged for membership units	386,905	625,000	1,011,905
Changes in assets and liabilities, net of effects from purchases of Indiana Renewable Fuels, LLC:
Prepaid expenses	(66,953)	(58,230)	(125,183)
Other receivables	(149,392)	(2,358)	(151,750)
Accounts payable	212,809	80,107	292,916
Accrued expenses	366,104	5,972	372,076
NET CASH (USED IN) OPERATING ACTIVITIES	(281,605)	(261,466)	(543,071)
INVESTING ACTIVITIES
Payment of deposit	—	(26,400)	(26,400)
Purchase of other assets	(2,000)	—	(2,000)
Purchase of property and equipment	(23,536,491)	(46,835)	(23,583,326)
Increase in cash, for plant construction	(32,500,000)	—	(32,500,000)
Net cash received from acquisition of assets	1,306,287	—	1,306,287
Payment of land option deposits	(42,500)	(30,000)	(72,500)
NET CASH (USED IN) INVESTING ACTIVITIES	(54,774,704)	(103,235)	(54,877,939)
FINANCING ACTIVITIES
Proceeds from sale of membership units	60,484,000	1,500,000	61,984,000
Payments on short-term debt	(1,270,800)	—	(1,270,800)
Proceeds from long-term debt	7,000,000	—	7,000,000
Payment of cost of raising capital	—	(19,462)	—
Payment of deferred offering and financing costs	(1,235,917)	(222,250)	(1,477,629)
NET CASH PROVIDED BY FINANCING ACTIVITIES	64,977,283	1,258,288	66,235,571

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,920,974	893,587	10,814,561
CASH AND CASH EQUIVALENTS—beginning of period	893,587	—	—
CASH AND CASH EQUIVALENTS—end of period	$10,814,561	$893,587	$10,814,561
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION, cash paid for interest net of capitalized interest of $199,688	$49,151	$—	$49,151
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for cost of raising capital	$—	$6,440	$—
Accounts payable incurred for deferred offering costs	$390,967	$106,763	$390,967
Membership units issued for acquisition of assets	$4,172,000	$—	$4,172,000
Accounts payable incurred for construction in process and office equipment	$14,990,966	$363	$14,990,966
Membership units issued as deferred offering costs	$—	$1,075,000	$25,000
Land option applied to land purchase	$20,000	$—	$20,000
Land acquired through issuance of note payable	$1,270,800	$—	$1,270,800
Deposit transferred to financing costs	$25,000	$—	$25,000
Unearned compensation provided as deferred offering costs	$425,000	$—	$425,000
Deferred offering cost transferred to cost of raising capital	$1,068,166	$—	$1,068,166
Financing costs amortized to construction in process	$29,792	$—	$29,792

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE A:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPAL BUSINESS ACTIVITY—Advanced BioEnergy, LLC (ABE), its wholly owned subsidiaries, ABE Fairmont, LLC, ABE Northfield, LLC and Indiana Renewable Fuels, LLC (IRF) are development stage limited liability companies (collectively, the Company). The Company was organized to build ethanol plants and undertake other biofuel projects. Construction of a 100 million gallon per year ethanol plant near Fairmont, Nebraska is under way and is expected to be completed in September 2007. A 100 million gallon per year ethanol plant to be located near Rochester or Argos, Indiana is in the design stage, and a 100 million gallon per year ethanol plant to be located near Northfield, Minnesota is in the development stage.

Advanced BioEnergy, LLC recently formed ABE Fairmont, LLC and ABE Northfield, LLC to own and operate the Nebraska plant and the Minnesota plant, respectively. All service contracts, credit agreements and regulatory permits that were originally entered into by Advanced BioEnergy, LLC have been assigned to the appropriate subsidiary. Title to the land owned for the Nebraska plant has been transferred to ABE Fairmont, LLC, and the options to purchase land for the Minnesota plant have been assigned to ABE Northfield, LLC. IRF was acquired by Advanced BioEnergy, LLC on June 15, 2006, and IRF will own and operate the Indiana plant. The operations of IRF have been included in these financial statements from the time of the acquisition.

CONSOLIDATION POLICY—The accompanying consolidated financial statements include the accounts of ABE, its wholly owned subsidiaries, ABE Fairmont, LLC, ABE Northfield, LLC and IRF. All significant intercompany account balances and transactions have been eliminated.

ASSET ACQUISITION—On May 11, 2006, ABE entered into an Agreement and Plan of Merger that provides, among other things, for ABE’s wholly owned subsidiary to be merged with and into IRF. As a result of the merger, which closed on June 15, 2006, the outstanding membership units of IRF could be converted, at the election of each individual holder of IRF membership units, into the right to receive either:  (a) 500 ABE membership units or (b) $5,000 in cash. As a result of the merger, the outstanding membership units of IRF were converted into an aggregate of 492,200 membership units of ABE, of which 75,000 are held in escrow, and $25,000 in cash (see Note E). The units held in escrow will be released upon successful completion of the following:  the Company successfully raising adequate equity to fund construction of the Indiana plant, the execution of a written agreement between the Company and the landfill located near the Indiana plant providing for the purchase and delivery of methane to the Indiana plant and the establishment of terms on which rail transportation will be provided to the Indiana plant.

UNEARNED UNIT COMPENSATION—Subsequent to the Company’s seed capital offering, the original two members received compensation in the form of the restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Company’s plant to be located near Fairmont, Nebraska. The restriction will be removed as services are provided and selected milestones are achieved. The earned portion of the $1.25 million is being expensed as start-up expenses. As of September 30, 2006, $1,011,905 had been earned and expensed with the remaining $238,095 included as unearned compensation.

During the 4th quarter of 2006, the Company began to recognize an additional expense related to 26,580 units, $265,800, that will be issued to a member based on the estimated total cost of the ethanol

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE A:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

plant near Fairmont, Nebraska. The Company is amortizing this as unit compensation expense over the remaining construction period. As of September 30, 2006, $231,800 remains to be amortized.

CASH AND CASH EQUIVALENTS—The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company’s cash balances are maintained in bank depositories and periodically exceed federally insured limits. The Company has not experienced losses in these accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS—Financial instruments include cash and cash equivalents, other receivables, accounts payable, accrued expenses and long-term debt. Management believes the fair value of each of these financial instruments approximates their carrying value in the balance sheet as of the balance sheet date. The fair value of current financial instruments is estimated to approximate carrying value due to the short-term nature of these instruments. The fair value of the long-term debt is estimated based on anticipated interest rates which management believes would currently be available to the Company for similar issues of debt, taking into account the current credit risk of the Company and the other market factors.

DEFERRED OFFERING AND FINANCING COSTS—The Company defers costs incurred to raise equity and debt financing until the related equity or debt is issued. At the time of issuance of such new equity, the deferred offering costs will be netted against the proceeds received. The financing costs will be amortized over the term of the debt. Unamortized financing costs totaled approximately $836,000 and none at September 30, 2006 and 2005, respectively.

FINANCING COSTS—The financing costs will be amortized over the term of the debt.

LOSS PER UNIT—Basic and diluted loss per unit are computed using the weighted-average number of vested units outstanding during the period. Unvested restricted units and units held in escrow are considered unit equivalents; however, they have not been included in the computation of diluted loss per unit as their effect would be anti-dilutive.

RESTRICTED UNITS—The Company has issued restricted units to certain directors for services outside their role as directors at fair value under the Financial Accounting Standards Board (FASB) Statement No. 123R. All restricted units issued are subject to various restriction requirements. 305,000 membership units are restricted by a lock-up agreement between the two founding members and a related party development company. The lock-up agreement prohibits the transfer of the shares until May 2008. Of the 305,000 units issued, 263,333 are vested but remain restricted and 41,667 are unvested and restricted.

PROPERTY AND EQUIPMENT—Property and equipment is stated at the lower of cost or fair value. Maintenance and repairs are charged to expense as incurred; major improvements and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives.

Construction in progress consists of expenditures for construction of the Nebraska ethanol plant. These expenditures will be depreciated using the straight-line method over various estimated useful lives once construction is completed and the assets are placed into service.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE A:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH FOR PLANT CONSTRUCTION—The cash that will be used for the construction of the ethanol plant has been classified as long-term according to its estimated use, including the proceeds from the revenue bonds which are restricted for use in plant construction.

INTANGIBLE—The intangible asset represents the value of the construction contract that was purchased. The contract value will be capitalized as part of the ethanol plant upon completion.

NOTE B:   RELATED PARTY TRANSACTIONS

The Company paid a development consulting company owned by two of its directors for assistance with negotiating contracts, planning the spring 2006 equity marketing effort and securing debt financing. As of September 30, 2006, the Company had incurred consulting charges of approximately $496,000.

A director of the Company is currently the president of one of the Company’s bank depositories.

NOTE C:   FINANCING

On February 17, 2006, the Company entered into a $79.5 million loan agreement with a lending institution consisting of a $58.5 million term loan and a $21.0 million revolving term loan. In addition, the Company also received a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions. The loan agreement is collateralized by substantially all the assets of the Company. As of September 30, 2006, the Company has not drawn on these loans.

The term loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. Advances are available until May 1, 2007 with principal payments to commence on December 20, 2007 and quarterly thereafter with any remaining balance due on September 20, 2014 at the latest.

The revolving loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .0625% per annum. The loan is effective through March 1, 2017.

The revolving credit facility has interest rate options of a base rate, a fixed rate quoted by the lender or LIBOR plus 3.1% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .25% per annum. The loan is effective through March 1, 2008.

The Company has $7.0 million of Subordinate Exempt Facilities Revenue Bonds outstanding under a subordinated loan and trust agreement with the County of Fillmore, Nebraska and Wells Fargo, N.A. The loan agreement is collateralized by the Nebraska plant assets.

The Company has agreed to repay the loan by making loan payments to the issuer in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon at maturity, upon redemption, upon acceleration, or when otherwise payable. The Company’s obligation to make the loan payments under the loan and trust agreement is evidenced by its execution and delivery of a promissory note. The Company’s repayment of the bonds and the security for

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE C:   FINANCING (Continued)

the bonds are subordinate to the Company’s senior loan and credit facility. Annual principal payments of $815,000 are required starting in December 2010 through December 2016, with the remainder due December 2017.

NOTE D:   COMMITMENTS AND CONTINGENCIES

Construction contracts

The total cost of the Nebraska plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $151.6 million. The Company has a lump-sum design-build agreement with a related party general contractor for $98.0 million, with the price to be adjusted based on changes agreed upon by the Company. The design-build agreement includes a provision whereby the general contractor receives an early completion bonus for each day the construction is complete prior to the estimated completion date up to a maximum amount. The contract may be terminated by the Company upon a ten-day written notice subject to payment for work completed, termination fees and any applicable costs and retainage.

The total cost of the Indiana plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $175.0 million for a natural gas powered ethanol plant. Subsequent to year-end, the Company signed a letter of intent with a contractor to design and build the ethanol plant.

The Company has an agreement with an electric company to provide electrical service to its Nebraska plant. The Company is required to make a non-refundable payment in aid of construction for the facilities the electrical cooperative will install for the benefit of the Company. The amount of this payment will be approximately $1.2 million. The Company is to pay half prior to placing the order for the substation and the remaining amount upon the completion of the construction of all facilities. The agreement shall remain in effect for a term of five years from the initial billing period and will be renewed automatically thereafter on an annual basis unless terminated by either party giving 12 months’ written notice.

On May 5, 2006, the Company entered into a track material purchase agreement to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts. The purchase price of the track material is approximately $1.6 million.

On May 5, 2006, the Company entered into a real estate purchase agreement with Fillmore Western Railway Company (Fillmore) for the purchase by the Company of certain property, including all real property and the 100-foot railroad right of way, including any “extra width” railroad right of way, and all other easements appurtenant to the use of the real estate, together with all track, ties, ballast, other track material and other improvements thereon owned, possessed, or claimed by Fillmore from milepost 1.7 to milepost 3.7 on the Fillmore line. In addition, pursuant to the real estate purchase agreement, Fillmore conveyed to the Company an easement to use its right of way for the purpose of underground pipeline and other utilities. The purchase price for the property is $500,000 to be paid at closing. The purchase price for the easement is $10,000.

On July 14, 2006, the Company entered into an agreement for installation of the auger cast piling for its Fairmont, Nebraska ethanol plant for approximately $0.9 million.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE D:   COMMITMENTS AND CONTINGENCIES (Continued)

On July 20, 2006, the Company entered into an agreement for engineering and design/build services for a pipeline for an amount not to exceed $4,200,000. The agreement shall be effective upon execution by both parties and can be terminated only with cause by either party with 30 days’ notice.

Land

The Company has various options to purchase approximately 271 acres in Indiana, 274 acres in Minnesota and 206 acres in Ohio for a total of approximately $1.8 million, $2.7 million and $3.4 million, respectively.

Consulting

The Company has an agreement with a related party for assistance with negotiation of contracts, planning of the Company’s equity marketing effort and securing debt financing. The agreement began upon execution and shall continue through the closing date as defined in the agreement. The development consultant will receive compensation as follows: 7,500 unrestricted membership units at execution, $1,500 per week from execution through the closing of the equity financing (which occurred in May 2006) and $375 per day after the closing of the equity financing, plus reimbursement of approved expenses up to a weekly maximum reimbursement of $750. In addition, the development consultant received compensation of 42,500 restricted membership units subsequent to the close of the Company’s seed capital offering. The Company may only terminate this agreement for cause as defined in the consulting agreement. The consultant may terminate this agreement with 14 days’ written notice.

The Company has an agreement to compensate the original two members of the Company for development fees in a total sum of 1% of the total project cost for the Company’s plant under construction near Fairmont, Nebraska to be paid in membership units in exchange for their efforts to organize and develop this project. These fees are currently estimated at $1,515,800, or 151,580 units, of which 125,000 units were issued on May 19, 2005 and any additional units will be issued upon substantial completion of construction of the plant based on the actual project costs. These membership units will be considered restricted until certain requirements within the agreement are reached. If the Company files articles of dissolution or another event prevents successful ethanol production by the Company, these members will be required to return the restricted units to the Company without payment of consideration.

Employment agreements

In April 2006, the Company entered into an employment agreement with a member who is Chairman and Chief Executive Officer of the Company. The employee is to receive an annual base salary of $300,000 plus benefits. In addition he is eligible to receive an annual performance bonus, a strategic bonus (payable in units) and the use of an automobile provided by the Company. The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions.

In April 2006, the Company entered into an employment agreement with a member who is President and Chief Operating Officer of the Company. The employee is to receive an annual base salary of $250,000

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE D:   COMMITMENTS AND CONTINGENCIES (Continued)

plus benefits. In addition, he is eligible to receive an annual performance bonus, a strategic bonus (payable in units), the use of an automobile provided by the Company and reimbursement for moving expenses up to $70,000. As a signing bonus, the employee received the right to acquire 30,000 units. These units would be issued in an amount equal to 6,000 units on each anniversary of the effective date, with termination of employment resulting in forfeiture of the right to receive any units that remain unissued. The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions. The Company has recognized $25,000 in unit compensation expense as of September 30, 2006 and will recognize an additional $275,000 of unit compensation expense over the remaining term of the agreement.

We have entered into restricted unit agreements with entities owned by the Chief Executive Officer and the President of the Company. For each additional ethanol production or co-production facility they acquire or build on prior to April 3, 2009 in addition to the Nebraska plant, the entities on a combined basis have the right to receive 1.15 newly issued unit per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements is 345,000 units.

Marketing agreement

In May 2006, the Company entered into a marketing agreement to purchase distillers dried grains with solubles (DDGS) the Company is expected to produce. The buyer agrees to pay the Company a percentage of the selling price minus an amount per ton. The agreement commences when the Company begins producing DDGS and continues for one year initially and thereafter may be terminated by either party with 120 days’ written notice.

In July 2006, the Company entered into a marketing agreement for the sale of the ethanol that the Company’s Fairmont, Nebraska plant produces. The Company will receive a price equal to the actual sale price less expenses and less a marketing fee charged per gallon. The initial term of the agreement is for at least 12 months beginning on the first day of the month of the first shipment of ethanol and ending at the end of March or end of September, whichever occurs first following the 12-month period. After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice. The agreement may also be terminated for an uncured breach, intentional misconduct or upon mutual agreement of the parties.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE E:   ACQUISITION

Effective June 15, 2006, the Company acquired all of the outstanding units of IRF. The aggregate purchase price was $4,197,000 of which $4,172,000 was paid by the issuance of 417,200 ABE units and $25,000 was paid in cash. The acquisition has been accounted for as an asset purchase. At the time of acquisition, IRF was a development stage company. The purchase price was allocated based on the fair value of the net assets acquired as follows:

Assets acquired:
Cash	$1,331,287
Prepaid expenses	5,335
Land options	10,000
Intangible assets	2,811,531
Property and equipment	44,593
$4,202,746
Liabilities assumed, accounts payable	(5,746)
Net purchase price	$4,197,000

As discussed in Note A, the Company also has 75,000 units valued at $750,000 that are held in escrow and being treated as contingent consideration that will be recognized when released from escrow.

NOTE F:   LEASE COMMITMENT

The Company leases various autos and an office facility under operating lease agreements with the following approximate future minimum rental commitments:

2007	$152,000
2008	137,000
2009	140,000
2010	43,000
$472,000

The Company recognized rent expense related to the above leases of approximately $35,000 and for the year ended September 30, 2006 and none for the period from inception to September 30, 2005.

NOTE G:   SUBSEQUENT EVENTS

On October 17, 2006, the Company entered into an agreement for services for relocation and protection of pipeline facilities for approximately $475,000. The Company is to make full payment in advance of any work on the project beginning. In the event that the actual costs differ from the estimated cost, payment will be made by the Company or a refund will be paid by the developer.

On October 18, 2006, the Company entered into an agreement for medium voltage electrical work for approximately $1,170,000.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE G:   SUBSEQUENT EVENTS (Continued)

On November 7, 2006, in an effort to continue to expand operations, the Company entered into a Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, a newly formed subsidiary of ABE, Heartland Grain Fuels, L.P., Heartland Producers, LLC, South Dakota Wheat Growers Association, and Dakota Fuels, Inc. providing for the acquisition of all of the limited partnership interests of Heartland Grain Fuels held by South Dakota Wheat Growers Association and Heartland Producers, which constitutes 94% of the partnership interests in Heartland Grain Fuels, together with their stock in Dakota Fuels, which constitutes all of the stock of Dakota Fuels. Dakota Fuels owns approximately 1% of the partnership interests in Heartland Grain Fuels.

On November 7, 2006, the Company entered into a Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, South Dakota Wheat Growers Association, Heartland Producers and Heartland Grain Fuels providing for the acquisition of all of the partnership interests of Heartland Grain Fuels held by Aventine, which constitutes 5% of the partnership interests in Heartland Grain Fuels.

The closing of the purchase of the limited partnership interests of Heartland Grain Fuels owned by Aventine and South Dakota Wheat Growers Association and the stock of Dakota Fuels owned by South Dakota Wheat Growers Association occurred on November 8, 2006. The interests of Aventine and South Dakota Wheat Growers Association in Heartland Grain Fuels and the stock of Dakota Fuels owned by South Dakota Wheat Growers Association were purchased for an aggregate of $8,908,000 in cash and the issuance of 1,403,031 membership units of the Company.

The closing of the purchase of the limited partnership interests in Heartland Grain Fuels which constitutes 46% of the partnership interests in Heartland Grain Fuels, and the stock of Dakota Fuels, which constitutes 49% of the stock of Dakota Fuels, owned by Heartland Producers is subject to regulatory approval and approval of the transaction by the members of Heartland Producers. The interests of Heartland Producers in Heartland Grain Fuels and its stock in Dakota Fuels will be purchased for an aggregate of $7,794,124 in cash and the issuance of 1,228,547 membership units of the Company.

The Company is in the process of allocating the purchase price and will finalize this after the approval of the second part of the acquisition is complete and valuations are completed.

Subsequent to year-end, the Company assigned all rights and obligations under the loan agreements described in Note C with the lending institution to ABE Fairmont. Immediately following such assignment, the agreements were amended to extend the period during which ABE Fairmont may draw down funds, to shorten the period for repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan and an additional $4.0 million revolving term loan for construction of the Nebraska plant. The terms and conditions of these loan agreements are substantially similar to the term loans described in Note C with repayment in full on June 1, 2009.

ABE Fairmont may select a rate of interest for Term Loan A, Term Loan B, Term Loan C and Term Loan D at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.4% per annum.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SEPTEMBER 30, 2006 AND 2005

NOTE G:   SUBSEQUENT EVENTS (Continued)

ABE Fairmont may select a rate of interest for the revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.1% per annum.

The Lender is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to the Lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $49.1 million of equity (less any tax increment financial proceeds and the proceeds we receive from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay the $58.5 million revolving term loan as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lessor of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all such payments.

On the earlier of December 1, 2014 or six months following complete repayment of the $58.5 million term loan, ABE Fairmont will begin repayment of the $21.0 million loan in $5.0 million increments due every six months. ABE Fairmont will repay the revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions except as follows: (i) for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution of 50% of ABE Fairmont’s net profit for the applicable fiscal year if the lender has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont may make distributions exceeding 50% of its net income if it has made the required additional cash flow payment for the fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to us.

In connection with the acquisition of Heartland Grain Fuels and Dakota Fuels, ABE will be issuing approximately 44,850 restricted units in accordance with the restricted unit agreements discussed in Note D. Heartland Grain Fuels also has a design build agreement to expand its existing plant in Aberdeen, South Dakota in place as of the acquisition date.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2006	September 30,
	(Unaudited)	2006
Assets
Current Assets
Cash and cash equivalents	$7,763	$10,814
Accounts Receivable:
Trade accounts receivables	3,286	—
Due from broker	5,995	—
Other	257	152
Inventories	3,000	—
Derivative financial instruments	6,121	—
Prepaid expenses	481	130
Total current assets	26,903	11,096
Other Assets
Restricted cash held in escrow	7,848	—
Cash held for plant construction	—	32,500
Financing and deferred offering costs, net	1,584	1,220
Investments	633	—
Intangible	2,812	2,812
Goodwill	15,925	—
Other assets	329	66
Property and equipment , net	127,427	39,909
Total Assets	$183,461	$87,603
Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$23,843	$15,681
Accrued expenses	819	372
Derivative financial instruments	4,257	—
Current portion of long-term debt	2,250	—
Total current liabilities	31,169	16,053
Long-term debt	45,750	7,000
Minority Interest	8,233	—
Members’ Equity
Members’ capital, no par value, authorized 20,000,000 Units, 8,613,481 and 7,165,600 units outstanding at December 31, 2006 and September 30, 2006, respectively.	95,852	66,821
Retained earnings (deficit)	2,635	(2,033)
Deferred compensation	(178)	(238)
Members’ equity	98,309	64,550
Total Liabilities and Members’ Equity	$183,461	$87,603

See notes to condensed consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2006	2005
	(dollars in thousands, except per share data)
Net Sales
Ethanol and related products	$10,237	$—
Other	215	12
Total Net Sales	10,452	12
Cost of goods sold	2,774	—
Gross profit	7,678	12
Selling, general and administrative	2,516	347
Operating income (loss)	5,162	(335)
Other income (expense):
Interest income	357	—
Interest expense	(476)	(19)
Net income (loss) before minority interest	5,043	(354)
Minority interest	(375)	—
Net income (loss)	$4,668	$(354)
Basic Weighted Average Units Outstanding	7,883,038	499,167
Dilutive Weighted Average Units Outstanding	7,933,874	499,167
Income (loss) per Unit—Basic	$0.59	$(0.71)
Income (loss) per Unit—Diluted	$0.59	$(0.71)

See notes to condensed consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 30, 2006 TO DECEMBER 31, 2006

	Members’ Capital	Retained Earnings (Deficit)	Deferred Compensation	Total Members’ Equity
MEMBERS’ EQUITY—September 30, 2006	$66,821	$(2,033)	$(238)	$64,550
Issuance of 1,403,031 membership units, of which 50,857 units are held in escrow	28,061	—	—	28,061
Issuance of 44,850 membership units for services	897	—	—	897
Amortization of unearned compensation	—	—	60	60
Unit compensation expense	73	—	—	73
Net income	—	$4,668	—	4,668
MEMBERS’ EQUITY—December 31, 2006	$95,852	$2,635	$(178)	$98,309

See notes to condensed consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	December 31,
	2006	2005
	(Dollars in Thousands)
Cash Flows from Operating Activities
Net income (loss)	$4,668	$(354)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation	847	3
Services exchanged for membership units	897	—
Consulting services exchanged for membership units	60	208
Unit compensation expense	73	—
Unrealized gain on derivative financial instruments	(1,561)	—
Minority Interest of net income of subsidiary	375	—
Changes in working capital components net of effects of acquisition of Heartland Grain Fuels, L.P
(Increase)
Receivables	(6,669)	3
Inventories	(1,098)	—
Prepaid Expenses	(219)	15
Decrease
Accounts payable	(96)	(124)
Accrued expenses	(569)	19
Net cash (used in) operating activities	(3,292)	(230)
Cash Flows from investing Activities
Purchase of land options and deposits	(263)	—
Purchase of Heartland Grain Fuels, LP, net of cash acquired	(6,924)
Purchase of property and equipment	(3,149)	(121)
Payments for construction in progress	(25,043)
Decrease in cash for plant construction and cash held in escrow	32,446	—
Net used in investing activities	(2,933)	(121)
Cash Flows from financing activities
Proceeds from long-term debt	3,448	—
Payment of deferred offering and financing costs	(274)	(188)
Net cash provided by (used in) financing activities	3,174	(188)
Net (decrease) in cash and cash equivalents	(3,051)	(539)
Cash and Cash Equivalents
Beginning	10,814	894
Ending	$7,763	$355
Supplemental Disclosure of Non Cash Investing and Financing Actvities
Accounts payable incurred for deferred offering and financing costs	$335	$64
Membership units issued for acquisition of assets	$28,061
Accounts payable incurred for construction in process	$18,483	$129
Financing costs amortized to construction in progress	$47
Land options applied to land purchases		$20
Land acquired through issuance of notes payable		$1,271
Deposit transferred to deferred offering and financing costs		$25
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest, including interest capitalized of $118	$794

See notes to condensed consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.   Organization and Significant Accounting Policies

The accompanying condensed consolidated financial statements of Advanced BioEnergy, LLC (the “Company”) and its subsidiaries as of December 31, 2006 and for the three months ended December 31, 2006 and 2005 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods.  The interim financial statements should be read in conjunction with the audited financial statements and notes thereto, contained in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2006.  The results of operations for the three months ended December 31, 2006 are not necessarily indicative of the results for the fiscal year ending September 30, 2007.  Certain previously reported amounts have been reclassified to conform to the current presentation format, with no impact on equity or net income (loss).

The financial statements include the accounts of the Company and its wholly owned subsidiaries, ABE Fairmont, LLC (“ABE Fairmont”), ABE Northfield, LLC, Indiana Renewable Fuels, LLC (“IRF”) and the majority interest in both Heartland Grain Fuels LP (“HGF”) and  Dakota Fuels, Inc. HGF is a Delaware limited partnership formed in 1991.  ABE acquired a 53.315% ownership interest in HGF on November 8, 2006  (See Note 2). All significant intercompany account balances and transactions have been eliminated.  The operations of HGF have been included in the these financial statements from the time of the acquisition. Prior to the acquistion of HGF, the Company was a development stage company.

The Company was organized to build ethanol plants and undertake other biofuel projects. Construction of a 100 million gallon per year ethanol plant near Fairmont, Nebraska is under way and is expected to be completed in August 2007. A 100 million gallon per year ethanol plant to be located near Argos, Indiana is in the design stage, and a 100 million gallon per year ethanol plant to be located near Northfield, Minnesota is in the development stage.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Restricted Cash Held in Escrow

In connection with the purchase of HGF, the cash portion of the second closing has been placed in escrow.  Any interest income earned is being added to cash held in escrow balance.

Revenue Recognition

Revenue from the production of ethanol and related products is recorded when title transfers to customers.  Ethanol and related products are generally shipped free on board (FOB) shipping point.  Collectibility of revenue is reasonably assured based on historical evidence of collectibility between the Company and its customers.  Interest income is recognized as earned.  Shipping costs billed to customers are included in gross revenue and cost of sales.

In accordance with the Company’s agreements for the maketing and sale of ethanol and related products, commissions due to the marketers are deducted from the gross sale price at the time payment is

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

remitted to the company. Ethanol and related product sales are recorded, net of commissions of approximately $55,000 and none for the three months ended December 31, 2006 and 2005, respectively.

Investments

The Company has equity investments interest in three private companies in unrelated industries.  The Company’s interest represents less than 20% of the ownership of such companies, and the Company has no financial obligations to such companies.  The investments are being accounted for under the cost method of accounting and accordingly, unredeemed patronage dividends received in the form of capital stock or other equities are added to the investment and distributions received from the investments are recorded as a reduction in the investment account.

Receivables

Credit sales are made primarily to two customers and no collateral is required.  The Company carries these accounts receivable at face amount with no allowance for doubtful accounts due to the collectibility of those accounts.

Inventories

Corn, chemicals and supplies, work in process, ethanol and distiller grains inventories are stated at the lower of cost or market on the first-in, first-out method.

Goodwill

The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired.  SFAS No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred.  The first step tests for impairment, while the second step, if necessary, measures the impairment.  No indicators of impairment were identified during the three months ended December 31, 2006.

Income (Loss) per Unit

Basic and diluted income and (loss) per unit are computed using the weighted-average number of vested units outstanding during the period. Unvested units and units held in escrow are considered unit equivalents and are included in diluted income per unit.  For the three months ended December 31, 2005 unvested units and units held in escrow have not been included in the computation of diluted loss per unit as their effect would be anti-dilutive.

Derivative Instruments

The Company has entered into derivative contracts to hedge the Company’s exposure to price risk related to forecasted corn purchases and forecasted ethanol sales.  These derivative contracts are to be accounted for under Statement of Financial Accounting Standard (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

Although the Company believes its derivative positions are economic hedges, none have been designated as a hedge for accounting purposes and derivative positions are recorded on the balance sheet at their fair market value, with changes in fair value recognized in current period earnings.  The Company has net unrealized gains of $1.9 million related to derivative contracts recorded on the balance sheet as of December 31, 2006.  There were no derivative as of December 31, 2005.

Fair value of financial instruments

Financial instruments include cash and cash equivalents, receivables, accounts payable, accrued expenses, long-term debt and derivative instruments.  Management believes the fair value of each of these instruments approximates their carrying value in the balance sheet as of the balance sheet date.  The fair value of derivative instruments is based on quoted market price and the fair value of other current financial instruments is estimated to approximate carrying value due to the short-term nature of these instruments.  The fair value of the long-term debt is estimated based on anticipated interest rates which management believes would currently be available to the Company for similar issues of debt, taking into account the current credit risk of the Company and the other market factors.

Recently Issued Accounting Standards

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS No. 109.” FIN 48 creates a single model to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The company is currently assessing the impact of adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements. SFAS No. 157 is intended to increase consistency and comparability among fair value estimates used in financial reporting. As such, SFAS No. 157 applies to all other accounting pronouncements that require (or permit) fair value measurements, except for the measurement of share-based payments. SFAS No. 157 does not apply to accounting standards that require (or permit) measurements that are similar to, but not intended to represent, fair value. Fair value, as defined in SFAS No. 157, is the price to sell an asset or transfer a liability and therefore represents an exit price, not an entry price. The exit price is the price in the principal market in which the reporting entity would transact. Further, that price is not adjusted for transaction costs. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS No. 157 will be applied prospectively as of the beginning of the fiscal year in which it is initially applied. The Company is currently assessing the impact of adoption of SFAS No. 157.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

2.   Acquisition of HGF

On November 8, 2006, the Company acquired 53.315% of the partnership interest in HGF. The results of HGF’s operations have been included in the condensed consolidated financial statements since that date. HGF owns and operates a nine million gallons per year dry mill corn-processing ethanol plant in Aberdeen, South Dakota, the Aberdeen plant, and a thirty million gallons per year dry mill corn processing ethanol plant in Huron, South Dakota, the Huron plant.  The Company also has an agreement to purchase, subject to certain closing conditions, the remaining interest in the limited partnership of HGF, which would result in the Company owning 100% of the partnership interest in HGF.

The aggregate purchase price of the 53.315% interest in HGF was $37.4 million consisting primarily of $8.9 million in cash, the issuance of 1,403,031 units of ABE valued at $28.1 million or $20 per unit, and direct costs of the acquisition of $430,000. There is no established market for the Company’s units.  The per unit fair value for the units issued in the transaction was determined by the Company’s board of directors after consideration of various factors.

The acquisition was accounted for under the purchase method of accounting, and accordingly, the assets and liabilities acquired were recorded at their estimated fair values at the effective date of the acquisition and the results of operations have been included in the unaudited condensed consolidated statements of operations since the acquisition date. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill recorded as a result of the acquisition will be subject to an annual impairment test and will not be amortized. The allocation of any identifiable intangible assets, goodwill and other amounts of HGF has not been finalized and any required adjustments will be recorded as necessary when the information becomes available. The determination of final amounts is subject to receipt of a third party appraisal and other factors.

The following table summarizes the estimated preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

As of November 8, 2006
Cash acquired	$2,414
Current assets	5,052
Property and equipment	56,634
Other long-term assets	635
Restricted cash held in escrow	7,794
Goodwill	15,925
Total assets acquired	88,454
Current liabilities	(8,645)
Long-term debt	(34,552)
Minority interest	(7,858)
Fair value of assets and liabilities assumed and accrued, net	$37,399

We paid approximately $430,000 in acquisition related costs, which included legal and accounting fees, and other related costs, all of these costs were paid as of December 31, 2006.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

The following table presents our consolidated results of operations on an unaudited proforma basis as if the acquisitions had taken place at the beginning of the periods presented (in thousands, except share amounts):

	Three Months Ended December 31
	2006	2005
Revenues	$18,596	$9,263
Net income	$5,283	$14
Basic earnings per unit	$0.62	$0.01
Basic weighted average units outstanding	8,477,802	1,902,198
Diluted earnings per unit	$0.62	$0.01
Dilutive weighted average units outstanding	8,528,637	1,943,864

The unaudited pro forma data gives effect to actual operating results prior to the acquisitions. No effect has been given to cost reductions or operating synergies in this presentation. As a result, the unaudited pro forma results of operations are for comparative purposes only and are not necessarily indicative of the results that would have been obtained if the acquisition had occurred as of the beginning of the periods presented or that may occur in the future.

3.   Inventories

A summary of inventories at December 31, 2006 and September 30, 2006 is as follows (in thousands):

	December 31,	September 30,
	2006	2006
	(unaudited)
Supplies and parts	841	—
Chemicals	152	—
Work in process	1,177	—
Ethanol	736	—
Distrillers grain	94	—
Total	$3,000	$—

	December 31, 2006	September 30, 2006
	(unaudited)	(unaudited)
Land	1,701	1,460
Buildings	5,577	—
Process equipment	42,491	—
Office equipment	527	324
Construction in process	78,009	38,156
	128,305	39,940
Accumulated depreciation	(878)	(31)
Property and equipment, net	127,427	39,909

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

4.   Long Term Debt

Long-term debt consists of the following at December 31, 2006 and September 30, 2006 (in thousands):

	December 31, 2006	September 30, 2006
Subordinate Exempt Facilities Revenue Bonds	$7,000	$7,000
Term commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting September 1, 2011, with the balance due on June 1, 2013 bearing interest at 7.708%	6,750	—
Term commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting May 1, 2007, with the balance due on June 1, 2013 bearing interest at 8.0%	34,250	—
	48,000	7,000
Less amounts due within one year	(2,250)
Long-term debt	$45,750	$7,000

The estimated maturities of long-term debt at December 31, 2006 are as follows (in thousands):

2007	$2,250
2008	3,000
2009	3,000
2010	3,815
2011	5,315
Thereafter	30,620
Total long-term debt	$48,000

Term notes are secured by a first mortgage lien in favor of CoBank, ACB covering real property owned by HGF, together with a security interest in favor of covering substantially all personal property owned by HGF, including receivables, inventories and equipment subject to perfected security interests.  HGF also has an equity investment of approximately $500,000 in CoBank, ACB at December 31, 2005, which is held by CoBank, ACB as additional collateral.

Restrictive covenants in the loan agreements provide for, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3.5 million, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12.5 million, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

The Company has $7.0 million of Subordinate Exempt Facilities Revenue Bonds outstanding under a subordinated loan and trust agreement with the County of Fillmore, Nebraska and Wells Fargo, N.A. The loan agreement is collateralized by the Nebraska plant assets.

The Company has agreed to repay the loan by making loan payments to the issuer in an amount equal to the aggregate principal amount of the loan from time to time outstanding, and the premium, if any, and

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

interest thereon at maturity, upon redemption, upon acceleration, or when otherwise payable. The Company’s obligation to make the loan payments under the loan and trust agreement is evidenced by its execution and delivery of a promissory note. The Company’s repayment of the loan and the security for the loan are subordinate to the Company’s senior loan and credit facility. Annual principal payments of $815,000 are required starting in December 2010 through December 2016, with the remainder due December 2017.

5.   Debt Financing

On February 17, 2006, the Company entered into a $79.5 million loan agreement with CoBank, a lending institution, consisting of a $58.5 million term loan and a $21.0 million revolving term loan. In addition, the Company also received a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions. The loan agreement is collateralized by substantially all the assets of the Company. As of December 31, 2006, the Company has not drawn on these loans.

The Company has assigned all rights and obligations under its loan agreements to ABE Fairmont. Immediately following such assignment, the agreements were amended to extend the period during which ABE Fairmont may draw down funds, to shorten the period for repayment and to extend the period during which a prepayment fee would be owed.

The term loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. Advances are available until May 1, 2007 with principal payments to commence on December 20, 2007 and quarterly thereafter with any remaining balance due on September 20, 2014 at the latest.

The revolving loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of ..0625% per annum. The loan is effective through March 1, 2017.

The revolving credit facility has interest rate options of a base rate, a fixed rate quoted by the lender or LIBOR plus 3.1% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .25% per annum. The loan is effective through March 1, 2008.

Effective November 20, 2006, ABE Fairmont also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan and an additional $4.0 million revolving term loan for construction of the Nebraska plant. The loan must be repaid in full on June 1, 2009.

ABE Fairmont may select a rate of interest at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.4% per annum.

ABE Fairmont may select a rate of interest for the revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.1% per annum.

CoBank is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to CoBank, evidence of the issuance of all permits, acceptable insurance coverage

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

and title commitment, the contribution of at least $49.1 million of equity (less any tax increment financial proceeds and the proceeds the Company receives from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay the $58.5 million revolving term loan as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lessor of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all such payments.

On the earlier of December 1, 2014 or six months following complete repayment of the $58.5 million term loan, ABE Fairmont will begin repayment of the $21.0 million loan in $5.0 million increments due every six months. ABE Fairmont will repay the revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions except for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution of 50% of ABE Fairmont’s net profit for the applicable fiscal year if (i) the lender has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont has made the required additional cash flow payment for the fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the Company.

6.   Major customer and Commitments

HGF also entered into a marketing agreement with Aventine, where Aventine  is required to purchase all of the ethanol produced at HGF’s South Dakota plants at a price per gallon determined through a pooling of HGF’s and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price. Sales for the three months ended December 31, 2006 and 2005 were approximately $16.4 million and none, respectively. Related accounts receivable as of December 31, 2006 and 2005 was approximately $2.8 million and none, respectively. HGF is a party to a by-product marketing agreement with Dakotaland Feeds, LLC, whereby Dakotaland Feeds will market locally the sale of ethanol co-products produced at HGF’s plants to third parties for an agreed-upon commission.

HGF also entered into a grain origination agreement with South Dakota Wheat Growers Association to supply HGF with its corn requirements. The grain origination agreement was negotiated in connection with the first purchase agreement and may or may not be as favorable to HGF. Purchases for three months ended December 31, 2006 and 2005 were approximately $10.8 million and none, respectively. Related accounts payable as of December 31, 2006 and 2005 was approximately $1.3 million and none, respectively.

This ethanol marketing agreement will expire on November 30, 2008; however, the agreement automatically renew for successive one-year term unless terminated by either party upon one year’s prior written notice.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(unaudited)

7.   Risk management

The Company’s activities expose it to a variety of market risks, including the effects of changes in commodity prices and interest rates. These financial exposures are monitored and managed by the Company as an integral part of its overall risk-management program. The Company’s risk management program focuses on the unpredictability of financial and commodities markets and seeks to reduce the potentially adverse effects that the volatility of these markets may have on its operating results.

The manufacturing of the Company’s products requires substantial purchases of corn. Price fluctuations in commodities cause firm commitments to purchase the commodities to develop unrealized appreciation or depreciation when compared with current commodity prices and actual cash outlays for the purchase of the commodities differ from anticipated cash outlays.

To reduce price risk caused by market fluctuations, the Company generally follows a policy of using exchange traded futures contracts to reduce it net position of merchandisable agricultural commodity inventories and forward cash purchase and sales contracts and uses exchange traded futures contracts to reduce price risk. Exchange-traded futures contracts are valued at market price. Changes in market price are recorded in cost of goods sold or revenues. At December 31, 2006 and September 30, 2006 net unrealized gains of $1.9 million and none, respectively, are classified as derivative financial instruments on the balance sheets. Net realized and unrealized gains (losses) for the three months ended December 31, 2006 and 2005 included in revenue were ($250,000) and none, and amounts included in cost of goods sold were $6.5 million and none, respectively.

Unrealized gains and losses on forward contracts, in which delivery has not occurred, are deemed “normal purchases and normal sales” under FASB Statement No. 133, as amended and, therefore, and not marked to market in the Company’s financial statements.

8.   Subsequent Event

On February 7, 2007, ABE Northfield, LLC, our wholly owned subsidiary, entered into a lump-sum design-build agreement with Fagen, Inc. that sets forth the terms on which Fagen will construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota.

Independent Auditors’ Report

To the Board of Directors

Heartland Grain Fuels, L.P.

Aberdeen, South Dakota

We have audited the accompanying balance sheets of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the related statements of income, partners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

January 25, 2006

/s/ Gardiner Thomsen, P.C.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS
December 31, 2005, 2004 and 2003
ASSETS

	December 31, 2005	December 31, 2004	December 31, 2003
CURRENT ASSETS
Cash	$474,442	$3,675,841	$477,787
Receivables
Trade	670,687	371,572	1,171,825
Other	240,338	245,113	407,023
Inventories	809,698	968,264	709,022
Supplies	290,909	289,693	284,065
Prepaid Expenses	261,868	17,325	30,925
Total Current Assets	2,747,942	5,567,808	3,080,647
PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441	96,441
Buildings	10,428,733	10,415,525	9,933,220
Process Equipment	19,116,532	18,835,747	18,218,164
Office Equipment	231,292	207,920	188,583
	29,872,998	29,555,633	28,436,408
Accumulated Depreciation	(16,478,179)	(14,749,407)	(12,889,340)
Undepreciated Cost	13,394,819	14,806,226	15,547,068
Construction in Process	6,209,291	—	797,167
Net Property, Plant and Equipment	19,604,110	14,806,226	16,344,235
OTHER ASSETS
Long-Term Receivables	526	1,767	—
Investment in Cooperatives	580,704	473,583	408,700
Critical Replacement Parts	555,846	548,242	543,288
Total Other Assets	1,137,076	1,023,592	951,988
TOTAL ASSETS	$23,489,128	$21,397,626	$20,376,870
LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES
Current Maturities of Long-Term Debt	$2,405	$1,509,273	$858,607
Payables	2,034,598	1,093,164	1,149,002
Accrued Expenses
Property Taxes	235,865	231,637	251,362
Interest	33,568	41,470	43,406
Payroll	300,330	192,227	122,149
Total Current Liabilities	2,606,766	3,067,771	2,424,526
LONG-TERM LIABILITIES
Notes Payable—Net of Current Maturities	5,755,820	6,008,040	7,517,339
PARTNERS’ EQUITY
South Dakota Wheat Growers Association	7,245,313	5,901,904	4,998,160
Heartland Producers, LLC.	7,001,167	5,703,027	4,829,736
Aventine Renewable Energy, Inc.	756,327	616,091	521,750
Dakota Fuels, Inc.	123,735	100,793	85,359
Total Partners’ Equity	15,126,542	12,321,815	10,435,005
TOTAL LIABILITIES AND PARTNERS’ EQUITY	$23,489,	$21,397,626	$20,376,870

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF INCOME
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Sales
Ethanol	$31,995,848	$30,306,276	$25,781,426
By-Products	4,505,088	5,965,623	5,539,353
Total Sales	36,500,936	36,042,939	$31,320,779.00
Cost of Sales
Raw Materials	27,078,478	28,992,147	26,043,412
Utilities	874,758	879,041	824,185
Repairs & Maintenance	562,161	586,349	668,489
Lease	59,674	60,816	59,725
Personnel Costs	2,157,682	1,936,286	1,846,426
Depreciation	1,728,772	1,860,067	1,840,568
Interest	418,044	510,168	406,411
Insurance	228,246	330,053	344,864
Property Taxes	232,765	225,137	241,851
Permits and Fees	33,814	31,394	56,799
Advertising & Promotion	35,823	15,235	17,292
Other	42,917	35,204	107,876
Total Cost of Sales	33,453,134	35,461,897	32,457,898
Gross Income (Loss) on Sales	3,047,802	581,042	(1,137,119)
Other Income
State Incentives	676,153	1,081,856	1,608,530
CCC Bioenergy Payments	244	261,527	21,675
Interest	69,067	—	—
Other	19,704	23,600	7,342
Total Other Income	765,168	1,366,983	1,637,547
Total Gross Income	3,812,970	1,948,025	500,428
General & Administrative Expenses	147,725	147,948	175,338
Operating Net Income	3,665,245	1,800,077	325,090
Patronage Dividend Income	139,482	86,733	73,960
Net Income	$3,804,727	$1,886,810	$399,050

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF PARTNERS’ EQUITY
Years Ended December 31, 2005, 2004 and 2003

	South
	Dakota		Aventine
	Wheat	Heartland	Renewable	Dakota
	Growers	Producers,	Energy,	Fuels,
	Assoc.	LLC	Inc.	Inc.	Total
Balance—December 31, 2002	$4,807,022	$4,645,040	$501,798	$82,095	$10,035,955
Allocation of Income	191,138	184,696	19,952	3,264	399,050
Balance—December 31, 2003	4,998,160	4,829,736	521,750	85,359	10,435,005
Allocation of Income	903,744	873,291	94,341	15,434	1,886,810
Balance—December 31, 2004	5,901,904	5,703,027	616,091	100,793	12,321,815
Distribution to Partners	(478,980)	(462,840)	(50,000)	(8,180)	(1,000,000)
Allocation of Income	1,822,389	1,760,980	190,236	31,122	3,804,727
Balance—December 31, 2005	$7,245,313	$7,001,167	$756,327	$123,735	$15,126,542

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF CASH FLOWS
Year Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,804,727	$1,886,810	$399,050
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	1,728,772	1,860,067	1,840,568
Patronage Dividends Received as Equity	(107,122)	(64,883)	(53,001)
Change in Assets and Liabilities
(Increase) Decrease in Receivables	(294,340)	962,163	(382,060)
(Increase) Decrease in Inventories	158,566	(259,242)	(59,603)
(Increase) Decrease in Supplies	(1,216)	(5,628)	23,680
(Increase) Decrease in Prepaid Expenses	(244,543)	13,600	78,945
Increase (Decrease) in Payables	941,434	(55,838)	(5,522)
Increase in Accrued Expenses	104,429	48,417	120,295
Net Cash Provided by Operating Activities	6,090,707	4,385,466	1,962,352
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Property, Plant & Equipment	(6,526,655)	(322,058)	(335,001)
(Increase) Decrease in Long-Term Receivables	1,241	(1,767)	167
(Increase) Decrease in Other Assets	(7,604)	(4,954)	19,367
Net Cash Used in Investing Activities	(6,533,018)	(328,779)	(315,467)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments of Line-of-Credit Agreement	—	—	(500,000)
Distributions of Partners’ Equity	(1,000,000)	—	—
Retirement of Long-Term Debt	(1,759,088)	(858,633)	(690,840)
Net Cash Used in Financing Activities	(2,759,088)	(858,633)	(1,190,840)
Net Increase (Decrease) in Cash	(3,201,399)	3,198,054	456,045
Cash—Beginning of the Year	3,675,841	477,787	21,742
Cash—End of Year	$474,442	$3,675,841	$477,787
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$425,946	$512,104	$391,767

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

Notes to Financial Statements

Note 1:   Organization and Nature of Business

The Partnership is organized as a limited partnership under the laws of the state of Delaware. The Partnership operates ethanol plants in Aberdeen and Huron, South Dakota with 22,000,000 gallon of production capability. These plants process corn, which produces ethanol, to be sold for blending with gasoline, and by-products to be used in the manufacturing of feed.

Approximately 88% of the Partnership’s sales and other income were generated by ethanol and E-85 production and marketing and the remaining 12% were from by-product production and other miscellaneous income.

Note 2:   Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL STATEMENT RECLASSIFICATION

For comparability, certain amounts in the prior year’s financial statements may have been reclassified, where appropriate, to conform with the current year’s financial statement presentation.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. No allowance for doubtful accounts were considered necessary for the years ended December 31, 2005, 2004 and 2003, respectively.

INVENTORY VALUATIONS

Raw material inventories are valued at the lower of cost (first-in, first-out method) or market price. Work-in-process and finished goods inventories are valued at market price multiplied by their respective percentage of completion.

DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. The Partnership may use futures, forward, option and swap contracts to reduce the market volatility of grain and finished products. These contracts permit final settlement by delivery of the specified commodity. Unrealized gains or losses are recognized in the valuation of the respective commodity’s ending inventory.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

Notes to Financial Statements (Continued)

Note 2:   Summary of Significant Accounting Policies (Continued)

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those which increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value less selling costs.

ADVERTISING

The Partnership expenses advertising and promotion costs as they are incurred, which amounted to $35,823, $15,235 and $17,292 for the years ended December 31, 2005, 2004 and 2003, respectively.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs. Such costs will be expensed as incurred. Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated. Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and create future revenue generation are capitalized.

PATRONAGE DIVIDEND INCOME

Patronage dividend income from cooperatives is recognized as income in the year the Partnership receives formal notification from the distributing cooperative.

INCOME TAXES

The Partnership, as a limited partnership, is not subject to income taxes. Income is taxed directly to its partners.

DISTRIBUTION OF NET INCOME (LOSS)

In accordance with the Partnership’s agreement of limited partnership, the Partnership will allocate net income (loss) and alcohol credits in accordance with their respective percentage interests.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

Notes to Financial Statements (Continued)

Note 3:   Significant Concentrations of Risk

CREDIT RISK—FINANCIAL INSTITUTIONS

The Partnership maintains cash balances with local and national financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2005, cash balances exceeded FDIC coverage by $989,977.

CREDIT RISK—RECEIVABLES

The Partnership issues credit to customers, substantially all of whom are ethanol wholesalers or E-85 retailers, under industry standard terms without collateral in most cases.

Note 4:   Related Party Transactions

The Partnership has significant transactions with its limited partners and their affiliates for the years ended December 31, 2005, 2004 and 2003 which include:

a)               An agreement to purchase corn from a limited partner at their cost plus 10¢ per bushel (11¢ at the Huron facility).

b)              An agreement with a limited partner to market the total output of ethanol produced by the Aberdeen and Huron facilities.

c)               An agreement with a limited partner affiliate to market the total output of by-products produced by the Aberdeen and Huron facilities.

d)              Various purchases, services and financing arrangements.

Summary of Related Party Transactions	2005	2004	2003
Sales to—Ethanol	$31,230,024	$30,108,319	$25,779,532
Cost of Sales from—Materials & Services	17,148,773	21,165,129	17,676,160
Receivables—Due from	520,478	217,550	1,003,944
Payables—Due to	292,357	421,597	616,126
Notes Payable—Due to	5,750,000	—	—

Note 5:   Inventory

The major components of inventory as of December 31, 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Raw Materials	$86,661	$316,861	$231,704
Work in Process	354,300	59,298	239,303
Finished Goods	368,737	592,105	238,015
	$809,698	$968,264	$709,022

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

Notes to Financial Statements (Continued)

Note 6:   Property, Plant and Equipment

Depreciation is computed over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives of depreciable assets is as follows:

Buildings	10-40 years
Process and Lab Equipment	5-20 years
Office Equipment	5-20 years

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 amounted to $1,728,772, $1,860,067 and $1,840,568, respectively.

Construction in Process	Costs To Date	Budgeted Cost
2005
Huron Plant Expansion—30,000,000 Gallon Capacity	$6,209,291	$17,480,545
2003
Aberdeen—Firewall & Water Tank	$154,223	$226,470
Huron—Plant Expansion	642,944	4,512,000
	$797,167	$4,738,470

Note 7:   Investments in Cooperatives

Investments in cooperatives are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities. Cooperative stocks normally are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Partnership until formal notification is received. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector.

At December 31, 2005, 2004 and 2003, the Partnership had investments in cooperatives as follows:

	2005	2004	2003
CoBank, ACB	$452,829	$404,288	$353,305
Dakota Energy Cooperative	125,700	67,120	53,220
Country Hedging, Inc.	2,175	2,175	2,175
	$580,704	$473,583	$408,700

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 8:   Financing Arrangements

Financing arrangements at December 31, 2005, 2004 and 2003 were as follows:

	Interest	Balancece
Lender	Rate	2005	2004	2003
Dakota Fuels, Inc.
Aberdeen, South Dakota
Term (RIA475T02-HGF)
$6,750,000 commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting 09-01-11, with the balance due on 06-01-13	6.76%	$5,750,000	$—	$—
Term (RIA475T03-HGF)
$15,000,000 commitment, term loan with a quarterly payment of $750,000, starting 09-01-06, with with balance due on 06-01-11	7.61%*	—	—	—
CoBank, ACB
Omaha, Nebraska
Term (A475T02B)—
Revolving term loan with a quarterly commitment reduction of $375,000 starting 9-01-04, balance due 12-01-08	6.76%	—	7,500,000	8,250,000
Greater Huron Development Corporation
Huron, South Dakota
Federal Rural Develop. Program
Monthly payment of $4,374 includes interest, balance due 05-31-04	4.00%	—	—	21,653
Community Development Fund
Monthly payment of $230 includes interest, balance due 05-31-04	4.00%	—	—	1,139
Beadle County Community
Development Fund
Monthly payment of $7,098, includes interest, balance due 01-31-05	3.00%	—	7,053	90,674
Dakota Energy Cooperative
Huron, South Dakota
Purchase Agreement
Monthly payment of $185, with balance due 08-31-09	0.00%	8,225	10,260	12,480
US Bank
St. Paul, Minnesota
Commercial Note
$500,000 Commitment—ends 12-31-05	7.07%*	$—	$—	$—
		5,758,225	7,517,313	8,375,946
Less: Current Portion		2,405	1,509,273	858,607
Total Long-Term Liabilities		$5,755,820	$6,008,040	$7,517,339

*                    Denotes continuously variable interest rate

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 8:   Financing Arrangements (Continued)

The Partnership, in 2005, entered into an Administrative Agency Agreement with Dakota Fuels, Inc. and CoBank, ACB, where CoBank, ACB has been appointed as the administrative agent for the loan documents and security agreements with the Partnership. CoBank, ACB has agreed to undertake the obligations as administrative agent for these loans.

The term note (RIA475T02-HGF) with Dakota Fuels, Inc. is a revolving term note that the Partnership may borrow against and repay at their discretion except for any portion of note principal with fixed interest rates. The revolving term note has fixed interest rates on term debt ranging from 5.93% to 7.29% with a weighted average of 6.76%. The current variable interest rate is 7.61%.

The term note (RIA475T03-HGF) commitment with Dakota Fuels, Inc. is available through 08-01-06 or such later date as authorized by the administrative agent.

The purchase agreement with Dakota Energy Cooperative is secured by a perfected security interest in Auto-Var Capacitor Banks purchased for the Huron facility.

The loans administered by the Greater Huron Development Corporation are secured with a security agreement under the Uniform Commercial Code covering specified equipment at the Huron Facility.

Term notes with Dakota Fuels, Inc. are secured by CoBank, ACB’s first mortgage lien covering real property owned by the Partnership, together with CoBank, ACB’s security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Partnership, including receivables, inventories and equipment subject to perfected security interests. The Partnership also has $452,829 of equity in CoBank, ACB at December 31, 2005, which is held as additional collateral.

Restrictive covenants on the loan agreements with Dakota Fuels, Inc. provide, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3,500,000, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12,500,000, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

The commercial note with US Bank is unsecured with a variable interest rate (2.5% plus current one month “LIBOR” rate). Total interest expense charged to operations amounted to $418,044, $510,168 and $406,411 for the years ended December 31, 2005, 2004 and 2003, respectively.

Aggregate annual maturities of the long-term debt outstanding at December 31, 2005 are as follows:

Maturity Date— Year Ending December 31,	Total Commitment	Unadvanced Commitment	Net Annual Maturities
2006	$1,502,405	$1,500,000	$2,405
2007	3,002,220	3,000,000	2,220
2008	3,002,220	3,000,000	2,220
2009	3,001,380	3,000,000	1,380
2010	3,000,000	3,000,000	—
2011 & Thereafter	8,250,000	2,500,000	5,750,000
	$21,758,225	$16,000,000	$5,758,225

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9:   Pension Plans

The Partnership participates in the “Co-op Retirement Plan”, administered by the United Benefits Group, which is a multiple-employer defined benefit plan that is funded by contributions from employees and the Partnership. The Partnership intends to participate in the plan indefinitely; however it may voluntarily discontinue the plan at anytime. The plan, which has no funding deficiencies, used the aggregate cost method of valuation. Under this method, the normal cost is adjusted each year to reflect the experience under the plan, automatically spreading gains or losses over future years. The relative position of each employer associated with the plan, with respect to the actuarial present value of accumulated benefits, is not determinable.

The Partnership made contributions and paid administration fees for the defined benefit retirement plans totaling $131,775, $135,535 and $132,817 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Partnership had a contributory defined benefit retirement plan which had been administrated by Mid-America Retirement Plan. Effective on April 1, 2003 the Mid-America Retirement Plan dissolved and transferred all assets and obligations to the “Co-op Retirement Plan”. As a result of this, the Partnership expensed the prepaid pension costs of $76,470 brought forward from the prior year. The data necessary for the prepaid pension computation is no longer available.

The Partnership participates in a defined contribution thrift plan (401(k)). Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation may be partially matched by the Partnership, up to a maximum of 4%. The Partnership contributed $45,305, $36,821 and $37,433 to the thrift plan for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 10:   Operating Leases

The Partnership has certain cancelable and non-cancelable operating leases and rental agreements on land and equipment of $60,174, $61,316 and $60,725 for the years ended December 31, 2005, 2004 and 2003, respectively.

The future required annual lease and rental payments are as follows:

2006	$31,526
2007	17,569
2008	500
2009	500
2010	500
2011 & Thereafter	43,500
$94,095

Note 11:   Contingencies and Commitments

a)               The Partnership is subject to various federal and state regulations regarding the care, delivery and containment of products which the Partnership handles and has handled. The Company is contingently liable for any associated costs which could arise from the handling, delivery and

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 11:   Contingencies and Commitments (Continued)

containment of these products. These costs cannot be determined at present. While resolution of any such costs in the future may have an effect on the Company’s financial results for a particular period, management believes any such future costs will not have a material adverse effect on the financial position of the Company as a whole.

b)              The Partnership is aware of initiatives by the EPA seeking to require best available control technology (BACT) on ethanol plants. The EPA’s position is that ethanol plants are major sources of hazardous air pollutants based upon different test methods from the ones used when the ethanol plants initially obtained air permits. Under this method, emissions exceed the allowed thresholds. The EPA is currently reviewing South Dakota ethanol plants. The EPA has imposed penalties and required BACT installed on ethanol plants in other states. The EPA and South Dakota DENR have yet to determine what, if any, control technology will be required and whether any enforcement action will commence.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS
September 30, 2006 and 2005
(unaudited)

ASSETS

	September 30, 2006	September 30, 2005
CURRENT ASSETS
Cash	$2,488,339	$2,872,308
Receivables
Trade	1,802,909	998,410
Other	293,807	247,178
Inventories	1,088,406	547,325
Supplies	305,969	302,802
Prepaid Expenses	25,189	68,488
Total Current Assets	6,004,619	5,036,511
PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441
Buildings	10,050,908	9,950,957
Process Equipment	19,907,988	19,477,423
Office Equipment	268,115	236,073
	30,323,452	29,760,894
Accumulated Depreciation	(18,524,758)	(16,099,406)
Undepreciated Cost	11,798,694	13,661,488
Construction in Process	29,668,206	2,023,193
Net Property, Plant and Equipment	41,466,900	15,684,681
OTHER ASSETS
Investment in Cooperatives	602,734	522,123
Critical Replacement Parts	564,691	572,830
Total Other Assets	1,167,425	1,094,953
TOTAL ASSETS	$48,638,944	$21,816,145
LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES
Current Maturities of Long-Term Debt	$3,000,000	$877,220
Payables	2,890,407	1,636,897
Accrued Expenses
Property Taxes	176,899	179,882
Interest	144,669	32,642
Payroll	82,947	69,254
Other	13,651	11,992
Total Current Liabilities	6,308,573	2,807,887
LONG-TERM LIABILITIES
Notes Payable—Net of Current Maturities	18,000,000	4,881,375
PARTNERS’ EQUITY
South Dakota Wheat Growers Association	6,670,537	5,422,924
Heartland Producers, LLC.	6,445,759	5,240,187
Aventine Renewable Energy, Inc.	696,327	566,091
Dakota Fuels, Inc.	113,919	92,613
Current Income	10,403,829	2,805,068
Total Partners’ Equity	24,330,371	14,126,883
TOTAL LIABILITIES AND PARTNERS’ EQUITY	$48,638,944	$21,816,145

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENT OF INCOME
Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	2006	2005
Sales
Ethanol	$35,130,730	$23,941,198
By-Products	2,870,303	3,532,808
Total Sales	38,001,033	27,474,006
Cost of Sales
Raw Materials	21,645,962	20,501,438
Utilities	733,353	664,150
Repairs & Maintenance	492,297	379,178
Lease	61,359	36,428
Personnel Costs	1,688,608	1,460,728
Depreciation	2,046,579	1,350,000
Interest	929,722	318,110
Insurance	224,359	160,471
Property Taxes	168,659	176,782
Permits and Fees	21,691	11,912
Advertising & Promotion	24,967	25,223
Other	57,426	44,274
Total Cost of Sales	28,094,982	25,128,694
Gross Income on Sales	9,906,051	2,345,312
Other Income
State Incentives	506,292	426,153
CCC Bioenergy Payments	317	—
Interest	115,643	49,757
Other	9,586	18,125
Total Other Income	631,838	494,035
Total Gross Income	10,537,889	2,839,347
General & Administrative Expenses	186,654	115,181
Operating Net Income	10,351,235	2,724,166
Patronage Dividend Income	52,594	80,902
Net Income	$10,403,829	$2,805,068

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF PARTNERS’ EQUITY
Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	Balance		Current	Balance
	12-31-05	Distributions	Income	09-30-06
South Dakota Wheat Growers Assoc.	$7,245,313	$(574,776)	$—	$6,670,537
Heartland Producers, LLC	7,001,167	(555,408)	—	6,445,759
Aventine Renewable Energy, Inc.	756,327	(60,000)	—	696,327
Dakota Fuels, Inc.	123,735	(9,816)	—	113,919
Current Income	0	0	10,403,829	10,403,829
	$15,126,542	$(1,200,000)	$10,403,829	$24,330,371

	Balance		Current	Balance
	12-31-04	Distributions	Income	09-30-05
South Dakota Wheat Growers Assoc.	$5,901,904	$(478,980)	$—	$5,422,924
Heartland Producers, LLC	5,703,027	(462,840)	—	5,240,187
Aventine Renewable Energy, Inc.	616,091	(50,000)	—	566,091
Dakota Fuels, Inc.	100,793	(8,180)	—	92,613
Current Income	0	0	2,805,068	2,805,068
	$12,321,815	$(1,000,000)	$2,805,068	$14,126,883

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF CASH FLOWS
Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$10,403,829	$2,805,068
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	2,046,579	1,350,000
Patronage Dividends Received as Equity	(22,030)	(48,541)
Change in Assets and Liabilities
Increase in Receivables	(1,185,691)	(628,903)
(Increase) Decrease in Inventories	(278,708)	420,939
Increase in Supplies	(15,060)	(13,109)
(Increase) Decrease in Prepaid Expenses	236,679	(51,163)
Increase in Payables	855,809	543,733
Decrease in Accrued Expenses	(151,597)	(171,564)
Net Cash Provided by Operating Activities	11,889,810	4,206,460
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Property, Plant & Equipment	(23,909,369)	(2,228,454)
Decrease in Long-Term Receivables	526	1,767
Increase in Other Assets	(8,845)	(24,588)
Net Cash Used in Investing Activities	(23,917,688)	(2,251,275)
CASH FLOWS FROM FINANCING ACTIVITIES
Additional Long-Term Borrowing	15,250,000	—
Distributions of Partners’ Equity	(1,200,000)	(1,000,000)
Retirement of Long-Term Debt	(8,225)	(1,758,718)
Net Cash Provided by Financing Activities	14,041,775	(2,758,718)
Net Increase (Decrease) in Cash	2,013,897	(803,533)
Cash—Beginning of the Period	474,442	3,675,841
Cash—End of Period	$2,488,339	$2,872,308
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$818,621	$326,938

Notes to Unaudited Financial Statements

Note 1:   Organization and Nature of Business

The Partnership is organized as a limited partnership under the laws of the state of Delaware. The Partnership operates ethanol plants in Aberdeen and Huron, South Dakota with 39,000,000 gallon of production capability. These plants process corn, which produces ethanol, to be sold for blending with gasoline, and by-products to be used in the manufacturing of feed.

Approximately 92% of the Partnership’s sales and other income were generated by ethanol and E-85 production and marketing and the remaining 8% were from by-product production and other miscellaneous income.

Note 2:   Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

UNAUDITED FINANCIAL STATEMENTS

The accompanying financial statements as of September 30, 2006 and September 30, 2005 and the nine months then ended are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair representation of the financial position and operating results for the interim periods. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto, contained in the registration statement on Form SB-2 to which these financial statements are included. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results for the fiscal year ending December 31, 2006.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. No allowance for doubtful accounts were considered necessary for the nine-month periods ended September 30, 2006 and 2005, respectively.

INVENTORY VALUATIONS

Raw material inventories are valued at the lower of cost (first-in, first-out method) or market price. Work-in-process and finished goods inventories are valued at market price multiplied by their respective percentage of completion.

DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. The Partnership may use futures, forward, option and swap contracts to reduce the market volatility of grain and finished

Notes to Unaudited Financial Statements (Continued)

Note 2:   Summary of Significant Accounting Policies (Continued)

products. These contracts permit final settlement by delivery of the specified commodity. Unrealized gains or losses are recognized in the valuation of the respective commodity’s ending inventory.

ADVERTISING

The Partnership expenses advertising and promotion costs as they are incurred, which amounted to $24,967 and $25,223 for the nine-month periods ended September 30, 2006 and 2005, respectively.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those which increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value less selling costs.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs. Such costs will be expensed as incurred. Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated. Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and create future revenue generation are capitalized.

PATRONAGE DIVIDEND INCOME

Patronage dividend income from cooperatives is recognized as income in the year the Partnership receives formal notification from the distributing cooperative.

INCOME TAXES

The Partnership, as a limited partnership, is not subject to income taxes. Income is taxed directly to its partners.

DISTRIBUTION OF NET INCOME (LOSS)

In accordance with the Partnership’s agreement of limited partnership, the Partnership will allocate net income (loss) and alcohol credits in accordance with their respective percentage interests.

Notes to Unaudited Financial Statements (Continued)

Note 3:   Significant Concentrations of Risk

CREDIT RISK—RECEIVABLES

The Partnership issues credit to customers, substantially all of whom are ethanol wholesalers or E-85 retailers, under industry standard terms without collateral in most cases.

CREDIT RISK—FINANCIAL INSTITUTIONS

The Partnership maintains cash balances with local and national financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Corporation (FDIC).

Note 4:   Related Party Transactions

The Partnership has significant transactions with its limited partners and their affiliates for the nine-month periods ended September 30, 2006 and 2005, respectively which include:

e)               An agreement to purchase corn from a limited partner at their cost plus 10¢ per bushel (11¢ at the Huron facility).

f)                 An agreement with a limited partner to market the total output of ethanol produced by the Aberdeen and Huron facilities.

g)               An agreement with a limited partner affiliate to market the total output of by-products produced by the Aberdeen and Huron facilities.

h)              Various purchases, services and financing arrangements.

Note 5:   Inventory

The major components of inventory as of September 30, 2006 and 2005 were as follows:

	2006	2005
Raw Materials	$116,462	$102,155
Work in Process	519,738	253,971
Finished Goods	452,206	191,199
	$1,088,406	$547,325

Note 6:   Property, Plant and Equipment

Depreciation is computed over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives of depreciable assets is as follows:

Buildings	10-40 years
Process and Lab Equipment	5-20 years
Office Equipment	5-20 years

Notes to Unaudited Financial Statements (Continued)

Note 6:   Property, Plant and Equipment (Continued)

Depreciation expense for the nine-month periods ended September 30, 2006 and 2005 amounted to $2,046,579 and $1,350,000, respectively.

Construction in Process at September 30, 2006	Costs To Date	Budgeted Cost
Huron Plant Expansion—30,000,000 Gallon Capacity	$22,050,745	$24,000,000
Aberdeen Plant Expansion—40,000,000 Gallon Plant	7,617,461	78,000,000
	$29,668,206	$102,000,000

Note 7:   Investments in Cooperatives

Investments in cooperatives are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities. Cooperative stocks normally are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Partnership until formal notification is received. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector.

At September 30, 2006 and 2005, the Partnership had investments in cooperatives as follows:

	2006	2005
CoBank, ACB	$452,829	$452,829
Dakota Energy Cooperative	147,730	67,119
Country Hedging, Inc.	2,175	2,175
	$602,734	$522,123

Note 8:   Financing Arrangements

Financing arrangements at September 30, 2006 and 2005 were as follows:

	Interest		Balance
Lender	Rate		2006	2005
Dakota Fuels, Inc.
Aberdeen, South Dakota
Term (RIA475T02-HGF)—$6,750,000 commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting 09-01-11, with the balance due on 06-01-13	7.397%		$6,750,000	$—
Dakota Fuels, Inc.
Term (RIA475T03-HGF)—$15,000,000 commitment, term loan with a quarterly payment of $750,000, starting 09-01-06, with balance due on 06-01-11	8.679	%*	14,250,000	—
CoBank, ACB
Omaha, Nebraska
Term (A475T02B)—Revolving term loan with a quarterly commitment reduction of $375,000 starting 9-01-04, balance due 12-01-08	6.76	%*	—	5,750,000

*                    Indicates a continuously variable interest rate

Notes to Unaudited Financial Statements (Continued)

Note 8:   Financing Arrangements (Continued)

	Interest	Balance
Lender	Rate	2006	2005
Dakota Energy Cooperative
Huron, South Dakota
Purchase Agreement Monthly payment of $185, with balance due 08-31-09	0.00%	—	8,595
US Bank
St. Paul, Minnesota
Commercial Note—Commitment of $500,000 ending 12-31-06	7.72%*	—	—
		21,000,000	5,758,595
Less: Current Portion		3,000,000	877,220
Total Long-Term Liabilities		$18,000,000	$4,881,375

*                    Indicates a continuously variable interest rate

The Partnership, in 2005, entered into an Administrative Agency Agreement with Dakota Fuels, Inc. and CoBank, ACB, where CoBank, ACB has been appointed as the administrative agent for the loan documents and security agreements with the Partnership. CoBank, ACB has agreed to undertake the obligations as administrative agent for these loans.

The term note (RIA475T02-HGF) with Dakota Fuels, Inc. is a revolving term note that the Partnership may borrow against and repay at their discretion except for any portion of note principal with fixed interest rates. The revolving term note has fixed interest rates on term debt ranging from 6.40% to 7.29% with a weighted average of 7.397%, which includes $2,000,000 of term debt at the current variable interest rate of 8.50%.

Term notes with Dakota Fuels, Inc. are secured by CoBank, ACB’s first mortgage lien covering real property owned by the Partnership, together with CoBank, ACB’s security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Partnership, including receivables, inventories and equipment subject to perfected security interests. The Partnership also has $452,829 of equity in CoBank, ACB at September 30, 2006, which is held as additional collateral.

The purchase agreement with Dakota Energy Cooperative is secured by a perfected security interest in Auto-Var Capacitor Banks purchased for the Huron facility.

Restrictive covenants on the loan agreements with Dakota Fuels, Inc. provide, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3,500,000, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12,500,000, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

The commercial note with US Bank is unsecured with a variable interest rate (2.5% plus current one month “LIBOR” rate).

Total interest expense charged to operations amounted to $929,722 and $318,110 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Notes to Unaudited Financial Statements (Continued)

Note 8:   Financing Arrangements (Continued)

Aggregate annual maturities of the long-term debt outstanding at September 30, 2006 are as follows:

Maturity Date— Year Ending September 30,
2007	$3,000,000
2008	3,000,000
2009	3,000,000
2010	3,000,000
2011	3,000,000
2012 & Thereafter	6,000,000
$21,000,000

Note 9:   Pension Plans

The Partnership participates in a defined contribution thrift plan (401(k)). Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation may be partially matched by the Partnership, up to a maximum of 4%. The Partnership contributed $40,884 and $35,273 to the thrift plan for the nine-month periods ended September 30, 2006 and 2005, respectively.

The Partnership participates in the “Co-op Retirement Plan”, administered by the United Benefits Group, which is a multiple-employer defined benefit plan that is funded by contributions from employees and the Partnership. The Partnership intends to participate in the plan indefinitely; however it may voluntarily discontinue the plan at anytime. The plan, which has no funding deficiencies, used the aggregate cost method of valuation. Under this method, the normal cost is adjusted each year to reflect the experience under the plan, automatically spreading gains or losses over future years. The relative position of each employer associated with the plan, with respect to the actuarial present value of accumulated benefits, is not determinable.

The Partnership made contributions and paid administration fees for the defined benefit retirement plans totaling $105,947 and $98,181 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Note 10:   Operating Leases

The Partnership has certain cancelable and non-cancelable operating leases and rental agreements on land and equipment of $61,859 and $36,928 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Note 11:   Contingencies and Commitments

a)               The Partnership is subject to various federal and state regulations regarding the care, delivery and containment of products which the Partnership handles and has handled. The Company is contingently liable for any associated costs which could arise from the handling, delivery and containment of these products. These costs cannot be determined at present. While resolution of any such costs in the future may have an effect on the Company’s financial results for a particular period, management believes any such future costs will not have a material adverse effect on the financial position of the Company as a whole.

Notes to Unaudited Financial Statements (Continued)

Note 11:   Contingencies and Commitments (Continued)

b)              The Partnership is aware of initiatives by the EPA seeking to require best available control technology (BACT) on ethanol plants. The EPA’s position is that ethanol plants are major sources of hazardous air pollutants based upon different test methods from the ones used when the ethanol plants initially obtained air permits. Under this method, emissions exceed the allowed thresholds. The EPA is currently reviewing South Dakota ethanol plants. The EPA has imposed penalties and required BACT installed on ethanol plants in other states. The EPA and South Dakota DENR have yet to determine what, if any, control technology will be required and whether any enforcement action will commence.

ANNEX A
TO PROSPECTUS

CERTIFICATE OF FORMATION
OF
ADVANCED BIOENERGY, LLC

This Certificate of Formation of Advanced BioEnergy, LLC (the “Company”), dated as of December 29, 2004, is being duly executed and filed by Revis Stephenson, an Authorized Person, to form a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-101 et seq., as amended from time to time (the “Act”).

1.                 Name.  The name the limited liability company formed hereby is “Advanced BioEnergy, LLC.”

2.                 Registered Office.  The address of the initial registered office of the Company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.                 Registered Agent.  The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

AUTHORIZED PERSON
/s/ REVIS L. STEPHENSON
Revis Stephenson

Secretary of State
Division of Corporations
Delivered 08:00 AM: 01/04/2005
Filed 08:00 AM 01/04/2005
SRV 050003702—3907248 FILE

ANNEX B
TO PROSPECTUS

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

ADVANCED BIOENERGY, LLC

Dated Effective February 1, 2006

ADVANCED BIOENERGY, LLC
THIRD AMENDED AND RESTATED OPERATING AGREEMENT

i

ii

iii

THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
ADVANCED BIOENERGY, LLC

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Company’s organizers caused to be filed with the State of Delaware, a Certificate of Formation dated January 4, 2005, pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, the Company’s organizers adopted an Amended and Restated Operating Agreement of the Company dated June 30, 2005; and

WHEREAS, the Members desire to amend and restate the Amended and Restated Operating Agreement dated June 30, 2005 to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1   Formation.   The initial Members formed the Company as a Delaware limited liability company by filing a Certificate of Formation with the Delaware Secretary of State, Division of Corporations on January 4, 2005, pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.2   Name.   The name of the Company shall be “Advanced BioEnergy, LLC” and all business of the Company shall be conducted in such name.

1.3   Purpose; Powers.   The nature of the business and purposes of the Company are:  (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Delaware; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Delaware limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4   Principal Place of Business.   The Company shall continuously maintain a principal place of business in Nebraska. The principal place of business of the Company shall be at 4424 South 179th Street, Omaha, Nebraska, 68135, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

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1.5   Term.   The term of the Company commenced on the date the Certificate of Formation (the “Certificate”) of the Company was filed with the Delaware Secretary of State, Division of Corporations, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6   Registered Agent.   The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Delaware. The name and address of the Registered Agent shall be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

1.7   Title to Property.   All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8   Payment of Individual Obligations.   The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9   Independent Activities; Transactions With Affiliates.   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10   Definitions.   Capitalized words and phrases used in this Agreement have the following meanings:

(a)    “Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)   “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)    “Affiliate” means, with respect to any Person:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general

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partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)   “Agreement” means this Third Amended and Restated Operating Agreement of Advanced BioEnergy, LLC, as amended from time to time.

(e)    “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

(f)    “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(g)    “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(h)   “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, Division of Corporations.

(i)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)     “Company” means Advanced BioEnergy, LLC, a Delaware limited liability company.

(k)   “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)    “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)  “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the

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beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)   “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o)   “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(p)   “Effective Date” means February 1, 2006.

(q)   “Facilities” shall mean the ethanol production and co-product production facilities in Nebraska or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(r)    “Financial Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(s)    “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(t)    “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(u)   “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the

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extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(v)    “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

(w)   “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(x)    “Liquidator” has the meaning set forth in Section 10.8 hereof.

(y)    “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(z)    “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

(aa)    “Members” means all such Members.

(bb)   “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(cc)    “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(dd)   “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(ee)    “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(ff)     “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(gg)    “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(hh)   “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ii)     “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.

(jj)      “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(kk)   “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

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(ll)      “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(mm) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(nn)    “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(oo)    “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(pp)    “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(qq)    “Securities Act” means the Securities Act of 1933, as amended.

(rr)     “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

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(ss)     “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(tt)      “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(uu)    “Unit Holders” means all Unit Holders.

(vv)    “Unit Holder” means the owner of one or more Units.

(ww)  “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(xx)    “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(yy)    “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1   Membership Register.   The name, address, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with each Member’s original Capital Contribution.

2.2   Additional Capital Contributions; Additional Units.   No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3   Capital Accounts.   A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)    To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)   To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

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(c)    In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)   In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1   Profits.   After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2   Losses.   After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3   Special Allocations.   The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)   Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt

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Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)   Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)    Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)   Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

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3.4   Curative Allocations.   The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5   Loss Limitation.   Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6   Other Allocation Rules.

(a)    For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)   The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(c)    Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)   Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7   Tax Allocations:   Code Section 704(c).   In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the

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Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8   Tax Credit Allocations.   All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4. DISTRIBUTIONS

4.1   Net Cash Flow.   The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2   Amounts Withheld.   All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3   Limitations on Distributions.   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1   Directors.   Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.2   Number of Total Directors.   The total number of initial Directors of the Company shall be a minimum of three (3) and a maximum of thirteen (13). At the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9). The Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote at any annual or special meeting.

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5.3   Election of Directors.

(a)   Election of Directors and Terms.   The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit ”B” attached hereto. The initial Directors shall serve until the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. In accordance with Section 5.2, at the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9). If this reduction in the number of Directors requires the removal of any Director, John T. Porter, Robert W. Holmes and Revis L. Stephenson, III shall not be included in the Directors removed at that time. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The initial Directors shall conduct a lottery to separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. Notwithstanding the foregoing, John T. Porter shall be classified in Group I; Robert W. Holmes shall be in classified in Group II and Revis L. Stephenson, III shall be classified in Group III. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).

(b)   Nominations for Directors.   One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting. Each such notice to the Secretary shall set forth:

(i)    the name and address of record of the Member who intends to make the nomination;

(ii)   a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)  the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)  a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)        such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)       the consent of each nominee to serve as a Director of the Company if so elected; and

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(vii)     a nominating petition signed an dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.4   Committees.   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.5   Authority of Directors.   Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)    Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)   Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)    Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)   Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)    Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

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(f)    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)    Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)   Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)    Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)     Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)   Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)    Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)  Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)   Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;  and

(o)   Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.6   Director as Agent.   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

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5.7   Restrictions on Authority of Directors.

(a)    The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)             Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)         Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)     Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)       Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)             Dispose of at one time all or substantially all of the Property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of the Property in connection with the dissolution of the Company or a transfer of substantially all or any portion of the Property to a wholly owned subsidiary of the Company;

(ii)         Issue more than an aggregate of 20,000,000 Units; and

(iii)     Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates in excess of $500,000.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.8   Director Meetings and Notice.   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.

5.9   Action Without a Meeting.   Any action required or permitted to be taken by the Directors may also be taken by a written action signed by two-thirds (2/3) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

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5.10   Quorum; Manner of Acting.   Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.

5.11   Voting; Potential Financial Interest.   No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.12   Duties and Obligations of Directors.   The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.13   Chairman and Vice Chairman.   Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14   Chief Executive Officer.   The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.

5.15   President.   The President shall have general supervision of the operations of the Company. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors. The President shall, at the request or in the absence or disability of

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the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President of the Company, and the Chairman may exercise the duties of the office of Chairman using any such designations. The President shall report to the Chief Executive Officer.

5.16   Chief Operating Officer.   The Chief Operating Officer shall be responsible for the day-to-day operations of the Company and any other duties as shall be required by the Directors. The Chief Operating Officer shall report to the President.

5.17   Chief Financial Officer.   Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.18   Secretary; Assistant Secretary.   The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.19   Vice President.   The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior.

5.20   Delegation.   Unless prohibited by a resolution of the Directors, the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.21   Execution of Instruments.   All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the Chief Executive Officer or President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.22   Limitation of Liability; Indemnification of Directors.   To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions

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not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.23   Compensation; Expenses of Directors.   No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.24   Loans.   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1   One Membership Class.   There shall initially be one class of Membership Interests and one class of Units.

6.2   Members.   Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit ”C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on Exhibit ”A” to this Agreement.

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6.3   Additional Members.   No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4   Rights or Powers.   Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5   Voting Rights of Members.   The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6   Member Meetings.   Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7   Conduct of Meetings.   Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

6.8   Notice of Meetings; Waiver.   Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9   Quorum and Proxies.   The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10   Voting; Action by Members.   If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11   Record Date.   For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.

6.12   Termination of Membership.   The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic

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Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.

6.13   Continuation of the Company.   The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.14   No Obligation to Purchase Membership Interest.   No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15   Waiver of Dissenters Rights.   Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1   Accounting, Books and Records.   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2   Delivery to Members and Inspection.   Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3   Reports.   The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts,

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which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.4   Tax Matters.   The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8. AMENDMENTS

8.1   Amendments.   Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting the quorum. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9. TRANSFERS

9.1   Restrictions on Transfers.   Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this

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Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2   Permitted Transfers.   Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:

(a)   at any time Transfer all or any portion of its Units:

(i)          to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)      without consideration to or in trust for descendants or the spouse of a Member; and

(b)         at any time following 90 days after Financial Closing, Transfer all or any portion of its Units:

(i)          to any Person approved by the Directors in writing,

(ii)      to any other Member or to any Affiliate or Related Party of another Member; or

(iii)  to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”

9.3   Conditions Precedent to Transfers.   In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

(a)    Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)   The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c)    Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)   Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the

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Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)    Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)    No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)    No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4   Prohibited Transfers.   Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5   No Dissolution or Termination.   The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

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9.6   Prohibition of Assignment.   Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7   Rights of Unadmitted Assignees.   A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8   Admission of Substituted Members.   As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9   Representations Regarding Transfers.

(a)    Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

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(b)         Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10   Distribution and Allocations in Respect of Transferred Units.   If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11   Additional Members.   Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

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SECTION 10. DISSOLUTION AND WINDING UP

10.1   Dissolution.   The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2   Winding Up.   Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3   Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.   In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4   Deemed Distribution and Recontribution.   Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated,

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the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5   Rights of Unit Holders.   Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6   Allocations During Period of Liquidation.   During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7   Character of Liquidating Distributions.   All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8   The Liquidator.   The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9   Forms of Liquidating Distributions.   For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1   Notices.   Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the communication sent promptly thereafter by regular or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.

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11.2   Binding Effect.   Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3   Construction.   Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4   Headings.   Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5   Severability.   Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6   Incorporation By Reference.   Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7   Variation of Terms.   All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8   Governing Law.   The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9   Waiver of Jury Trial.   Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10   Counterpart Execution.   This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11   Specific Performance.   Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Third Amended and Restated Operating Agreement of the Company as of the day first set forth above.

COMPANY:

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson, III
Its:	Chairman

28

ANNEX C
TO PROSPECTUS

ADVANCED BIOENERGY, LLC
SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$20.00 per Unit

Minimum Investment of 1,250 Units ($25,000)
50 Unit Increments Thereafter ($1,000)

The undersigned subscriber, desiring to become a member of Advanced BioEnergy, LLC (“Advanced BioEnergy”), a Delaware limited liability company, with its principal place of business at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305, hereby, subject to confirmation with the undersigned of the subscription contemplated hereby, to acceptance by Advanced BioEnergy of the subscription contemplated hereby and to the other terms and conditions of the offering, subscribes for the purchase of the membership interests (“units”) of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

A.   SUBSCRIBER INFORMATION.   Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Attention:

Street Address	Street Address

Telephone	Telephone

Facsimile	Facsimile

Email Address	Email Address

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B.   NUMBER OF UNITS PURCHASED.   You must purchase at least 1,250 units. We may lower the minimum purchase requirement for certain investors at our discretion. Additional units must be purchased in 50 unit increments. We presently have 8,613,481 units outstanding. The maximum number of units to be sold in this offering is 5,000,000.

Number of Units Requested to Be Purchased:

C.   PURCHASE PRICE.   Indicate the dollar amount of your requested investment (minimum investment is $25,000).

1.	Total Purchase Price	=	2.	First Installment	+	3.	Second Installment
	($20.00 per unit multiplied by the number of units to be purchased indicated in Item B above)			(20% of the Total Purchase Price)			(80% of the Total Purchase Price)

		=			+

D.   GENERAL INSTRUCTION FOR SUBSCRIBERS.   You should read the prospectus, as amended or supplemented from time to time, together with any free writing prospectus furnished to you prior to acceptance of your subscription (such prospectus and free writing prospectuses being collectively referred to as the “Disclosure Package”) in their entirety including annexes for a complete explanation of an investment in Advanced BioEnergy.

Instructions if you are subscribing prior to Advanced BioEnergy’s release of funds from escrow:

1.    Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 8 and the Member Signature Page to our Third Amended and Restated Operating Agreement attached to this Subscription Agreement as Attachment I.

2.    Immediately provide your personal or business check for the first installment of 20% of your investment amount made payable to “Fidelity Bank fbo Advanced BioEnergy, LLC.” You will determine this amount in Item C.2 of this Subscription Agreement.

3.    Execute the Promissory Note and Security Agreement attached to this Subscription Agreement as Attachment II evidencing your commitment to pay the remaining 80% due for the units and granting Advanced BioEnergy a security interest in your units.

4.      Deliver each of the original executed documents referenced in Items 1 and 3 of these instructions, together with your personal or business check described in Item 2 of these instructions, to the following:

Advanced BioEnergy, LLC
10201 Wayzata Boulevard, Suite 250
Minneapolis, MN 55305
Attention: Chief Executive Officer

5.      Until the confirmation by Advanced BioEnergy of your subscription contemplated hereby and the acceptance by Advanced BioEnergy of the subscription contemplated hereby, this instrument

2

shall be deemed an offer to subscribe for units and shall be non-binding on the undersigned and the undersigned may revoke for any reason, by delivering written notice to Advanced BioEnergy, this subscription. Upon acceptance by Advanced BioEnergy of your offer to subscribe, your subscription will become irrevocable and Advanced BioEnergy will deposit your check with Fidelity Bank, as escrow agent, and deliver to you a copy of your completed Subscription Agreement signed by Advanced BioEnergy. Any request received from a subscriber for a withdrawal of his, her or its subscription prior to acceptance by Advanced BioEnergy will be honored, and a subscriber’s subscription amount will be immediately refunded (without interest) and the original of your executed Promissory Note and Security Agreement will be returned to you.

6.    Upon written notice from Advanced BioEnergy stating that subscriptions received for its sales of units have exceeded the minimum offering amount of $40.0 million, you must, within 10 days, secure an additional personal or business check for the second installment of 80% of your investment amount made payable to “Fidelity Bank fbo Advanced BioEnergy, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in Item C.3 of this Subscription Agreement. You must deliver this check to the same address set forth above in Item 4 of these instructions within 10 days of the date of Advanced BioEnergy’s written notice. In all events, written notice will be delivered on or before December 21, 2007, which means that the balance of the purchase price must be received by Advanced BioEnergy on or before December 31, 2007.  If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Advanced BioEnergy will be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

Upon acceptance of your subscription by Advanced BioEnergy, your funds will be placed in Advanced BioEnergy’s escrow account at Fidelity Bank. The funds will be released to Advanced BioEnergy or returned to you in accordance with the escrow arrangements described in the Disclosure Package. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription at any time. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, without interest or escrow fees, and the original of your executed Promissory Note and Security Agreement will be returned to you. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

Instructions if you are subscribing after Advanced BioEnergy’s release of funds from escrow:

1.      Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 8 and the Member Signature Page to our Third Amended and Restated Operating Agreement attached to this Subscription Agreement as Attachment I.

2.      Immediately provide your personal or business check for investment amount made payable to “Fidelity Bank fbo Advanced BioEnergy, LLC.” You will determine this amount in Item C.1 of this Subscription Agreement.

3.      Deliver each of the original executed documents referenced in Item 1 of these instructions, together with your personal or business check described in Item 2 of these instructions, to the following:

Advanced BioEnergy, LLC
10201 Wayzata Boulevard, Suite 250
Minneapolis, MN 55305
Attention: Chief Executive Officer

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If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Disclosure Package. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, without interest or escrow fees. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to Donald Gales, our president and chief operating officer, at (763) 226-2701.

E.   ADDITIONAL SUBSCRIBER INFORMATION.   The subscriber, named above, certifies the following under penalties of perjury:

1.      FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 8.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name:
Trust Date:
☐	Other: Provide detailed information in the space immediately below.

2.      SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding
Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

4

3.      MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Item A, please complete this section.

Street

City, State, Zip Code

4.      STATE OF RESIDENCE.

State of principal residence:
State where driver’s license is issued:
State where resident income taxes are filed:
State(s) in which you have maintained your principal residence during the past three years:

5.      SUITABILITY STANDARDS. You cannot invest in Advanced BioEnergy unless you meet one, or more, of the following suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test(s) that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

☐	I (We) have annual income from whatever source of at least $60,000 and a net worth of at least $100,000, exclusive of home, furnishings and automobiles; or
☐	I (We) have a net worth of at least $250,000, exclusive of home, furnishings and automobiles.

6.      SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By initialing and signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it:

Initial Here
	a.	has received a copy of Advanced BioEnergy’s Disclosure Package and the annexes thereto;
b.

has been informed that the units of Advanced BioEnergy are offered and sold in reliance upon a federal securities registration; Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin securities registrations; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

5

c.

has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota and Wisconsin, and that Advanced BioEnergy is relying in part upon the representations of the undersigned subscriber contained herein;

d.

has been informed that the securities subscribed for have not been approved or disapproved by the securities departments of Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Nebraska, North Dakota, South Dakota or Wisconsin or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Disclosure Package;

e.

intends to acquire the units for his, her or its own account without a view to public distribution or resale and that he, she or it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f.

understands that there is no present market for Advanced BioEnergy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.	should seek the advice of his, her or its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.

has received a copy of the Advanced BioEnergy Third Amended and Restated Operating Agreement and understands that upon closing the escrow by Advanced BioEnergy, the subscriber and the units will be bound by the provisions of this operating agreement, which contains, among other things, provisions that restrict the transfer of membership units;

i.

understands that the units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Advanced BioEnergy Third Amended and Restated Operating Agreement and agrees that if the units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Third Amended and Restated Operating Agreement, as may be amended from time to time, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test(s) marked in Item E(5) and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

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k.

understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by Advanced BioEnergy in its sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.

understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.		may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;
n.		has written his, her or its correct taxpayer identification number under Item E(2); and
o.

is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to backup withholding. (Note: this clause (o) should be crossed out if the backup withholding box in Item E(2) is checked.)

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SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

Date:

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:

Advanced BioEnergy, LLC hereby accepts the subscription for the above units.

Dated this	, 200	.

ADVANCED BIOENERGY, LLC

By:
Name:
Its:

8

ATTACHMENT I
TO SUBSCRIPTION AGREEMENT

MEMBER SIGNATURE PAGE

ADDENDA TO THE
THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF
ADVANCED BIOENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Advanced BioEnergy, LLC, has received a copy of the Third Amended and Restated Operating Agreement dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Third Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Third Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Third Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Third Amended and Restated Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:	ENTITIES:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the Company and its Members:

ADVANCED BIOENERGY, LLC

By:
Name:
Its:

9

ATTACHMENT II
TO SUBSCRIPTION AGREEMENT

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                       200 .

$20.00 per unit

Minimum Investment of 1,250 Units ($25,000); 50 Unit Increments Thereafter ($1,000)

Number of Units Subscribed
Total Purchase Price ($20.00 per unit multiplied by Number of Units Subscribed)
( )	Less Initial Payment (20% of Total Purchase Price)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Advanced BioEnergy, LLC, a Delaware limited liability company (“Advanced BioEnergy”), at its principal office located at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305, or at such other place as required by Advanced BioEnergy, the Principal Balance set forth above in one lump sum to be paid without interest within 10 days following the call of Advanced BioEnergy, as described in the Subscription Agreement.  In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Advanced BioEnergy.

The undersigned agrees to pay to Advanced BioEnergy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees.  This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Advanced BioEnergy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

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The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.  The undersigned grants to Advanced BioEnergy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Advanced BioEnergy now owned or hereafter acquired.  This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement.  The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:	, 200 .

OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor		Printed or Typed Name of Joint Obligor

By:		By:
(Signature)		(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

11

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Directors and officers of Advanced BioEnergy, LLC may be entitled to benefit from the indemnification provisions contained in our operating agreement and the Delaware Limited Liability Company Act. The general effect of these provisions is summarized below.

Our operating agreement provides that to the maximum extent permitted under the Delaware Limited Liability Company Act and any other applicable law, no member, director or officer of Advanced BioEnergy shall be personally liable for any debt, obligation or liability of Advanced BioEnergy merely by reason of being a member, director, officer or all of the foregoing. No director or officer of Advanced BioEnergy shall be personally liable to Advanced BioEnergy or its members for monetary damages for a breach of fiduciary duty by such director or officer; provided that the provision shall not eliminate or limit the liability of a director for the following: (i) for any breach of the duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the director or officer derived an improper personal benefit or a wrongful distribution in violation of the Delaware Limited Liability Company Act. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, Advanced BioEnergy, its receiver or its trustee (however, in the case of a receiver or trustee, only to the extent of Company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Advanced BioEnergy, including reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director or officer, including a derivative suit, Advanced BioEnergy must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director or officer, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director or officer shall be indemnified by Advanced BioEnergy in contradiction of the Delaware Limited Liability Company Act. Advanced BioEnergy may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether Advanced BioEnergy would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations and liabilities if the operating agreement provides. Our operating agreement provides that no member, director or officer of Advanced BioEnergy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

The principles of law and equity supplement the Delaware Limited Liability Company Act, unless displaced by particular provisions of this act.

Our operating agreement provides that no director or officer of the company will be personally liable to the company or its members for monetary damages for a breach of fiduciary duty, but further precludes the company from limiting that liability for breach of his or her duty of loyalty to the company or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or for transactions from which the officer or director derived an improper personal benefit or certain wrongful distributions.  However, we intend to take actions in the future, including proposing amendments to our operating agreement, which would preclude indemnification of officers and directors for any misconduct unless the officer or director took such actions in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests.

There is no pending litigation or proceeding involving a director, officer, member, employee or agent of Advanced BioEnergy as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, employee or agent.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses other than the underwriting discount, payable by the registrant in connection with the sale of the membership units being registered. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fees	$10,700
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$811,700

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES.

During the time period beginning on our formation on January 4, 2005 and ending on April 14, 2005, we issued and sold 150,000 units to our seed capital investors at a purchase price of $10 per unit, without registering the units with the Securities and Exchange Commission. We also transferred 2,500 unrestricted units to BioEnergy Capital Consultants, LLC. Following completion of our seed capital private placement, we performed a unit distribution to all of our unitholders, including BioEnergy Capital Consultants, LLC, equal to two units for every one unit issued and outstanding. In addition, we paid a total development fee equal to 125,000 restricted units to two of our directors, Revis L. Stephenson III and Robert W. Holmes, and we transferred 42,500 restricted units to BioEnergy Capital Consultants, LLC in exchange for consulting services for a total of 50,000 units. The units transferred to Mr. Stephenson, Mr. Holmes and to BioEnergy Capital Consultants, LLC are subject to certain restrictions that require the return of the units to Advanced BioEnergy upon the occurrences of certain events and to a lock-up agreement which restricts transfers until May 10, 2008.

All sales described above were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions, and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation D and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in these transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1.5 million.

The issuances of restricted units described above were made pursuant to Rule 506 of Regulation D. Each of these issuances was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. We conducted no general solicitation in connection with the issuance of the securities. The acquirers of the securities are accredited investors as defined in Regulation D.

On June 15, 2006, pursuant to an agreement and plan of merger dated May 11, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC. As a result of the merger, the outstanding membership units of Indiana Renewable Fuels were converted into an aggregate of 492,200 membership units in our company and $25,000 in cash. Our membership units were issued in reliance on an exemption from the registration provisions of the Securities Act of 1933 set forth in Rule 506 of Regulation D.

On November, 7, 2006, we entered into two separate agreements for the purchase, through our newly formed, wholly owned subsidiary HGF Acquisition, LLC, of all of the outstanding limited partnership interests of Heartland Grain Fuels, L.P. from its partners. The general partner of Heartland Grain Fuels, L.P. is Dakota Fuels, Inc., a Delaware corporation established in 1991 as the general partner of Heartland Grain Fuels, which owns approximately 1% of Heartland Grain Fuels and has no assets other than its ownership interest in Heartland Grain Fuels. Prior to the closing of the transactions contemplated by the two agreements, Dakota Fuels was owned by South Dakota Wheat Growers (51%) and Heartland Producers (49%). The limited partners of Heartland Grain Fuels were Aventine Renewable Energy, Inc., a publicly traded ethanol manufacturer and distributor, South Dakota Wheat Growers Association, a large grain and agronomy cooperative with approximately 16,000 equity holders and over 3,300 active producer members located in South Dakota and North Dakota, and Heartland Producers, LLC, a limited liability company formed in January 2002 and comprised of approximately 320 members. Heartland Producers currently owns approximately 46% of the limited partnership interest of Heartland Grain Fuels and 49% of the outstanding capital stock of Dakota Fuels.

One of the partnership interest purchase agreements provided for the acquisition of all of the limited partnership interests of Heartland Grain Fuels held by South Dakota Wheat Growers Association and Heartland Producers, which constitutes 94% of the partnership interests in Heartland Grain Fuels, together with their stock in Dakota Fuels, which constitutes all of the stock of Dakota Fuels. The other purchase agreement provided for the acquisition of all of the partnership interests of Heartland Grain Fuels held by Aventine, which constitutes 5% of the partnership interests in Heartland Grain Fuels. Both purchase agreements provided for the consideration to be exchanged by us of cash and our membership units for the limited partnership interests in Heartland Grain Fuels. The purchase agreement with South Dakota Wheat Growers Association and Heartland Producers also provided for the acquisition for cash of the stock of Dakota Fuels.

The transaction with Heartland Producers is subject to the approval of the members of Heartland Producers to the sale of its interests in Heartland Grain Fuels and Dakota Fuels and the subsequent liquidation of Heartland Producers and distribution of our membership interests and cash to the members.

Pursuant to these purchase agreements, on November 8, 2006 we (1) exchanged $7,847,465 in cash and 1,271,452 of our units for all of the Heartland Grain Fuels limited partnership interests owned by South Dakota Wheat Growers and paid approximately $219,000 in cash for all of the capital stock of Dakota Fuels owned by South Dakota Wheat Growers, and (2) exchanged $842,105 in cash and 131,579 of our units for all of the Heartland Grain Fuels limited partnership interests owned by Aventine. As a result, we acquired 53% of the partnership interests in Heartland Grain Fuels and 51% of the stock in Dakota Fuels. In addition, at the closing of that transaction, we placed in escrow $7,794,124 in cash and 1,228,547 of our membership units, representing the consideration that Heartland Producers will receive if the members of Heartland Producers approve the sale by Heartland Producers of its partnership interests in Heartland Grain Fuels and its stock in Dakota Fuels and such transaction is consummated, to ensure that the consideration will be available at a closing. The approval of the Heartland Producers’ members is being solicited by means of a prospectus/information statement included as part of our registration statement on Form S-4 filed with the Commission on January 16, 2007.

We offered and sold our membership units to South Dakota Wheat Growers Association and Aventine in reliance on the exemptions from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. These purchasers were two large sophisticated institutional investors, each with access to such information as they requested from us concerning us, our industry and the membership units being offered and sold in exchange for their limited partnership interests in Heartland Grain Fuels. Based on the representations of these purchasers and other information known to us, we believe these purchasers to be accredited investors as defined in Rule 501(a)(3) of Regulation D. These purchasers were engaged privately in discussions concerning these transactions and not by means of any form of general solicitation or general advertising conducted by us or any person acting on our behalf. All other terms and conditions of Rule 501 and 502 of Regulation D were met. In particular, the sales to these purchasers were part of a discrete offering of our membership units in exchange for the acquisition by us of a majority of the limited partnership interests of Heartland Grain Fuels. We took reasonable precautions against any resale of the membership units sold in violation of the Securities Act, including receipt of representations of the purchasers to the effect that their acquisition of the membership units was for investment purposes and not with a view to distribution, affixation to each membership unit certificate by us of an appropriate legend to such effect and disclosure to each purchaser of the applicable resale limitations.

ITEM 27.         EXHIBITS

Exhibit Number	Description
2.1

Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, Inc., South Dakota Wheat Growers Association, Heartland Producers, LLC, and Heartland Grain Fuels, L.P. dated as of November 7, 2006(A)

2.2

Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, Heartland Grain Fuels, L.P, Heartland Producers, LLC, South Dakota Wheat Growers Association and Dakota Fuels, Inc. dated as of November 7, 2006(B)

3.1	Certificate of Formation(C)
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006(D)
4.1	Form of Membership Unit Certificate(E)
4.2	Subscription Agreement of Registrant(F)
4.3	Form of Escrow Agreement with Fidelity Bank**
5.1	Opinion of Faegre & Benson LLP**
8.1	Opinion of Faegre & Benson LLP**
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006(G)
10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006(H)
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006(I)
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006(J)
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006(K)
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006**

10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006(L)
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006(M)
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006(N)
10.10	Lump-Sum Design Build Agreement with Fagen, Inc. dated March 16, 2006* **
10.11	License Agreement with ICM, Inc. dated March 16, 2006(O)
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006(P)
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006(Q)+
10.14	Employment Agreement with Don Gales dated April 7, 2006(R)+
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006(S)
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005(T)
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson III dated May 19, 2005(U)
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership(V)
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005(W)
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005(X)
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006(Y)
10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006**
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006**
10.24	Agreement between Owner and Design/Builder dated July 14, 2006(JJ)
10.25	Letter of Intent with ICM, Inc. dated December 19, 2006*(KK)
10.26	Investor Rights Agreement with South Dakota Wheat Growers Association dated as of November 7, 2006(Z)
10.27	Employment Agreement with Richard Peterson dated October 17, 2006(AA)+
10.28	Restricted Unit Agreement with Stephenson Holdings, Inc. dated November 7, 2006(BB)+
10.29	Restricted Unit Agreement with Gales Holdings, Inc. dated November 7, 2006(CC)+
10.30	South Dakota Grain Fuels, L.P. Agreement of Limited Partnership dated August 27, 1991**
10.31	Amendment to the Agreement of Limited Partnership of Heartland Grain Fuels, L.P. dated November 8, 2006**
10.32	Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC dated as of November 20, 2006(DD)
10.33	Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006(EE)
10.34	Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006(FF)
10.35	Amendment to the Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006(GG)
10.36

Amendment to the Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006(HH)

10.37	Administrative Agency Agreement among Farm Credit Services of America, FLCA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006(II)
10.38	Ethanol Marketing Agreement between Heartland Grain Fuels, L.P. and Williams Ethanol Services, Inc. dated November 30, 2000, as amended* **
10.39	By-Product Marketing Agreement between Heartland Grain Fuels L.P. and Dakotaland Feeds, LLC dated February 1, 2001* **
10.40	Grain Origination Agreement between Heartland Grain Fuels, L.P. and South Dakota Wheat Growers Association dated November 8, 2006* **
10.41	Lump-Sum Design-Build Agreement between ABE Northfield, LCC and Fagen, Inc. dated February 7, 2007*(LL)
10.42	Credit Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007(MM)
10.43	Security Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007(NN)
21	List of Subsidiaries of the Registrant**
23.1	Consent of Faegre & Benson LLP (Contained in Exhibit 5.1)
23.2	Consent of Faegre & Benson LLP (Contained in Exhibit 8.1)
23.3	Consent of McGladrey & Pullen, LLP
23.4	Consent of Gardiner Thomsen, P.C.**
24	Powers of Attorney**

*                                    Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the SEC.

+                                Management compensatory plan/arrangement.

**                             Previously filed.

(A)                       Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(B)                        Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(C)                        Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(D)                       Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Post Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).

(E)                        Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(F)                         Included in this prospectus as annex C.

(G)                      Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(H)                      Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(I)                            Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(J)                           Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(K)                       Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(L)                         Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(M)                     Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(N)                       Incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(O)                      Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(P)                         Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(Q)                      Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(R)                       Incorporated herein by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(S)                          Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(T)                        Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(U)                      Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(V)                       Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on August 12, 2005 (File No. 333-125335).

(W)                    Incorporated herein by reference to Exhibit 10.15 to the Registrant’s Pre-Effective Amendment No. 4 to Registration Statement on Form SB-2, filed on November 7, 2005 (File No. 333-125335).

(X)                       Incorporated herein by reference to Exhibit 10.19 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).

(Y)                       Incorporated herein by reference to Exhibit 10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on August 14, 2006 (File No. 333-125335).

(Z)                        Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(AA)             Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 9, 2006 (File No. 333-125335).

(BB)               Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).

(CC)               Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).

(DD)             Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(EE)               Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(FF)                 Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(GG)           Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(HH)           Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(II)                       Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(JJ)                     Incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB, filed on December 29, 2006 (File No. 333-125335).

(KK)             Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on December 22, 2006 (File No. 333-125335).

(LL)                 Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on February 13, 2007 (File No. 000-52421).

(MM)         Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 16, 2007 (File No. 000-52421).

(NN)             Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 16, 2007 (File No. 000-52421).

Item 28.                 UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The small business issuer will:

(1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Minneapolis, state of Minnesota, on March 27, 2007.

ADVANCED BIOENERGY, LLC
By:	/s/ REVIS L. STEPHENSON III
Revis L. Stephenson III
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ REVIS L. STEPHENSON III	Chairman, Chief Executive	March 27, 2007
Revis L. Stephenson III	Officer and Director (Principal Executive Officer)
/s/ RICHARD PETERSON	Vice President of Accounting and	March 27, 2007
Richard Peterson	Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
*	Director	March 27, 2007
Robert W. Holmes
*	Director	March 27, 2007
Robert Bettger
*	Director	March 27, 2007
Larry L. Cerny
*	Director	March 27, 2007
Richard Hughes
*	Director	March 27, 2007
Dale Locken
*	Director	March 27, 2007
John E. Lovegrove
*	Director	March 27, 2007
Troy Otte
*	Director	March 27, 2007
Keith Spohn

*                    Revis L. Stephenson III, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the registrant pursuant to powers of attorney duly executed by such persons.

/s/ REVIS L. STEPHENSON III
Revis L. Stephenson III
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing
2.1

Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, Inc., South Dakota Wheat Growers Association, Heartland Producers, LLC, and Heartland Grain Fuels, L.P. dated as of November 7, 2006

Incorporated by reference.
2.2

Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, Heartland Grain Fuels, L.P, Heartland Producers, LLC, South Dakota Wheat Growers Association and Dakota Fuels, Inc. dated as of November 7, 2006

Incorporated by reference.
3.1	Certificate of Formation	Incorporated by reference.
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006	Incorporated by reference.
4.1	Form of Membership Unit Certificate	Incorporated by reference.
4.2	Subscription Agreement of Registrant	Incorporated by reference.
4.3	Form of Escrow Agreement with Fidelity Bank	Previously filed.
5.1	Opinion of Faegre & Benson LLP	Previously filed.
8.1	Opinion of Faegre & Benson LLP	Previously filed.
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006	Incorporated by reference.
10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006	Incorporated by reference.
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Previously filed.
10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006	Incorporated by reference.
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006	Incorporated by reference.
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006	Incorporated by reference.
10.10	Lump-Sum Design Build Agreement with Fagen, Inc. dated March 16, 2006	Previously filed.
10.11	License Agreement with ICM, Inc. dated March 16, 2006	Incorporated by reference.
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006	Incorporated by reference.
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006	Incorporated by reference.
10.14	Employment Agreement with Don Gales dated April 7, 2006	Incorporated by reference.
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006	Incorporated by reference.

Exhibit Number	Description	Method of Filing
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005	Incorporated by reference.
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson III dated May 19, 2005	Incorporated by reference.
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership	Incorporated by reference.
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005	Incorporated by reference.
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005	Incorporated by reference.
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006	Incorporated by reference.
10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006	Previously filed.
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006	Previously filed.
10.24	Agreement between Owner and Design/Builder dated July 14, 2006	Incorporated by reference.
10.25	Letter of Intent with ICM, Inc. dated December 19, 2006	Incorporated by reference.
10.26	Investor Rights Agreement with South Dakota Wheat Growers Association dated as of November 7, 2006	Incorporated by reference.
10.27	Employment Agreement with Richard Peterson dated October 17, 2006	Incorporated by reference.
10.28	Restricted Unit Agreement with Stephenson Holdings, Inc. dated November 7, 2006	Incorporated by reference.
10.29	Restricted Unit Agreement with Gales Holdings, Inc. dated November 7, 2006	Incorporated by reference.
10.30	South Dakota, Grain Fuels, L.P. Agreement of Limited Partnership dated August 27, 1991	Previously filed.
10.31	Amendment to the Agreement of Limited Partnership of Heartland Grain Fuels, L.P. dated November 8, 2006	Previously filed.
10.32	Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC dated as of November 20, 2006	Incorporated by reference.
10.33	Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006	Incorporated by reference.
10.34	Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006	Incorporated by reference.
10.35	Amendment to the Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006	Incorporated by reference.
10.36	Amendment to the Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006	Incorporated by reference.
10.37	Administrative Agency Agreement among Farm Credit Services of America, FLCA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006	Incorporated by reference.

Exhibit Number	Description	Method of Filing
10.38	Ethanol Marketing Agreement between Heartland Grain Fuels, L.P. and Williams Ethanol Services, Inc. dated November 20, 2000, as amended	Previously filed.
10.39	By-Product Marketing Agreement between Heartland Grain Fuels L.P. and Dakotaland Feeds, LLC dated February 1, 2001	Previously filed.
10.40	Grain Origination Agreement between Heartland Grain Fuels, L.P. and South Dakota Wheat Growers Association dated November 8, 2006	Previously filed.
10.41	Lump-Sum Design-Build Agreement between ABE Northfield, LLC and Fagen, Inc. dated February 7, 2007	Incorporated by reference.
10.42	Credit Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007	Incorporated by reference.
10.43	Security Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007	Incorporated by reference.
21	List of Subsidiaries of the Registrant	Previously filed.
23.1	Consent of Faegre & Benson LLP	Contained in Exhibit 5.1.
23.2	Consent of Faegre & Benson LLP	Contained in Exhibit 8.1.
23.3	Consent of McGladrey & Pullen, LLP	Filed herewith.
23.4	Consent of Gardiner Thomsen, P.C.	Previously filed.
24	Powers of Attorney	Previously filed.